UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under § 240.14a-12
Assurant, Inc.
(Name of Registrant as Specified In Its Charter)

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PROXY STATEMENT 2026	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Welcome Letter
April 6, 2026
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Dear Fellow Stockholder:
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We are proud of our continued progress in redefining the boundaries of protection - safeguarding and servicing connected devices, homes, automobiles and commercial equipment in partnership with the world’s most successful brands. In 2025, we delivered another year of profitable growth and reinforced our solid foundation for the future by prioritizing disciplined investments in innovation across our diversified businesses, while supporting new client programs and continued expansion of our partnerships and capabilities.
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As we enter 2026, we are focused on executing our growth strategy and driving long-term value through our powerful and unique business model where we have strong leadership positions in specialized markets, deep long-tenured partnerships, an unwavering emphasis on client transparency and a strong commitment to create a superior customer experience. We will continue to drive innovation of our integrated offerings, leveraging data-driven insights, technology, robotics and artificial intelligence to redefine the boundaries of protection and deliver additional value for our clients and their customers. Assurant’s Board of Directors and Management Committee continue to collaborate closely to ensure that the Company meets its commitments to our stockholders and other key stakeholders, including our employees, customers, partners and the communities in which we operate.
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As previously announced, Debra Perry’s retirement from the Board will become effective on the day of our 2026 Annual Meeting. We would like to thank Ms. Perry for her service. Her dedication, insight and contributions have been invaluable to the Company. Lynn S. Blake, former Executive Vice President and Chief Investment Officer, Global Equity Beta Solutions, at State Street Investment Management, joined the Board effective January 28, 2026.
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As our strategy progresses, our Board continues to evolve to reflect the business expertise that underpins our strategic growth enablement, including in areas such as investment strategies, risk management, operations, customer experience and digital enablement. Our directors’ expertise enables them to provide Assurant with sound judgment and global insights. We believe the Board’s combined expertise, experiences, backgrounds and perspectives contribute to its effectiveness in overseeing risk and providing strategic direction that positions Assurant for long-term success and value creation in a dynamic environment.
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We invite you to attend the Annual Meeting of Stockholders of Assurant, Inc. to be held virtually on May 21, 2026 at 8:00 a.m. Eastern Time. At the Annual Meeting, you will be asked to elect directors; ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2026; cast an advisory vote to approve the Company’s named executive officer compensation for fiscal year 2025; and approve an amendment to the Assurant, Inc. long term equity incentive plan. You will also be asked to vote on a stockholder proposal. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by using one of the methods described herein.
Thank you for your continued confidence and support.
Sincerely,

Elaine D. Rosen Non-Executive Chair of the Board Assurant, Inc.	Keith W. Demmings President, Chief Executive Officer and Director Assurant, Inc.

i	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Notice of 2026 Annual Meeting of Stockholders
Notice of 2026 Annual Meeting of Stockholders

Meeting Aspect	Details	Board Recommendation

May 21, 2026, 8:00 a.m. Eastern Time

Virtual Meeting Website: www.virtualshareholdermeeting.com/AIZ2026

	•To elect ten directors named in the accompanying proxy statement to our Board of Directors to serve until the 2027 Annual Meeting;	•FOR
	•To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s independent registered public accounting firm for fiscal year 2026;	•FOR
	•To cast an advisory vote to approve the Company’s named executive officer compensation for fiscal year 2025;	•FOR
	•To approve an amendment to the Assurant, Inc. 2017 long term equity incentive plan;	•FOR
	•To consider a stockholder proposal regarding action by written consent; and	•AGAINST
•To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Holders of record of the Company’s common stock, par value $0.01 per share (“common stock”) at the close of business on March 26, 2026 are entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you should read this proxy statement and submit your vote via the Internet, by telephone, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card as instructed.
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 20, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 18, 2026 for shares held in a 401(k) plan. Have your proxy card in hand when you access the website and follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 18, 2026 for shares held in a 401(k) plan. Have your proxy card in hand when you call and follow the instructions.

ii	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Notice of 2026 Annual Meeting of Stockholders
We are relying on the “Notice and Access” rule of the U.S. Securities and Exchange Commission (the “SEC”) that permits companies to provide proxy materials to their stockholders via the Internet, unless they request printed copies of such materials. Electronic delivery allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials. Instructions are provided in our communications to you about how to access the materials and vote. On or around April 6, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders informing them that our proxy statement, 2025 annual report to stockholders and voting instructions are available on the Internet as of such date and will provide a printed or emailed copy of our proxy materials to those stockholders who requested delivery by such methods.

Thank you for your consideration of the proposals listed above.

By Order of the Board of Directors,
Mariana Wisk
Senior Vice President, Global Corporate Counsel and Corporate Secretary
April 6, 2026
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 21, 2026
The Assurant Proxy Statement and Annual Report are available at
www.proxyvote.com

You will need your 16-digit control number, listed on the Notice, to access these materials and to vote.

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE VIA THE INTERNET, BY MAIL OR BY TELEPHONE, AS EXPLAINED ABOVE.

iii	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Summary Information
Summary Information
Provided below is a summary of certain information contained in this proxy statement. Before casting your vote, please refer to the complete proxy statement and the 2025 annual report to stockholders.
MATTERS TO BE VOTED ON

Proposals	Board Recommendation	Page
Election of 10 director nominees	FOR	11
Ratification of appointment of PricewaterhouseCoopers LLP as Assurant’s independent registered public accounting firm for fiscal year 2026	FOR	24
Advisory approval of the Company’s named executive officer compensation for fiscal year 2025	FOR	25
Approval of an amendment to the Assurant, Inc. 2017 long term equity incentive plan	FOR	26
Consideration of a stockholder proposal regarding action by written consent	AGAINST	35

2025 HIGHLIGHTS

Assurant, Inc. (“Assurant” or the “Company”) redefines the boundaries of protection - safeguarding and servicing connected devices, homes, automobiles and commercial equipment in partnership with the world’s most successful brands. As a Fortune 500 company operating in 21 countries, Assurant leads the way in leveraging insights and technology to transform customer connections that build loyalty and drive value. Assurant operates in North America, Latin America, Europe and Asia Pacific through two operating segments: Global Lifestyle and Global Housing. With our portfolio of market-leading businesses and strategic capital deployment, we strive to support our clients, deliver a superior experience for their customers and drive sustainable profitable growth over the long term.

We continued our momentum in 2025 with strong profitable growth led by sustained outperformance within Global Housing, as well as increased momentum within Connected Living and Global Automotive within Global Lifestyle. The combination of our strong capital position, investments to support growth and robust stockholder returns were a testament to our balanced capital management and strong cash flows of our businesses. Across Global Lifestyle and Global Housing, we renewed and deepened key client relationships, expanded offerings with existing clients and onboarded new client programs. We are investing in technology, including artificial intelligence (“AI”), to transform our operations, support our clients and improve the customer experience. We are also investing in opportunities for further growth, including in our home warranty business. In 2025, we made a series of strategic leadership appointments that leveraged the strength of our executive bench and positioned us for continued long-term success. Effective September 2025, Michael Campbell was appointed Chief Operating Officer, Ryan Lumsden was appointed President of Global Housing and Bob Lonergan was promoted to Chief Strategy and Transformation Officer.

Throughout the year, we have maintained a strong balance sheet, generating $925.1 million in dividends or returns of capital from our subsidiaries (net of infusions of liquid assets and excluding amounts used for

iv	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Summary Information
acquisitions or received from dispositions) and returning $468.3 million to stockholders through share repurchases and common stock dividends.

Financial Highlights[1]
2025 net earned premiums, fees and other income from the Global Housing and Global Lifestyle segments of $12.4 billion
2025 net income of $872.7 million, and Adjusted EBITDA, excluding reportable catastrophes, of $1.73 billion
2025 net income per diluted share of $16.93, and Adjusted earnings, excluding reportable catastrophes, per diluted share of $22.81
2023-2025 cumulative net income per diluted share of $43.34 and Adjusted earnings, excluding reportable catastrophes, per diluted share of $60.29
Total stockholder return was 14.69% in 2025[2]

[1] Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.
[2] Total stockholder return is based on stock price increase plus reinvestment of dividends paid. For additional information, see “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Stock Performance Graph” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”).

Strong Balance Sheet and Disciplined Capital Management
In 2025, Assurant:
Returned $468.3 million to stockholders through share repurchases and common stock dividends
Repurchased 1.4 million shares of common stock for $299.9 million
Increased the quarterly common stock dividend in November by 10% to $0.88 per share
Ended the year with $887.4 million of holding company liquidity, $662.4 million above our minimum level of $225.0 million
Maintained investment grade debt ratings and, as of December 31, 2025, a debt to total capital ratio of 27.3%

v	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Summary Information
CORPORATE GOVERNANCE HIGHLIGHTS
Assurant is committed to strong corporate governance practices. Highlights of the Company’s Board of Directors and corporate governance practices include:

Board of Directors
Independent Board Chair and independent Board except for Chief Executive Officer, with 100% independent Board committees
Annual election of directors
Majority vote and director resignation policy for directors
Annual Board and committee self-evaluations, including periodic individual director evaluations
Limits on public company board and audit committee service
Regular executive sessions of independent directors, generally at each Board and committee meeting
Board skills and experiences have continued to evolve with strategy, with appropriate mix of skills, backgrounds and tenure
Ongoing Board refreshment with four new independent directors added in the last five years
Data for Director Nominees (as of the date of this proxy statement)

Stockholder Rights and Stockholder Engagement
No supermajority voting provisions
Proxy access rights for stockholders
Special meeting right for stockholders
No stockholder rights plan
Regular stockholder engagement

vi	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Summary Information

Commitment to Sustainability
Committed to integrating sustainability into our long-term strategy with a focus on three areas: Connected Communities, Respected Resources and Protected Planet
Ongoing Board and committee oversight of sustainability strategy, initiatives and policies

Assurant’s management-led Sustainability Oversight & Action Committee, comprised of select Management Committee members and senior management across key functional areas, provides oversight of our business-aligned sustainability strategies for long-term value creation

Demonstrated commitment to ongoing transparency, including through our annual sustainability report, inclusive of our Task Force on Climate-Related Financial Disclosures (TCFD) and Sustainability Accounting Standards Board (SASB)-aligned disclosure, our voluntary CDP (formerly known as the Carbon Disclosure Project) disclosure, incorporating third party independent verification of greenhouse gas emissions and other environmental metrics, and our EEO-1 report
Regular stockholder and client engagement includes discussion regarding sustainability strategy and initiatives

For additional information about our commitment to sustainability, please see “Sustainability” beginning on page 53.
COMPENSATION HIGHLIGHTS
Assurant’s executive compensation program is designed to align Company performance, strategic objectives, and stockholder interests. Our executive compensation program reflects our strong pay-for-performance philosophy. We link the interests of our named executive officers (“NEOs”) with those of our stockholders by directly tying a majority of our NEO compensation with the Company’s stock price and other key financial performance results.

Executive Compensation Program in 2025
The Company retained its existing executive compensation plan design, with no changes to incentive plan metrics or payout structures
The Compensation and Talent Committee incorporated compensation peer group benchmarking data for purposes of setting compensation levels in 2025, reflecting its commitment to adopting industry best practices and ensuring that executive pay levels are competitive and market-informed

Continuing Pay for Performance Commitment

A significant portion of short- and long-term executive compensation is directly tied to the Company’s overall performance and profitable growth; in 2025, 90% of the Chief Executive Officer’s and 80% of the NEOs’ average target compensation was variable

The performance stock unit component of the Company’s long-term incentive award represented 75% of the overall incentive compensation opportunity for NEOs and the restricted stock unit component represented 25% of this opportunity

Maximum payout under the Company’s incentive compensation plans is capped at 200% of each executive officer’s target opportunity
There is no payout under the Company’s incentive compensation plans if performance does not meet a minimum performance level
Strong Executive Compensation Governance
A clawback policy and recoupment provisions apply to current and former executive officers in the event of financial statement restatement or specified personal misconduct
We have robust stock ownership guidelines for executive officers and directors

vii	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Summary Information

Employees and directors are subject to a robust insider trading policy, including prohibition on hedging, pledging and speculative transactions in Company securities
No dividend equivalents are paid on unvested performance stock units
Executive officer change in control agreements contain a “double trigger” and no excise tax gross-ups

Equity Plan Features
No single trigger change in control vesting
No tax gross-ups
Awards are subject to minimum vesting requirements
Awards are subject to the Company’s clawback policy

Support for Executive Compensation
Strong support for our executive compensation programs with approximately 96% of votes approving our advisory say-on-pay resolution in 2025
Regular stockholder engagement includes discussion regarding executive compensation

viii	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents

ix	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

x	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One
Proposals Requiring Your Vote
PROPOSAL ONE - ELECTION OF DIRECTORS
We have 10 directors nominated for election to serve until the 2027 Annual Meeting or until their respective successors have been duly elected and qualified, subject to their earlier death, resignation, retirement, disqualification or removal. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board to replace that nominee, or the Board may reduce its size. Proxies cannot be voted for a greater number of persons than the 10 nominees.
The following biographies summarize the director nominees’ tenure on the Assurant Board, current Board committee service, business experience, other board positions held during at least the last five years and the particular skills and experience that led the Board to conclude that they should serve as directors. We have also included a table that summarizes the skills and experience of each director, as well as demographic information.
The skills and experience we believe are important for our Board to have include:

Corporate Governance and Sustainability.  Experience with corporate governance, including with public company boards, or with sustainability initiatives, including those related to talent and culture, supports our goals of strong Board and management accountability, transparency, and long-term stockholder value through a sustainable model.

Finance, Capital and Investments. Knowledge and experience in finance, accounting and financial reporting, as well as financial markets, capital management and investments, helps our directors oversee our financial position, financial reporting and internal controls, as well as financing activities, capital structure and investment strategy.

Industry Experience. Directors with relevant industry experience, including insurance and protection services, and the connected device, home and automobile industries, as well as supply chain, offer a valuable perspective when reviewing our strategy and businesses.

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Global.  A global perspective, whether through a director’s background or experience in global business and operations, including exposure to cultures, consumer preferences and economic, political and regulatory conditions globally, helps directors oversee the Company’s global strategy and businesses.

Risk Management.  Experience with risk management and compliance develops a director’s ability to appreciate, anticipate and effectively oversee risks, which is critical to the Board’s role in overseeing the risks facing the Company.

Leadership.  Serving in an executive leadership position equips directors with deep understanding of organizational behavior, talent management, culture and other aspects of complex organizations, including strategic planning and operations, which are critical to support our strategy and businesses.

Consumer Focus. Directors with consumer expertise, including experience developing, leading or supporting consumer strategies and customer experience, offer valuable insights as the Company leverages consumer insights to introduce new and innovative products and services to meet the evolving needs of consumers.

Technology. An understanding of information technology, cybersecurity matters, digital expertise and AI, is critical to the Company’s strategy and focus on customer experience, and to Board oversight of cybersecurity and AI.

11	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One
The following persons have been nominated to serve as directors of Assurant until the 2027 Annual Meeting:

Non-Executive Chair
of the Board
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Since November 2010

Director
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Since February 2009

Age
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73

Board Committees
.
 Nominating and Corporate Governance (Chair)

Other Public Company Boards
.
 Kforce Inc. (since 2003), serving as current Lead Independent Director, Corporate Governance Committee Chair and Compensation Committee Member
Elaine D. Rosen

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance and Sustainability: Extensive history of public and private company board service, including large national publicly traded companies. Led the board of trustees for a large national foundation through significant transformation and growth in assets.

•Finance, Capital and Investments: Extensive financial experience as an executive of a Fortune 100 company and significant experience serving as a speaker on financial topics. Oversight responsibility of the financial functions of an insurance company, including service as divisional Chief Financial Officer. Experience on investment committees of educational and philanthropic institutions.

•Industry Experience: Over 25 years of experience in the insurance industry.

•Global: Served as a director of a European company.

•Risk Management: Deep understanding of and experience with risk evaluation and management in the insurance industry.

•Leadership: Significant expertise leading a Fortune 100 insurance company and public and private company boards. Seasoned expert and frequent speaker on leadership.

PROFESSIONAL EXPERIENCE
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•UNUM (1975-2001)
◦Executive Vice President, UNUM/Provident Corporation (1999-2001)
◦President, UNUM Life Insurance Company of America (1997-1999)
◦Various positions (1975-1997)

OTHER EXPERIENCE

•Founding Trustee, Governance Chair and Executive Committee Member, Foundation for Maine’s Community Colleges (since 2009)
•Preble Street (since 2002)
◦Director (since 2002)
◦Board Chair (2007-2010)
•Investment Committee Member, University of New England (2023-2024)
•Board Chair, The Kresge Foundation (2004-2022)

12	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director . Since March 2023 Age . 67 Board Committees . Audit; Finance and Risk Other Public Company Boards . None	Rajiv Basu

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance and Sustainability: Demonstrated leader in governance, including leading talent and culture initiatives for Deloitte. Founding member of Ascend, a Pan-Asian leadership organization, serving as an officer and on its board for 10 years.

•Finance, Capital and Investments: Over 40 years of experience in accounting, financial reporting and M&A transactions. Fellow member of the Institute of Chartered Accountants in England & Wales and a New York certified public accountant.

•Industry Experience: Over 40 years of experience in the financial services industry, with specialization in insurance. Deep understanding of financial services and insurance.

•Global: Extensive global experience, including living and working in London, Mumbai, New York and Singapore.

•Risk Management: Seasoned expert in quality assurance, emphasizing the consistent application of high standards for risk reduction.

•Leadership: Served in a number of global audit and advisory leadership roles with increasing responsibility.

PROFESSIONAL EXPERIENCE
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•Deloitte & Touche LLP (1987-2021)
◦Chief Audit Quality Leader, Southeast Asia (2020-2021)
◦Audit & Advisory Partner (2005-2020)
◦M&A Transaction Support Leader, Financial Services (2004-2005)
◦Senior Client Partner (1993-2021)

13	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director
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Since January 2026

Age
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61

Board Committees
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Finance and Risk; Nominating and Corporate Governance

Other Public Company Boards
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United Natural Foods, Inc. (since 2023), serving as Audit Committee Member and Nominating and Corporate Governance Committee Member; WisdomTree, Inc. (since 2022), serving as Audit Committee Chair and Compensation Committee Member
Lynn S. Blake

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance and Sustainability: Extensive experience in corporate governance and corporate responsibility initiatives as director and governance committee member at public companies, including chair of an audit committee. Served as advisory board member to The Sustainability Accounting Standards Board for 5 years.

•Finance, Capital and Investments: Over 30 years of experience in financial services with deep financial and strategic investment expertise serving as Chief Investment Officer at a major global asset manager. Chartered Financial Analyst (CFA) since 1995.

•Global: Served in a global setting at State Street Investment Management with related responsibilities and oversight, enhancing strategic and cultural perspectives.

•Risk Management: Overseeing risk evaluation across various sectors and risk management in the financial sector.

•Leadership: Served as senior executive with oversight of $2.5 trillion in portfolio assets.

•Technology: Holds a National Association of Corporate Directors (NACD) CERT certification in cyber-risk oversight.

PROFESSIONAL EXPERIENCE
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•State Street Investment Management (1987-2021)
◦Executive Vice President and Chief Investment Officer, Global Equity Beta Solutions (2011-2021)
◦Head of Non-US Equity Index, Smart Beta Solutions (1999-2010)
◦Senior Portfolio Manager (1990-1999)
◦Various positions (1987-1999)

14	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director . Since July 2020 Age . 67 Board Committees . Finance and Risk (Chair); Audit Other Public Company Boards . DigitalBridge Group, Inc. (2021-2023)	J. Braxton Carter

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance and Sustainability: Extensive history of serving as director on public and private company boards, including as a member of audit, compensation and finance committees and chairing audit committees.

•Finance, Capital and Investments: 20 years of experience serving as chief financial officer of large wireless companies. Certified public accountant with 10 years of experience in public accounting. Experience managing investments in the technology, media, and telecom space.

•Industry Experience: Deep understanding of, and extensive experience in, the wireless industry.

•Global: Extensive experience advising the businesses of a global digital infrastructure investment firm and European investment management firm.

•Risk Management: Expertise in risk evaluation and management as chief financial officer and director of publicly-traded companies.

•Leadership: Extensive executive leadership experience, including chief financial officer and chief operating officer.

•Consumer Focus: Senior management experience in the wireless and retail industries. Extensive experience overseeing marketing and customer service logistics.

•Technology: Extensive experience overseeing IT operations. Served on the T-Mobile U.S. Information Technology Steering Committee.

PROFESSIONAL EXPERIENCE
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•Executive Vice President and Chief Financial Officer, T-Mobile US, Inc. (2013-2020)
•Vice Chairman (2011-2013) and Chief Financial Officer of MetroPCS Communications, Inc. (2005-2013)
•Vice President, Corporate Operations, MetroPCS Communications, Inc. (2001-2005)

OTHER EXPERIENCE

•Board of Advisors Member, Fuse (since 2023)
•Board of Advisors Member, Tap Advisors (since 2021)
•Senior Adviser, Deutsche Telekom Capital Partners (since 2020)
•Director, Symend, Inc. (2023-2025)
•Director, Zayo Group, LLC (2020-2021)

15	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director . Since January 2022 Age . 53 Board Committees . None Other Public Company Boards . None	Keith W. Demmings

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance and Sustainability: Experienced Chief Executive Officer with overall responsibility for the Company’s corporate governance program and sustainability strategy with a focus on talent, circularity and climate.

•Finance, Capital and Investments: Over 20 years of experience managing business performance, including providing oversight for all areas impacting the financial performance, capital and investments.

•Industry Experience: Deeply knowledgeable about and experienced with the Company’s products, clients and industries with over 28 years of experience with the Company.

•Global: Extensive experience overseeing and leading the Company’s international business.

•Risk Management: Significant experience managing the key risks impacting the Company’s financial and operational performance.

•Leadership: Seasoned leader with over 20 years of experience building and leading teams, including as chief executive officer, leading over 13,000 employees, while setting the culture and tone from the top.

•Consumer Focus: Over 28 years of winning and supporting clients with an intense focus on customers, including driving innovation, delivering digital experiences and developing new platforms and technologies.

•Technology: Ultimate oversight for the Company’s technology solutions. Decades of experience partnering with technology teams to deliver solutions that create value for clients.

PROFESSIONAL EXPERIENCE
.
•Assurant, Inc. (1997-Present)
◦President (since 2021) and Chief Executive Officer (since 2022)
◦Executive Vice President and President, Global Lifestyle (2016-2021)
◦Executive Vice President and President, Global Markets (2015-2016)
◦Executive Vice President and President, International (2013-2015)
◦Various positions (1997-2013)

16	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director
.
Since August 2017

Age
.
70

Board Committees
.
Information Technology (Chair); Audit; Compensation and Talent

Other Public Company Boards
.
 Brinker International, Inc. (since 2008), serving as Compensation Committee Chair and Audit Committee Member; Bed Bath & Beyond Inc. (2019-2023); UCB, Inc. (2012-2017); Ariba, Inc. (2008-2012); and The Hershey Company (2003-2007)

Harriet Edelman

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance and Sustainability: Over 25 years of experience serving on public company boards, including over 10 years of board and committee leadership roles. Oversight of sustainability, talent and culture initiatives for public companies. Credentialed in Human Capital, Compensation and Culture.

•Finance, Capital and Investments: Responsibility for the finance, treasury and loan administration functions of a private U.S. community bank. Extensive experience serving on public company audit committees, including as chair. Served on the finance executive committee of a Fortune 500 company.

•Industry Experience: Deep understanding of financial services and consumer business operations.

•Global: Over 15 years of global business and operational experience, including supply chain and Chief Information Officer for a Fortune 500 company. Served on the board of directors of a European-based global biopharmaceutical.

•Risk Management: Extensive public company board service, including oversight of enterprise risk management, regulatory and compliance. Operational responsibility for technology and finance risk management and regulatory compliance for U.S. bank.

•Leadership: Significant experience serving in executive leadership positions, including leading large manufacturing and distribution functions, sales, marketing and technology.

•Consumer Focus: Deeply knowledgeable of consumer facing business functions, including marketing, sales, product development and customer service.

•Technology: Extensive experience leading the technology functions of a global company and U.S. bank, including serving as a Chief Information Officer. Expertise in various aspects of technology, including infrastructure, operations, business solutions, vendor management and digital transformation. Credentialed in cybersecurity and AI governance and oversight.

PROFESSIONAL EXPERIENCE
.
•Emigrant Bank (since 2010)
◦Vice Chairman (since 2010)
◦Special Advisor to the Chair (2008-2010)
•Various executive positions, including Chief Information Officer, Senior Vice President, Global Supply Chain and Business Transformation and Executive Committee Member, Avon Products, Inc. (1979-2008)

17	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director
.
Since May 2022

Age
.
55

Board Committees
.
Compensation and Talent (Chair); Information Technology

Other Public Company Boards
.
Venture Global LNG, Inc. (since 2024), serving as a Nominating Committee Member

Sari Granat

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance and Sustainability: Extensive corporate governance experience with a public company, including leading its initial public offering and transformational mergers. Responsible for preparation and facilitation of board committee meetings as Chief Administrative Officer and General Counsel. Led talent and culture initiatives, including employee resource groups.

•Finance, Capital and Investments: Significant experience with financial planning and financial reporting, including M&A. Executive experience managing the finance and operations function of an organization.

•Global: Significant experience serving as an executive of public and private global companies, including managing global teams and overseeing international operations, legal, tax, employee relations, governance and cross border transactions.

•Risk Management: Expertise in oversight of global risk and compliance functions, including developing enterprise risk programs, appetite and reporting.

•Leadership: Extensive experience in leadership roles of public and private global companies, including oversight responsibility for finance and people teams as well as executive compensation. Interim CEO and COO of a private global technology company.

•Technology: Extensive experience in technology and financial technology industries. Deeply knowledgeable about technology, data, blockchain and AI, including strategy, commercialization, governance, intellectual property and privacy issues, through executive roles at data and technology companies. Experience overseeing the enterprise technology strategy of a large content and services company.

PROFESSIONAL EXPERIENCE

•Chainalysis (2022-2025)
◦Interim CEO (2025)
◦President & Chief Operating Officer (2022-2025)
•EVP, Chief Administrative Officer and General Counsel, IHS Markit (2015-2022)

OTHER EXPERIENCE

•Director, SparkYouth (since 2026)
•Director, VideoAmp, Inc. (since 2025)
•Advisor, Kaiko (since 2025)
•Director, Comply (2021-2022)
•Director, Opening Act, served on Finance, Audit and Fundraising Committees (2016-2024)

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Proposals Requiring Your Vote - Proposal One

Director . Since November 2019 Age . 55 Board Committees . Finance and Risk; Information Technology Other Public Company Boards . None	Ognjen (Ogi) Redzic

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance and Sustainability: Significant experience serving on internal boards and advisory groups, including Caterpillar’s Gen AI governance board, and previously on Microsoft’s Technology Advisory Board and Salesforce’s AI Advisory Board.

•Industry Experience: Deeply knowledgeable about connected vehicles in the automotive industry through executive leadership roles with a leading equipment manufacturing company and automotive manufacturer.

•Global: Highly-skilled in managing a global team of high tech engineers, and product, operational and support teams on three different continents.

•Leadership: Significant executive leadership experience with a large, global publicly traded company with continued increasing scope and responsibilities.

•Consumer Focus: Responsible for all digital customer and dealer facing products. Assumed responsibility for overseeing the marketing and brand of a large, global publicly traded equipment manufacturing company.

•Technology: Overall responsibility for Cat Digital, including managing key components of connectivity, the enterprise data platform, analytics and AI, equipment management, eCommerce, digital marketing, rental & used digital solutions, and aftermarket leads and insights. Expertise in AI governance and utilization, including bringing Agentic AI products to the market.

PROFESSIONAL EXPERIENCE
.
•Chief Digital Officer and Senior Vice President, Caterpillar Inc. (since 2018)
•Senior Vice President, Connected Vehicles and Mobility Services, Renault-Nissan Alliance (2016-2018)
•Various automotive executive roles, Nokia HERE (2012-2016)
•Director, Product Management & Vice President, Business Development and Sales, APAC, NAVTEQ (2006-2012)
•Vice President, Product Management and Business Development, PCTEL, Inc. (2002-2006)
•Vice President, Technology, cyberPIXIE (2000-2002)
•Product Manager, Motorola, Inc. (1996-2000)

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Proposals Requiring Your Vote - Proposal One

Director . Since June 2011 Age . 69 Board Committees . Audit (Chair); Compensation and Talent Other Public Company Boards . CMC Materials, Inc. (2017-2022); comScore, Inc. (2017-2019)	Paul J. Reilly

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance and Sustainability: Significant experience serving on public company boards, including committee leadership roles. Oversight responsibility of sustainability matters, including those related to talent and culture initiatives.

•Finance, Capital and Investments: 15 years of experience serving as chief financial officer of a publicly traded company, including creating the company’s capital structure strategy and M&A transactions. Certified public accountant with 12 years of experience in public accounting. Experienced Audit Committee Chair of publicly traded companies, including CMC Materials, Inc. and comScore, Inc.

•Industry Experience: Deeply knowledgeable about global logistics and operations, including quality control and real estate.

•Global: Extensive experience overseeing the business of a publicly traded supplier of consumable materials with operations across the Asia/Pacific region, Europe and other international markets.

•Risk Management: Expertise in risk evaluation and management as chief financial officer and director of publicly-traded companies.

•Leadership: Seasoned executive with oversight responsibilities of company strategy in partnership with the Chief Executive Officer.

PROFESSIONAL EXPERIENCE
.
•Executive Vice President, Arrow Electronics, Inc. (2016-2017)
•Executive Vice President, Finance and Operations and Chief Financial Officer, Arrow Electronics (2001-2016)
•Various financial roles, Arrow Electronics, Inc. (1991-2001)
•Certified Public Accountant, Business Assurance, KPMG Peat Marwick (1979-1991)

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Proposals Requiring Your Vote - Proposal One

Director
.
Since January 2025

Age
.
63

Board Committees
.
 Compensation and Talent; Nominating and Corporate Governance

Other Public Company Boards
.
Fiserv, Incorporated
(2020-2026); Illinois Tool Works Inc. (2010-2021)

Kevin M. Warren

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance and Sustainability: Significant experience serving on Fortune 250 public company boards, including committee leadership roles. Founding member of Black Executive CMO Alliance, an association of executive-level black marketing professionals.

•Finance, Capital and Investments: Experienced executive with significant responsibility for revenue growth, business planning, forecasting and pricing.

•Industry Experience: Extensive experience with logistics and supply chain management.

•Global: Extensive experience overseeing and leading U.S. and international marketing at large companies, including responsibility for accelerating revenue growth outside the U.S.

•Leadership: Deep executive and commercial leadership experience including the growth and management of global brands and oversight of compensation and talent matters.

•Consumer Focus: Responsibility for customer experience and e-commerce experience, including marketing and advertising, improving customer experience and enabling digital business growth.

•Risk Management: Experience in the oversight, design and testing of enterprise risk management and internal controls in alignment with business strategy.

•Technology: Experience in the oversight and ongoing development of technologies that innovate and measurably improve business and customer services and experiences.

PROFESSIONAL EXPERIENCE
.
•United Parcel Service (UPS) (2018-2024)
◦Executive Vice President and Chief Marketing and Customer Experience Officer (2023–2024)
◦Executive Vice President and Chief Marketing Officer (2018-2023)

•Xerox Corporation (1984-2018)
◦Executive Vice President and Chief Commercial Officer (2017-2018)
◦President, Commercial Business Group, President, Industrial, Retail and Hospitality Business Group, President of Strategic Growth Initiatives, and other roles (1984-2017)

OTHER EXPERIENCE

•Member, Board of Governors, International Tennis Hall of Fame (since 2023)
•Founding Member, Black Executive CMO Alliance (since 2021)
•Director, Georgetown University and Executive Committee Member and Committee on Athletics Chair (2011-2017; since 2020)
•Member, Executive Leadership Council (2002-2024)

21	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Skills and Experience	Ms. Rosen	Mr. Basu	Ms. Blake	Mr. Carter	Mr. Demmings	Ms. Edelman	Ms. Granat	Mr. Redzic	Mr. Reilly	Mr. Warren

Corporate Governance and Sustainability, including sustainable initiatives such as those related to talent & culture
Finance, Capital and Investments, including accounting, financial reporting, financial markets, capital management and investments
Industry Experience, including insurance and protection services, and the connected device, home and automobile industries, as well as supply chain
Global background or experience
Risk Management, including compliance
Leadership, including in strategy, operations and talent management
Consumer Focus
Technology, including digital, cybersecurity or AI
Demographic Background

Age	73	67	61	67	53	70	55	55	69	63
Tenure (Years)	17	3	0	6	4	9	4	7	15	1

.

22	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One
Vote Required; Board Resignation Procedures

Under our by-laws, each director nominee in an uncontested election must be elected by the holders of a majority of the votes cast, meaning that the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” that nominee’s election. For purposes of determining approval of this proposal, abstentions and broker non-votes will have no effect because they are not counted as votes cast. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

Consistent with our Corporate Governance Guidelines, the Board will only nominate for election as director candidates who agree to tender, promptly following such person’s failure to receive the required vote for election, an irrevocable resignation that would be effective upon Board acceptance of such resignation. Any incumbent director who is not elected will promptly offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will consider any such resignation and, within 75 days following the date of the certification of the election results, make a recommendation to the Board whether to accept or reject the resignation, or whether other action will be taken. The Board, excluding the director in question, will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

The Board of Directors recommends that stockholders vote FOR each of the nominees named above to serve until the 2027 Annual Meeting or until their respective successors have been duly elected and qualified.

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Proposals Requiring Your Vote - Proposal Two
PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ending December 31, 2026 and internal control over financial reporting as of December 31, 2026, and to perform such other services as the Audit Committee requests. The Audit Committee oversees and is responsible for the appointment, compensation and retention of the independent registered public accounting firm retained to audit the Company’s financial statements and internal control over financial reporting.

PwC has acted as our independent registered public accounting firm since 2000. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In conjunction with the mandated five-year rotation of the lead engagement partner, the Audit Committee and its Chair are involved in the selection of the new lead engagement partner. The most recent new lead engagement partner commenced service following the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2025. The Audit Committee believes that the retention of PwC to serve as the Company’s independent registered public accounting firm is in the best interest of the Company and its stockholders.

This appointment is being presented to stockholders for ratification at the Annual Meeting in accordance with a resolution of the Audit Committee, because we value the views of our stockholders on our independent registered public accounting firm. The Audit Committee intends to carefully consider the results of the vote. Whether or not the stockholders ratify the appointment of PwC, the Audit Committee may continue to retain the firm or may reconsider its appointment, if the Audit Committee believes it would be in the Company’s best interest. A representative of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the common stock present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for ratification. For purposes of determining approval of this proposal, abstentions will have the same effect as an “against” vote because they will be treated as representing shares that were present and entitled to vote. In addition, this proposal is considered a “routine” matter under the New York Stock Exchange (“NYSE”) rules, and therefore brokers have discretionary authority to vote and no broker non-votes will be recorded.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s independent registered public accounting firm for fiscal year 2026.

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Proposals Requiring Your Vote - Proposal Three
PROPOSAL THREE - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 2025
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following Company proposal gives stockholders the opportunity to cast a non-binding advisory vote with respect to the 2025 compensation of the Company’s NEOs. This advisory vote is also referred to as the “say-on-pay” advisory vote. Consistent with the results of the 2023 stockholder vote on the frequency of its say-on-pay advisory vote, the Company holds the say-on-pay advisory vote annually.

In considering your vote, we encourage you to review the Compensation Discussion and Analysis (the “CD&A”), beginning on page 56, the “Summary Compensation Table”, and the related compensation tables and narrative. As described in the CD&A, we believe our current compensation programs and policies directly link executive compensation to Company performance and thereby align the interests of our executive officers with those of our stockholders.

Our Board intends to carefully consider the stockholder vote resulting from this proposal. Please cast a vote either to approve or not approve the following resolution:

“RESOLVED, that the 2025 compensation provided to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the common stock present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this non-binding resolution. For purposes of determining approval of this proposal, abstentions will have the same effect as an “against” vote because they will be treated as representing shares that were present and entitled to vote. In addition, broker non-votes will have no effect on this determination because this proposal is considered a “non-routine” matter under the NYSE rules and therefore brokers do not have discretionary authority to vote.

The Board of Directors recommends that stockholders vote FOR the approval of the fiscal year 2025 compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

.

25	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Four
PROPOSAL FOUR – APPROVAL OF AN AMENDMENT TO THE ASSURANT, INC. 2017 LONG TERM EQUITY INCENTIVE PLAN
On March 9, 2026, the Compensation and Talent Committee approved an amendment to the Assurant, Inc. 2017 Long Term Equity Incentive Plan, as amended and restated (the “ALTEIP”), subject to approval by stockholders. If approved by our stockholders, the amendment would increase the available share reserve under the ALTEIP by 480,000 common shares as described below.

Increase in Share Reserve
Our stockholders approved the ALTEIP in 2017 and approved amendments to the ALTEIP in 2019 and 2021. As of January 1, 2026, there were approximately 1,026,735 shares of our Common Stock subject to outstanding awards under the ALTEIP, including shares issuable upon conversion of performance awards at target level. All awards granted after January 1, 2026 will reduce the new share reserve described in “Shares Available for Awards” below.

Considering our historical grant practices, we believe we have been judicious in our share usage and mindful of potential stockholder dilution. The ALTEIP has been the sole source of shares for all equity incentive awards granted to our officers, employees and directors since May 11, 2017. Approval of the amendment to the ALTEIP will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders. Based on the number of shares requested to be reserved under the ALTEIP and on our anticipated future annual grant cycles, we expect that the share reserve will be sufficient to cover future equity incentive awards for approximately two to three years.

A summary of the ALTEIP is set forth below. This summary is qualified in its entirety by the full text of the ALTEIP, which is attached to this Proxy Statement as Appendix B.

Focus on Sound Corporate Governance Practices
The ALTEIP includes a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the Company, and reflect our regular discussions with stockholders. The following are some of the features included in the ALTEIP:

•
No Single-Trigger Change of Control Vesting. Awards granted under the ALTEIP that are assumed by the successor entity in connection with a change of control of the Company will not automatically vest and pay out upon the change of control.

•
No Discounted Stock Options or SARs. Stock options and stock appreciation rights (“SARs”) may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•
Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards.

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Proposals Requiring Your Vote - Proposal Four

•
Minimum Vesting Requirements. Subject to certain limited exceptions, full-value awards, stock options and SARs granted under the ALTEIP are either subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period; provided, however, that no portion of any award may vest earlier than one year after grant), or one year if the vesting is based on performance criteria other than continued service.

•
No Liberal Share Recycling on Stock Options or SARs. Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR or to satisfy tax withholding in connection with the exercise of such awards count against the number of shares remaining available under the ALTEIP.

•	No Tax Gross-Ups. The ALTEIP does not provide for any tax gross-ups.

•
Awards Subject to Clawback Policy. Awards under the ALTEIP are subject to any compensation recoupment policy that the company may adopt from time to time. See “Executive Compensation Clawback Policy and Recoupment Provisions” on page 71 for further information on the Company’s clawback policy and robust recoupment provisions.

Key Data Relating to Outstanding Equity Awards and Shares Available
The following table includes information regarding outstanding equity awards and shares currently available for future awards under the ALTEIP, which is the Company’s only active equity plan, as of January 1, 2026 (and without giving effect to approval of the amendment to the ALTEIP under this Proposal):

ALTEIP
Total shares underlying outstanding full value awards [1]	1,026,735
Total shares currently available for grant	799,237

1,2
Summary of the ALTEIP
Purpose

The purpose of the ALTEIP is to give Assurant a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, and to provide Assurant with an equity plan that gives employees incentives directly linked to stockholder value.

Administration

The ALTEIP is administered by our Compensation and Talent Committee. The Compensation and Talent Committee has exclusive and final authority to administer and interpret the ALTEIP, including the power to:

•	Determine eligibility for participation;

•	Establish performance goals for each participant;
11 There are no outstanding options or SARs.
2

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Proposals Requiring Your Vote - Proposal Four

•	Determine the types of awards to be granted to participants; and

•	Interpret the terms and provisions of the plan and any award.

Any determination made by the Compensation and Talent Committee under the ALTEIP is made in the sole discretion of the Compensation and Talent Committee, and such determinations are final and binding on all persons.

Generally, the Compensation and Talent Committee may delegate any of its powers and responsibilities, and our full Board may exercise any of the Compensation and Talent Committee’s powers and responsibilities. In accordance with past practice, the Board has delegated to Assurant’s Chief Executive Officer (the “CEO”) authority to make grants of awards to non-Section 16 officers. However, the Compensation and Talent Committee may not delegate any of its powers or responsibilities, and the full Board may not exercise any of those powers or responsibilities, to the extent that those actions would cause an award to a director or Section 16 officer to fail to be exempt from short-swing profit recovery.

Eligible Participants in the Plan
The Compensation and Talent Committee may select any or all of the following persons to be granted awards under the plan:

•	Members of the Board; and

•	Officers of, employees of, and consultants to Assurant and/or any of our subsidiaries or affiliates.

The basis of participation in the ALTEIP is the decision of the Compensation and Talent Committee or its delegate, in its sole discretion, that an award to an eligible participant will further the ALTEIP’s purpose. As of December 31, 2025, we had ten members of the Board and approximately 14,800 employees.

Awards to Non-Employee Directors
Notwithstanding the above, awards granted under the ALTEIP to the Company’s non-employee directors are made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. See “Limits on Non-Employee Director Equity Compensation” below for further information on non-employee director compensation, including the Company’s cap on such compensation.

Permissible Awards

The ALTEIP authorizes the granting of awards in any of the following forms:

•
Performance shares and performance units (“PSU”), which represent the right to earn or receive shares of Common Stock based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Compensation and Talent Committee;

•	Options to purchase shares of our Common Stock at the market price on the grant date, which may be designated under the Internal Revenue Code (as amended, the “Code”) as nonstatutory stock options or incentive stock options;

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Proposals Requiring Your Vote - Proposal Four

•	SARs, which give the holder the right to receive an amount (payable in cash or stock, as specified in the award agreement) equal to the excess of the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), multiplied by the number of SARs that have been exercised by the holder;

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation and Talent Committee;

•	Unrestricted stock, which is not subject to conditions on grant, vesting or transferability, but is subject to the conditions and limitations described below under Minimum Vesting Requirements; and

•
Restricted stock units (“RSU”), which represent the right to receive shares of Common Stock at a designated time in the future and subject to any vesting requirement as may be set by the Compensation and Talent Committee.

Dividend Equivalents

The ALTEIP also enables the Compensation and Talent Committee to grant awards of dividend equivalents with respect to full-value awards. Dividend equivalents entitle the participant to receive payments equal to the dividends that would be payable with respect to shares of our Common Stock during a specified period, if the participant had owned the shares during that period.

We may settle dividend equivalents in cash, shares of our stock, or both, in the Compensation and Talent Committee’s discretion. Dividend equivalents may be made subject to the same vesting conditions as the conditions of any other award to which they relate, including vesting based on continued service, the satisfaction of performance goals, or both.

Shares Available for Awards

Subject to proportionate adjustment in the event of stock splits and similar events, the aggregate number of shares of Common Stock that may be issued under the ALTEIP is 1,279,237 shares, plus a number of additional shares underlying awards outstanding as of the amendment date of the ALTEIP that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. There are no stock options or SARs outstanding as of March 26, 2026.

Share Counting

Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the ALTEIP. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award are added back to the plan share reserve.

Shares withheld from a full-value award to satisfy tax withholding requirements are not counted against the number of shares remaining available under the plan, and shares delivered by a participant to satisfy tax withholding requirements with respect to a full-value award are added to the plan share reserve.

Shares withheld from an option or SAR to satisfy tax withholding requirements count against the number of shares remaining available under the plan, and shares delivered by a participant to satisfy tax withholding

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Proposals Requiring Your Vote - Proposal Four
requirements with respect to an option or SAR are not added to the plan share reserve. Shares delivered or withheld to pay the exercise price of an option, are not used to replenish the plan share reserve. Upon exercise of a SAR, the full number of shares underlying the award (rather than any lesser number based on the net number of shares actually delivered upon exercise) count against the plan share reserve.

Limits on Non-Employee Director Equity Compensation

The maximum number of shares that may be granted to any non-employee director under the ALTEIP in any calendar year shall be limited to a number that, combined with any cash fees or other compensation, does not exceed $750,000 in total value based on the share value on the date of grant (or $850,000 under extraordinary circumstances as determined by the Board).

Minimum Vesting Requirements

Full-value awards, options and SARs are subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period; provided, however, that no portion of any award shall vest earlier than one year after grant), or one year if the vesting is based on performance criteria other than continued service. However, the Compensation and Talent Committee may at its discretion (i) accelerate vesting of such full-value awards, options and SARs in the event of the participant’s termination of service, or the occurrence of a change in control, or (ii) grant full-value awards, options and SARs without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the ALTEIP.

Performance-Based Awards

The Compensation and Talent Committee may designate any other award granted under the ALTEIP as a performance-based award by conditioning the right of a participant to have it settled, and the timing thereof, upon achievement or satisfaction of objectively determinable performance goals.

The Compensation and Talent Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period.

Treatment of Awards upon a Change in Control

Unless otherwise provided in an award agreement or any special plan document governing an award:

(A)
upon the occurrence of a change in control of the Company in which awards under the ALTEIP are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within two years after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the ALTEIP), then:

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse, and all of that participant’s outstanding options and SARs will become fully vested and exercisable; and

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Proposals Requiring Your Vote - Proposal Four

•
the payout opportunities attainable under outstanding performance-based awards will vest based on the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the change in control or (ii) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the change in control for which performance can, as a practical matter, be determined).

(B)
upon the occurrence of a change in control of the Company in which awards under the ALTEIP are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Compensation Committee or the Board:

•	all time-based vesting restrictions on outstanding awards will lapse, and all outstanding options and SARs will become fully vested and exercisable; and

•	the payout opportunities attainable under outstanding performance-based awards will vest based on the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the change in control or (ii) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the change in control for which performance can, as a practical matter, be determined).

Anti-dilution Adjustments

In the event of a non-reciprocal transaction between us and our stockholders that causes the per-share value of our Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the ALTEIP and the number of shares subject to outstanding awards and the exercise price for options and base price for SARs will be adjusted proportionately, and the Compensation and Talent Committee shall make such adjustments to the ALTEIP and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Prohibition on Repricing
Without the prior consent of the Company’s stockholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled in exchange for stock options or SARs with an exercise or base price that is less than the exercise price or base price of the original stock options or SARs. In addition, the Company may not, without the prior approval of stockholders, repurchase an option or SAR for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or SAR.

Limitations on Transfer
Except to the extent otherwise determined by the Compensation and Talent Committee, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.

Clawback Policy
The Company adopted a compensation clawback policy effective October 2, 2023 in compliance with the requirements of the SEC’s final clawback rule. In the event that the Company is required to prepare an

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Proposals Requiring Your Vote - Proposal Four
accounting restatement, the policy subjects our current and former executive officers to the clawback of incentive compensation that would not have been granted, earned or vested under the restated financial statements.

The robust discretionary clawback and recoupment provisions, enforceable under the terms of the plan, go beyond currently applicable legal requirements and cover both time-based and performance-based equity awards. We may require repayment of gains realized under equity awards and cancel equity awards in specified instances of executive misconduct, including misconduct causing a financial statement restatement or a material violation of law that causes material financial harm to us. Equity awards may be forfeited or subject to repayment if a recipient breaches the Company’s Code of Ethics, discloses confidential information, commits fraud, gross negligence, or willful misconduct, solicits business or our employees, disparages the Company, or engages in competitive actions while employed by Company or its subsidiaries or during a set time period after termination of employment according to the terms of the award agreement.

Effective Date
The ALTEIP became effective on May 11, 2017. The plan has a term of ten years from the later of the effective date or the date stockholders approve an amendment to the plan increasing the number of shares subject to the plan.

Amendment and Termination
The Board or the Compensation and Talent Committee may amend, alter, or discontinue the plan, but no amendment, alteration, or discontinuation may be made that would materially impair the rights of a participant with respect to a previously granted award without the participant’s consent (with certain limited exceptions). In addition, no amendment may be made without the approval of our stockholders if (i) approval of our stockholders is required by applicable law or the listing requirements of any stock exchange on which the Company’s Common Stock may be listed, (ii) the amendment would materially increase the benefits to participants under the plan, (iii) the amendment would materially increase the number of securities to be issued under the plan, or (iv) the amendment would materially modify the requirements for participation in the plan.

Federal Income Tax Consequences
The following is a summary of certain federal income tax consequences of awards we may make under the ALTEIP. The discussion is general in nature; we have not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. The income tax consequences under applicable foreign, state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options
The recipient does not recognize taxable income at the time of a grant of a non-qualified stock option, and we are not entitled to a tax deduction at that time. A participant does recognize compensation taxable as ordinary income (and is subject to income tax withholding) upon exercise of a nonqualified stock option; the recognized compensation equals the excess of the fair market value of the shares purchased over their exercise price. We generally are entitled to a corresponding deduction upon exercise of a non-qualified stock option.

Incentive Stock Options
The recipient does not recognize taxable income at the time of a grant of an incentive stock option. The recipient also does not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.

32	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Four
If the shares acquired by exercise of an incentive stock option are held for the longer of (i) two years from the date the option was granted and (ii) one year from the date the shares were transferred, any gain or loss arising from disposition of those shares is taxed as a long term capital gain or loss, and we are not entitled to any deduction. If, however, the shares acquired are not held for the periods described above, then in the year of disposition the recipient recognizes compensation taxable as ordinary income, equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the excess of the fair market value of such shares on the date of exercise over the exercise price. We generally are entitled to a corresponding deduction at that time. The excess of the amount realized in the disposition over the fair market value of the stock on the exercise date is treated as a capital gain.

SARs
The recipient does not recognize taxable income at the time of a grant of a SAR, and we are not entitled to a tax deduction at that time. Upon exercise, however, the recipient does recognize compensation taxable as ordinary income (and subject to income tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by us in settlement of the rights, and we generally are entitled to a corresponding deduction at that time.

Restricted Stock and Unrestricted Stock
The recipient of restricted stock does not recognize taxable income at the time of a grant of shares of restricted stock, and we are not entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at that time. If that election is made, the participant recognizes compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant recognizes compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We generally are entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) apply.

In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made, and prior to the time the restrictions lapse, recognizes compensation taxable as ordinary income (and subject to income tax withholding) rather than dividend income. We generally are entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

The recipient of unrestricted stock, and of restricted stock subject only to restrictions on transferability, recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We generally are entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply.

Restricted Stock Units
The recipient does not recognize taxable income at the time of a grant of an RSU, and we are not entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding), however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid by us. We will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

33	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Four
Section 409A
The ALTEIP permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A of the Code (“Section 409A”). If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and SARs granted under the ALTEIP, are designed to be exempt from the application of Section 409A. RSUs and PSUs granted under the ALTEIP would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding
The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the ALTEIP.

New Plan Benefits
Grants and awards under the ALTEIP, which may be made to Company executive officers, directors and other employees, are not presently determinable. If the stockholders approve the amendment, such grants and awards will be made at the discretion of the Compensation and Talent Committee.

Historical Plan Benefits
As of March 26, 2026, the Company has not granted stock options, warrants or SARs under the ALTEIP and there are no stock options, warrants or SARs outstanding under a prior plan.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the common stock present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this resolution. For purposes of determining approval of this proposal, abstentions will have the same effect as an “against” vote because they will be treated as representing shares that were present and entitled to vote. In addition, broker non-votes will have no effect on this determination because this proposal is considered a “non-routine” matter under the NYSE rules and therefore brokers do not have discretionary authority to vote.

The Board of Directors recommends that stockholders vote FOR the approval of an amendment to the Assurant, Inc. 2017 long term equity incentive plan.

34	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Stockholder Proposal
PROPOSAL FIVE - STOCKHOLDER PROPOSAL
The following stockholder proposal has been submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the owner of at least $2,000 of shares of Assurant, Inc. stock as of December 3, 2025. The proposal, including the caption and supporting statement submitted by the proponent, are set forth below and will be voted on at the 2026 Annual Meeting upon proper presentation by Mr. Chevedden. Assurant is not responsible for the accuracy or content of the proposal and supporting statement below. They may contain typos and other errors, as well as assertions about Assurant that we believe are incorrect. We have not attempted to make any corrections or refute any inaccuracies.
Shareholder Right to Act by Written Consent
Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting (without any unnecessary restriction based on length of stock ownership or the method by which shareholders hold their shares). This includes shareholder ability to initiate any appropriate topic for written consent.

Shareholders acting by written consent and calling for a special shareholder meeting are 2 means that shareholders of a company can use to put forth a proposal on a timely basis without waiting for the annual shareholder meeting.

Assurant (AIZ) shareholders have a particular need for the right to act by written consent because it is considerably more difficult than necessary for AIZ shareholders to call for a special shareholder meeting.

Delaware law considers it reasonable for 10% of shareholders to call for a special shareholder meeting yet AIZ made the threshold 25% of shareholders based on all shares outstanding.

It is not believed that any company from a pool of 3000 companies have held a special shareholder meeting called for by shareholders in the past decade, indicating that 25% is too high.

Acting by written consent is hardly ever used by shareholders but the main point of having a right to act by written consent is that it gives shareholders greater standing to engage effectively with management when AIZ underperforms.

The following challenging 2025 news reports on AIZ make it more important to adopt this proposal without delay:

The adjusted EBITDA loss for the Corporate & Other segment was wider than expected in Q3 2025 ($31 million loss versus the $28 million consensus estimate), primarily due to lower investment income. AIZ anticipated approximately $15 million in strategic investments during 2025, which would impact short-term profitability.

AIZ said that foreign exchange rates would be unfavorable for the year, potentially affecting global lifestyle results.

AIZ said that it faces ongoing inflationary pressures across the industry, which could impact future performance.

AIZ acknowledged the need to monitor market dynamics, such as the potential softening of the broader homeowner's market.

35	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Stockholder Proposal
AIZ highlighted general risks such as potential macroeconomic pressures impacting consumer spending, regulatory changes in the insurance industry, fluctuations in reinsurance markets, and potential supply chain disruptions.

The first quarter of 2025 saw a significant decrease in Adjusted EBITDA compared to the prior year due to $1 43 million of higher pre-tax reportable catastrophes, including substantial losses from California wildfires.
Please vote yes:
Shareholder Right to Act by Written Consent

Board of Directors’ Response

The Board of Directors recommends a vote AGAINST the Proposal because the Company’s existing stockholder rights offer a more transparent, informed and equitable mechanism for stockholders to raise matters for consideration

Our by-laws provide stockholders with the meaningful ability to call and act at a special meeting of stockholders to address issues that arise outside of the annual meeting cycle.

Last year, informed by meaningful engagement with our investors and their expressed priorities, we adopted the right for our stockholders to call a special meeting to act on matters that arise between annual meetings. A special meeting allows all stockholders, the Board and management to hold a discussion about stockholder interests and empowers stockholders to participate collectively and make an informed decision outside of the Annual Meeting and regular stockholder engagement process. Stockholders may use the special meeting right to act on any matter that may properly be considered at a meeting of stockholders. Our special meeting right ensures that stockholders have a voice in critical matters affecting the Company and their interests. Common corporate governance practices among S&P 500 companies and engagement with our stockholders informed the Board’s decision to set a 25% ownership threshold, which it believes strikes an appropriate balance between providing stockholders with a meaningful right to call a special meeting and the necessary distraction of time and resources needed for management to devote to requests from stockholders to call special meetings.

The written consent process could disenfranchise many stockholders and is a less transparent, informed and equitable process than action at a stockholder meeting.

The Board believes that matters that require stockholder approval should be communicated in advance so that they can be properly considered and voted upon by all stockholders. This proposal does not include a minimum ownership threshold to initiate a stockholder written consent and would increase the risk that a subset of stockholders could approve critical actions on their own to advance agendas that are not aligned with the long-term interests of the Company, without notice to all stockholders and without the benefit of enabling all stockholders to participate in major decisions affecting the Company or their interests. Accordingly, stockholder action by written consent could be used to pursue individual agendas or significant corporate actions that are not in the best interests of all stockholders. This approach could disenfranchise those stockholders who are not given the opportunity to participate in the written consent, and who may not be informed about the proposed action until after it has already been taken. Moreover, the written consent process could result in confusion and disruption, as different stockholder groups would be able to solicit multiple written consents simultaneously, some of which may be duplicative or contradictory. The Board believes that these possible outcomes are contrary to principles of transparency, fair and accurate disclosure and good corporate governance. Our review of current market practice shows that more than two-thirds of S&P 500 companies either do not permit stockholders to act by written consent or require that any stockholder action by written consent be unanimous. As such, most of these companies do not permit the kind of stockholder action by written consent requested by the proponent.

36	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Stockholder Proposal
The Company maintains a strong and effective corporate governance framework that demonstrates our commitment to remaining responsive and accountable to our stockholders.

We are dedicated to strong and effective corporate governance and our Board regularly assesses and refines our corporate governance policies and practices. We actively and meaningfully engage with our stockholders throughout the year to provide an open and constructive forum for stockholders to express their views, to allow us to better understand their perspectives and address the issues that matter most to them. In 2025, we spoke with holders of approximately 50% of our outstanding common stock.

In addition to our robust stockholder engagement program and the special meeting right described above, we have a number of other corporate governance measures in place that safeguard and bolster the interests of our stockholders:

•independent Board Chair, independent Board (except for the CEO) and independent Board committees;
•annual election of directors;
•majority vote and director resignation policy for directors;
•annual Board and committee self-evaluations;
•limits on public company board and audit committee service;
•regular executive sessions of independent directors;
•no supermajority voting provisions; and
•proxy access rights for stockholders.

Given these considerations around the Company’s corporate governance framework, including the stockholders’ special meeting right, the Board believes that this proposal is unnecessary and not in the best interests of the Company and its stockholders.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the common stock present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this advisory stockholder proposal. For purposes of determining approval of this proposal, abstentions will have the same effect as an “against” vote because they will be treated as representing shares that were present and entitled to vote. In addition, broker non-votes will have no effect on this determination because this proposal is considered a “non-routine” matter under the NYSE rules and therefore brokers do not have discretionary authority to vote.
The Board of Directors recommends that stockholders vote AGAINST the approval of this advisory stockholder proposal.

37	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Officers
Executive Officers
The table below sets forth certain information concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Position
Keith W. Demmings	53	President, Chief Executive Officer and Director
Keith R. Meier	56	Executive Vice President, Chief Financial Officer
Michael P. Campbell	58	Executive Vice President, Chief Operating Officer
Robert A. Lonergan	49	Executive Vice President, Chief Strategy and Transformation Officer
Ryan Lumsden	50	Executive Vice President and President, Global Housing
Biju Nair	60	Executive Vice President and President, Global Connected Living
Jay E. Rosenblum	59	Executive Vice President, Chief Legal Officer
Subhashish Sengupta	50	Executive Vice President, Chief People Officer
Jeffrey Strickland	50	Executive Vice President and President, Global Automotive

Keith W. Demmings, President, Chief Executive Officer and Director. Mr. Demmings is President and Chief Executive Officer of Assurant, Inc. He was appointed the Company’s President effective May 2021, and Chief Executive Officer and director effective January 2022. Before assuming his current position, Mr. Demmings served as Executive Vice President and President, Global Lifestyle from July 2016 to May 2021. Mr. Demmings served as Executive Vice President and President, Global Markets beginning in September 2015 and Executive Vice President and President, International beginning in June 2013. Since joining Assurant in 1997, Mr. Demmings has held a number of executive leadership positions, including serving as President and Chief Executive Officer of Assurant Canada.
Keith R. Meier, Executive Vice President, Chief Financial Officer. Mr. Meier was appointed as Executive Vice President, Chief Financial Officer effective November 2023. Prior to his current role, he served as Chief Operating Officer since January 2022. Prior to that, Mr. Meier was Executive Vice President and President, International since June 2016 with responsibility for all product lines outside of the U.S., spanning 20 countries across Asia Pacific, Canada, Europe and Latin America. Prior to that, he served as Senior Vice President, Global Strategy and M&A for Assurant beginning in January 2013. Mr. Meier held a number of executive positions since joining Assurant in 1998.
Michael P. Campbell, Executive Vice President, Chief Operating Officer. Mr. Campbell was appointed Executive Vice President and Chief Operating Officer effective September 2025. Prior to his current role, he served as Executive Vice President and President, Global Housing, since January 2019. Prior to that, Mr. Campbell served as President of the lender-placed and flood insurance businesses beginning in 2016, and Chief Operating Officer for the Company’s specialty property lines of business beginning in January 2014. Mr. Campbell joined Assurant in 2006 through the acquisition of Safeco’s Financial Institution Solutions subsidiary and has held several executive roles.
Robert A. Lonergan, Executive Vice President, Chief Strategy and Transformation Officer. Mr. Lonergan began serving as Executive Vice President, Chief Strategy and Transformation Officer effective September 2025. Prior to his current role, he served as Executive Vice President, Chief Marketing and Risk Officer since November 2023, as Executive Vice President, Chief Strategy and Risk Officer since January 2020, and as Executive Vice President, Chief Strategy Officer since July 2016. Mr. Lonergan joined Assurant in 2012 as

38	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Officers
Vice President, M&A Sourcing, and was promoted to Senior Vice President, Growth and Innovation, in January 2015. Prior to joining Assurant, Mr. Lonergan worked for Bain & Company, Inc.
Ryan Lumsden, Executive Vice President and President, Global Housing. Mr. Lumsden was appointed Executive Vice President and President, Global Housing effective September 2025. Previously, Mr. Lumsden led Assurant’s Renters business for nearly six years. Mr. Lumsden joined Assurant in 2014 and has held various roles supporting strategy and business development across Global Housing. Prior to Assurant, Mr. Lumsden held leadership positions at Equifax, General Electric and Metris Companies.
Biju Nair, Executive Vice President and President, Global Connected Living. Mr. Nair was appointed President, Global Connected Living effective July 2021. He is also responsible for Assurant's international business. Before assuming his current role, he served as Executive Vice President and President of Assurant’s Global Trade-in and Upgrade business since December 2020. Mr. Nair joined Assurant in December 2020 as part of Assurant’s acquisition of HYLA Mobile where he served as President and Chief Executive Officer since April 2015.
Jay E. Rosenblum, Executive Vice President, Chief Legal Officer. Mr. Rosenblum was appointed Executive Vice President, Chief Legal Officer effective July 2020. Before assuming his current position, Mr. Rosenblum served as Co-Interim General Counsel beginning in February 2020. Mr. Rosenblum joined Assurant in June 2019 as Senior Vice President, Government Relations and Regulatory Affairs. Prior to joining Assurant, Mr. Rosenblum served as Chief Human Resources Officer at Guardian Life Insurance Company of America after being promoted from his role as Senior Vice President of Government Affairs.
Subhashish Sengupta, Executive Vice President, Chief People Officer. Mr. Sengupta was appointed Executive Vice President, Chief People Officer effective September 2025, after having served as Chief People Officer since November 2023. Mr. Sengupta joined Assurant in 2015 as Senior Vice President, Global Human Resources of Assurant Solutions. Prior to Assurant, Mr. Sengupta served as a member of the leadership team for KKR’s portfolio of innovation and technology companies, where he was the Global Head of Learning & Leadership Development and Head of HR for the Americas and Europe. Prior to that he spent more than a decade with General Electric.
Jeffrey Strickland, Executive Vice President and President, Global Automotive. Mr. Strickland was appointed Executive Vice President and President, Global Automotive effective January 2025. Before assuming his current role, Mr. Strickland served as Senior Vice President, Assurant Dealer Services and Strategic Accounts in Global Automotive since January 2022. Mr. Strickland joined Assurant in September 2019 as Vice President, Automotive Strategic Accounts. Before joining Assurant, Mr. Strickland spent 20 years serving in various roles at FCA (FIAT Chrysler Automobiles).
The Management Committee of Assurant (the “Management Committee”) consists of the Company’s President and Chief Executive Officer, its Executive Vice Presidents and certain finance, technology and business line executives.

39	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
Corporate Governance
OVERVIEW
The following section provides an overview of Assurant’s corporate governance practices. The Company’s commitment to strong corporate governance that supports the long-term value of the Company is evidenced by the framework the Company currently has in place.
Board of Directors
•Board and Committee Independence and Independent Board Chair. All of our directors are independent, except our CEO, and the Chair of the Board is independent. The members of each of the Board’s committees are also independent.
•Annual Election of Directors and Majority Voting in Director Elections. Directors are elected annually. In uncontested elections, directors must be elected by a majority of votes cast. A director is required to tender his or her resignation if he or she fails to receive the required number of votes for election and the Board will then determine whether to accept or reject the resignation.
•Annual Board and Committee Self-Evaluations. The Board, in coordination with the Nominating and Corporate Governance Committee, conducts a self-evaluation of the Board and its committees at least annually. Each committee also conducts a self-evaluation. This process helps inform the annual director nomination process and Board refreshment.
•Annual Board Evaluation of the CEO. The Chair of the Board and the Chair of the Compensation and Talent Committee lead the evaluation process of the CEO’s performance with the Compensation and Talent Committee.
•Limits on Public Company Board and Audit Committee Service. No independent director may serve on more than four public company boards (including the Company’s Board) and directors who are also serving as a CEO, including the Company’s CEO, may not serve on more than two public company boards (including the Company’s Board). No member of the Audit Committee may simultaneously serve on the audit committee of more than three public companies (including the Company’s Audit Committee), unless the Board determines that such service would not impair the effectiveness of their service on the Company’s Audit Committee. A director must seek approval of the Nominating and Corporate Governance Committee in advance of serving on the board of another entity.
•Regular Executive Sessions of Independent Directors. The independent directors hold regular executive sessions, generally at each regularly scheduled meeting of the Board and each committee, at which management, including the CEO, is not present.
Stockholder Rights and Engagement
•No Supermajority Voting Provisions. No supermajority voting provisions are required for stockholders to amend the charter or by-laws.
•Proxy Access. A stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, has the right to nominate and include in the Company’s proxy materials director nominees constituting the greater of two or 20% of the total number of directors, if the stockholder(s) and nominee(s) meet the requirements in the Company’s by-laws.

40	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
•Special Meeting Right. Stockholders owning 25% or more of the Company’s outstanding common stock have the right to call a special meeting of stockholders, if the stockholder(s) meet the requirements in the Company’s by-laws.
•Stockholder Engagement. As a part of our ongoing stockholder engagement, we continue to reach out to and engage with a wide array of institutional investors. In 2025, we spoke with holders of approximately 50% of our outstanding common stock, and highlighted stockholder rights, board oversight and refreshment, and advancements in our sustainability efforts. Taking into account our investors’ feedback and 2025 Annual Meeting results, we implemented a stockholder right to call special meetings at a 25% ownership threshold in 2025. In subsequent outreach, investors consistently expressed satisfaction with our implementation of the stockholder right to call a special meeting. We look forward to our continued dialogue with investors in 2026.
•No Stockholder Rights Plan. The Company does not have a stockholder rights agreement, also known as a poison pill.

41	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
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CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS
Corporate Governance Guidelines
The Company and the Board formalize many of our governance practices in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee reviews our Corporate Governance Guidelines annually to ensure they reflect current corporate governance standards and the Company’s practices. The Corporate Governance Guidelines can be found under the “Governance - Governance Documents” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 and via email at corporatesecretary@assurant.com.
Code of Ethics
The Assurant Code of Business Conduct and Ethics (the “Code of Ethics”) is applicable to all of our employees, officers and directors, including the chief executive officer, the chief financial officer and the chief accounting officer. Our Code of Ethics helps to guide our actions and reinforces our commitment to integrity and ethical business conduct. The Code of Ethics highlights our commitment to respecting the human rights and dignity of everyone. The Code of Ethics can be found under the “Governance - Governance Documents” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 and via email at corporatesecretary@assurant.com. We intend to post any amendments to or waivers from the Code of Ethics that are required to be disclosed under SEC rules at this location on our website within four business days from any such amendment or waiver.
BOARD AND COMMITTEE LEADERSHIP AND COMPOSITION
The Board currently consists of 11 members: Mses. Rosen (Non-Executive Chair), Blake, Edelman, Granat and Perry and Messrs. Basu, Carter, Demmings, Redzic, Reilly and Warren. Ms. Perry will not stand for re-election at the Annual Meeting and the Board will reduce its size.
Board Leadership
In line with corporate governance best practices, our Board has been chaired by an independent director since Assurant became a publicly traded company in 2004. The Board generally believes that the Chair should be an independent director. The Board believes that this is currently the best leadership structure for the Company because it permits Mr. Demmings, as the CEO, to focus on the Company’s business strategy, operations and performance, while permitting the Chair of the Board to focus on providing guidance to the CEO and the organization and effectiveness of the Board. The Board also believes that the separation of the CEO and Chair of the Board roles assists the Board in providing robust discussion and in their oversight of strategic goals and objectives. The Board acknowledges that no single leadership model is right for the Company at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.
Board of Directors Committee Composition
Our Board has a standing Audit Committee, Compensation and Talent Committee, Finance and Risk Committee, Information Technology Committee and Nominating and Corporate Governance Committee. Each of the Board committees is chaired by an independent director and Mr. Demmings does not serve on any Board committees. The following table shows the expected committee composition after the Annual Meeting, reflecting Ms. Perry’s retirement as of the Annual Meeting. Ms. Perry currently serves as Chair of the Finance and Risk Committee and as a member of the Nominating and Corporate Governance Committee.

42	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance

Name	Audit	Compensation and Talent	Finance and Risk	Information Technology	Nominating and Corporate Governance
Elaine D. Rosen
Rajiv Basu
Lynn S. Blake
J. Braxton Carter
Sari Granat
Harriet Edelman
Ogi Redzic
Paul J. Reilly
Kevin M. Warren

Non-Executive Chair of the Board. Denotes Committee Chair.

43	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
DIRECTOR REFRESHMENT, NOMINATION AND STOCKHOLDER RECOMMENDATIONS
Board Refreshment, Director Tenure and Retirement Policy
The Board is committed to effective and ongoing refreshment that is reflective of the evolution of the Company’s strategy and provides a balanced mix of skills, backgrounds and tenure.

The Company does not set specific term limits on director service and believes that a mix of director tenures on the Board can strengthen Board effectiveness and dynamics. Longer tenured directors possess experience and organizational knowledge while newer directors bring fresh insight and perspective. Our current Board reflects this perspective, and the Board is committed to ongoing Board refreshment. As part of the objective of continuously engaging in Board refreshment, no person may serve as a director of the Company if they would be 75 or older on the date of election or re-election.
Additional Board and Audit Committee Service and Director Commitments
.
While the Board acknowledges the value of having directors with significant leadership experience in other businesses and organizations, directors are expected to ensure that their other commitments do not interfere with their duties and responsibilities as directors of the Company. As such, absent special or interim circumstances, no independent director may serve on more than four public company boards (including the Company’s Board) and no director who is a sitting CEO, including the Company’s CEO, may serve on more than two public company boards (including the Company’s Board). Further, no Audit Committee member may simultaneously serve on the audit committees of more than three public companies (including the Company’s Audit Committee), unless the Board determines that such service would not impair the effectiveness of their service on the Company’s Audit Committee.
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In addition, in considering each director’s ability to discharge their duties, the Nominating and Corporate Governance Committee annually reviews a director’s commitments to other boards, including committee memberships and leadership positions, as well as service with private company boards and non-profit organizations, in light of such director’s other professional responsibilities.

Director Recruitment and Nomination
The Nominating and Corporate Governance Committee establishes criteria for the selection and nomination of directors to serve on the Board and identifies and recommends individuals to serve on the Board. In connection with director recruitment, the Committee has authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company. Ms. Blake, who was appointed to the Board on January 28, 2026, was recommended by a leading executive search firm.
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The Nominating and Corporate Governance Committee reviews and makes recommendations regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. As part of the nomination process for director candidates, the Nominating and Corporate Governance Committee considers the criteria described under “Director Qualifications” below and the skills and experience shown in the matrix on page 22.

Process for Identifying and Adding New Directors
The Nominating and Corporate Governance Committee identifies, screens and recommends director candidates for nomination to the Board. Candidates are evaluated in light of the skills and experiences needed and upcoming retirements or other potential departures.

44	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance

1. Evaluation of board composition
The Nominating and Corporate Governance Committee evaluates Board composition regularly and identifies skills and experiences desirable for new directors in light of the Company’s business and strategy.
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2. Identification of candidates

The Nominating and Corporate Governance Committee identifies a broad pool of potential director candidates using multiple sources such as independent search firms, and director recommendations. The Board fully recognizes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process, and enhances overall culture in the boardroom. To support this objective, the Nominating and Corporate Governance Committee is committed to ensuring a broad variety of candidates in our pool.

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3. Comprehensive candidate review
Potential candidates are comprehensively reviewed and are the subject of rigorous discussion during the Nominating and Corporate Governance Committee meetings. The candidates that emerge from this process are interviewed by members of the Nominating and Corporate Governance Committee and other Board members, including the Chair and the CEO. During these meetings, directors assess candidates on the basis of their skills and experience, their personal attributes, and their expected contribution to the current mix of competencies. At the same time due diligence is conducted, the Chair, as well as the Nominating and Corporate Governance Committee, solicit feedback from other Board members and conduct a formal background check.
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4. Recommendation of potential director for approval
The Nominating and Corporate Governance Committee recommends potential directors to the Board for approval. Stockholders vote on nominees at the Annual Meeting. The Committee also considers any potential director nominees properly recommended by stockholders.
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5. Outcome

During the last five years, the Board has added four new independent directors and six directors have departed. Additionally, Ms. Perry will retire from the Board effective at the 2026 Annual Meeting. Identified through a rigorous process, our newest director Lynn S. Blake, brings a variety of skills and perspectives to the Board, including investment strategies, risk management, and corporate governance and sustainability expertise to support business priorities and financial strategy.

	Added one new director, Granat, with expertise in technology, information security, risk management, corporate governance and compliance		Ongoing, active planning and recruitment for Board refreshment		Added one new director, Blake, with investment strategies, risk management, and governance and sustainability expertise
2021	2022	2023	2024	2025	2026
Demmings appointed President and named Chief Executive Officer and director effective 2022		Added one new director, Basu, with audit, insurance and global expertise		Added one new director, Warren, with deep consumer focus and digital expertise
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6. Director Onboarding
The Company provides each new director with a comprehensive onboarding process to ensure that he or she has a full understanding of the business and to allow the director to make meaningful contributions quickly. The onboarding process consists of a combination of one-on-one sessions with management and other Board members, written materials, and training.

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Director Qualifications
In identifying candidates for membership on the Board, the Nominating and Corporate Governance Committee looks to the criteria set forth in the Company’s Corporate Governance Guidelines and takes into account all factors it considers appropriate, which may include diversity of background and meaningful experience, independence, leadership, integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards, and the extent to which the candidate would fill a present need on the Board.
The Nominating and Corporate Governance Committee appreciates the value of diversity of background. The Board believes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process and enhances the overall culture in the boardroom. The Nominating and Corporate Governance Committee does not establish specific diversity goals or have a standalone diversity policy. The Nominating and Corporate Governance Committee is committed to ensuring that a broad variety of candidates is included in the pool of qualified candidates from which Board nominees are chosen.

Stockholder Recommendations for Director Candidates
The Nominating and Corporate Governance Committee considers candidates recommended by our stockholders for nomination for election to the Board. The Nominating and Corporate Governance Committee applies the same director qualifications criteria described above for a candidate recommended by a stockholder. A stockholder who wishes to recommend a candidate for nomination to the Board must submit such recommendation in writing to the Corporate Secretary at Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 and via email to corporatesecretary@assurant.com. To submit a nomination for the election of directors, stockholders must provide a written notice in accordance with our by-laws. See “Stockholder Proposals and Director Nominations for the 2027 Annual Meeting” on page 111.

DIRECTOR INDEPENDENCE
In compliance with the listing standards applicable to Assurant under the NYSE Listed Company Manual, the Board has adopted categorical standards to assist in evaluating the independence of the Company’s directors. They are included in our Corporate Governance Guidelines available under the “Governance - Governance Documents” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Applying the director independence standards, the Nominating and Corporate Governance Committee and the Board have affirmatively determined that Mses. Rosen, Blake, Granat, Edelman and Perry and Messrs. Basu, Carter, Redzic, Reilly and Warren are independent of the Company and its management. In addition, they determined that each member of the Audit Committee and the Compensation and Talent Committee is independent of the Company and its management under the applicable criteria for those committees.
In conducting its annual director independence determination, the Board considered transactions or relationships that the Company engaged or engages in with companies for which our independent directors serve as officers or directors, or with which these directors have certain other relationships, and determined that there were no such transactions that were material to the Company or in which any such director had a material interest. Specifically, the Board considered the following ordinary course business transactions and relationships:
•The Company owns immaterial amounts of publicly-traded bonds of companies with which Ms. Granat and Messrs. Redzic and Warren are affiliated as officers or directors.

•Mses. Blake, Edelman, Perry and Rosen and Messrs. Carter, Redzic, Reilly and Warren, or their immediate family members, serve as officers, directors or affiliates of companies with which the

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Corporate Governance
Company engaged in ordinary course, arms-length business transactions that were immaterial to the Company within the past three years and in which such directors had no material direct or indirect interest.

•Matching contributions made to non-profit and charitable institutions with which certain directors are affiliated have been made in accordance with the matching gift policies described on page 96.

BOARD AND COMMITTEE EVALUATIONS
The Nominating and Corporate Governance Committee oversees the evaluation of the Board and its committees, at least annually. The annual Board and committee self-assessment informs the annual director nomination process. Actions taken in response to director feedback received through the annual evaluation include continued Board education including external sources, continued enhancement and simplification of materials to focus on key areas and continued exposure to talent and focus on succession planning. The Board and each committee discuss the outcome of its own self-assessment during executive sessions. From time to time, individual director performance is assessed.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION
The Nominating and Corporate Governance Committee develops and oversees (with the assistance of the Chair of the Board and the Corporate Secretary) an orientation program for all newly elected directors and a continuing education program for all directors in order to ensure that the directors are fully informed as to their responsibilities and the means at their disposal to fulfill their responsibilities effectively.

MANAGEMENT SUCCESSION PLANNING
An important element of our talent strategy is succession planning and building leadership pipelines for our most critical roles across the organization. We assess the performance and potential of current incumbents, identify and assess potential successors, and create targeted development plans to strengthen the preparedness of our talent pipeline. Annually, we conduct a comprehensive talent review to discuss potential successors of our Management Committee and other key leadership roles, as well as a broader group of top talent as we look to ensure better visibility into our strengths and opportunities for prioritized roles. The Compensation and Talent Committee annually reviews the CEO succession plan and succession plans for senior executives, which include emergency successors for each role, and conducts a broader talent review with the goal of ensuring we have the right leadership in place to execute the Company’s long-term strategic plans. Directors engage with senior management at Board and committee meetings and in less formal settings to allow directors to assess potential candidates for CEO and other senior management roles.

BOARD ROLE IN RISK OVERSIGHT
The Board, directly and through its committees as described below and in their charters, oversees our risk management framework and practices, including our risk appetite, and discusses risk-related issues at least quarterly. The Board reviews and approves our Enterprise Risk Management Framework (which sets out our approach to risk governance, risk appetite, roles and responsibilities, and core risk processes) and risk appetite annually.

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The Nominating and Corporate Governance Committee coordinates Board and committee oversight of the key enterprise risks. The Board and its committees receive updates from management on specific risks throughout the year, and each committee chair reports significant risk updates at least quarterly to the full Board so that the Board has the benefit of each committee’s specific areas of risk oversight. The Nominating and Corporate Governance Committee focuses on risks relating to director succession and has ultimate oversight responsibility for how we manage sustainability.

The Audit Committee reviews our policies with respect to risk assessment and risk management and coordinates with the Finance and Risk Committee with respect to Board oversight of risk management and global risk management activities. The Audit Committee also focuses on risks relating to financial statements, internal control over financial reporting, disclosures, and compliance with legal and regulatory requirements. The Audit Committee receives reports at least quarterly from the Chief Internal Auditor and the Global Chief Ethics and Compliance Officer.

The Finance and Risk Committee has primary oversight responsibility for the Global Risk Management function and corresponding risk activities. It receives risk management reports at least quarterly from the Chief Risk Officer that include the identification, assessment, reporting and mitigation of existing and emerging key enterprise risks. The Finance and Risk Committee also focuses on risks relating to investments, capital management, catastrophes and reinsurance.

The Compensation and Talent Committee focuses on risks relating to management succession, talent management and compensation plan design.

The Information Technology Committee is responsible for oversight of information technology risk assessment and risk management. This includes oversight of cybersecurity policies, controls, training, technology and procedures, such as procedures to identify and assess internal and external cybersecurity risks. The Board, through its Information Technology Committee, also reviews and assesses the impact of AI on operations, risk management and control processes. The Information Technology Committee receives updates from management, including the Chief Information Security Officer, on internal and external cybersecurity risks at least quarterly.

In fulfilling its responsibilities, the Board and each committee have the authority to retain external advisors. We believe that the Board’s leadership structure, discussed in detail under “Board and Committee Leadership and Composition” beginning on page 42, supports the risk oversight function of the Board and its committees, with the Board’s five committees providing oversight of our risk management program within their purview and reporting back to the Board, while the Board retains broader oversight.

BOARD AND COMMITTEE MEETINGS AND EXECUTIVE SESSIONS
Each Board member is expected to dedicate to the Company sufficient time, energy and attention to ensure the diligent performance of the director’s duties. Our Corporate Governance Guidelines provide that, except in exigent circumstances, each member of the Board is expected to attend Board and committee meetings and our Annual Meeting. During 2025, all directors attended at least 75% of the combined total meetings of the full Board and the committees on which he or she served during the period he or she was on the Board or committee. All directors attended the 2025 Annual Meeting.
In 2025, the Board and its committees met as described in the table below. Directors meet in executive sessions consisting exclusively of independent directors generally at each Board meeting. Each committee also holds executive sessions without any members of management present, generally at each meeting.

As the independent Chair of the Board, Ms. Rosen chairs the executive sessions of the Board.

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	Board	Audit	Compensation and Talent	Finance and Risk	Information Technology	Nominating and Corporate Governance
Number of Meetings in 2025	7	9	9	7	5	5

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee’s purpose includes advising and assisting the Board in its oversight of:

Identifying individuals qualified to become directors and selecting, or recommending that the Board select, candidates for directorships	Developing and recommending corporate governance guidelines to the Board	Overseeing the evaluation of the Board and each committee

Taking a leadership role in shaping the corporate governance of the Company	Developing and overseeing director orientation and continuing education programs	Overseeing sustainability and coordinating with other Board committees regarding matters within their purview
The Board has determined that all members of the Nominating and Corporate Governance Committee are independent under both NYSE listing standards and SEC rules.

All committee charters can be found under the “Governance - Governance Documents” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

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AUDIT COMMITTEE
The Audit Committee assists the Board in its oversight of:

The integrity of our quarterly and annual financial statements	Our compliance with legal and regulatory requirements	Our independent auditors’ qualifications and independence	The performance of our internal audit function and independent auditors
The Board has determined that all members of the Audit Committee are independent under both NYSE listing standards and SEC rules.
Audit Committee Financial Experts
The Board has determined that all members of the Audit Committee are financially literate as that qualification has been interpreted by the Board in its business judgment and that Messrs. Reilly, Basu and Carter are “audit committee financial experts” under SEC rules.

COMPENSATION AND TALENT COMMITTEE
The Compensation and Talent Committee assists the Board in fulfilling its responsibilities by:

Providing oversight of our compensation plans, policies and programs, compensation of the Company’s CEO and executive officers, executive succession planning and talent management; Reviewing and making recommendations to the full Board regarding the form and amount of director compensation
Producing an annual report for executive compensation for inclusion in the Company’s annual proxy statement	Evaluating the CEO’s performance
Reviewing and assessing the Company’s culture and strategies relating to talent management including:
•talent recruitment, retention and development;
•inclusive culture;
•employee engagement and well-being; and
•employment practices, including with respect to the Company’s process and analysis for assessing pay equity

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The Board has determined that all members of the Compensation and Talent Committee are independent under both NYSE listing standards and SEC rules. Each member of the Compensation and Talent Committee is a “non-employee director” under Section 16 of the Exchange Act.

Role of Independent Compensation Consultant
The Compensation and Talent Committee engaged Pearl Meyer to serve as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement and other relevant market practices and trends with respect to executive and director compensation. For more information on the role of the independent compensation consultant in compensation recommendations and decisions, and the Compensation and Talent Committee’s assessment of the independence of the consultant, please see “CD&A — Input from Independent Compensation Consultant” on page 61.
Role of Management
In addition to receiving input from its independent compensation consultant, the Compensation and Talent Committee also receives recommendations from the CEO on the compensation of each executive officer other than himself. For more information on the role of management in compensation recommendations and decisions, please see “CD&A — Input from Management” on page 61.

COMPENSATION AND TALENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation and Talent Committee is now, or was during 2025 or any time prior thereto, an officer or employee of the Company. No member of the Compensation and Talent Committee had any relationship with the Company or any of its subsidiaries during 2025 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or Compensation and Talent Committee.

FINANCE AND RISK COMMITTEE
The Finance and Risk Committee assists the Board in fulfilling its responsibilities by:

Reviewing our policies and strategies for achieving capital and liquidity management objectives and reviewing outcomes	Reviewing our policies and strategies for achieving investment objectives and reviewing outcomes	Acting as the focus committee of the Board for oversight of the Company’s enterprise risk management activities in conjunction with the Audit Committee and its risk management responsibilities
The Board has determined that all members of the Finance and Risk Committee are independent.

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INFORMATION TECHNOLOGY COMMITTEE
The Information Technology Committee assists the Board in fulfilling its responsibilities by:

Reviewing the effectiveness of our information technology strategy, operations and investments in support of our overall business and operating strategy	Providing input and perspective on technology advances, and innovation and their potential to further our strategy	Reviewing the effectiveness of our policies with respect to information technology risk assessment and risk management, including cybersecurity and policies, controls and procedures	Reviewing and assessing our AI planning and strategy, including impact on operations, risk management and control processes, and monitoring emerging AI regulation
The Board has determined that all members of the Information Technology Committee are independent.
COMMUNICATING WITH THE BOARD OF DIRECTORS
To contact the Board Chair, any other member of the Board or the non-management directors as a group, interested persons may write to the Chair of the Board of Directors or any other director, c/o Corporate Secretary, Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 or submit questions or concerns by email to boardchair@assurant.com or corporatesecretary@assurant.com. Relevant communications will be distributed to the Board, or to individual director or directors, as appropriate.

Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

•business solicitations;
•junk mail, mass mailings and spam;
•new product and new services suggestions;
•resumes and other employment inquiries; and
•surveys.

In addition, material that is unduly hostile, threatening or illegal will be excluded. If any such material also raises issues of potential legitimate concern to the Board (including matters of corporate governance, alleged fraud or irregularities, or alleged control deficiencies), they will be brought to the Board’s attention without the offensive material.
To contact the Audit Committee with a complaint regarding accounting, internal accounting controls or auditing matters with respect to the Company, interested persons may write to the Global Ethics & Compliance Officer, c/o Corporate Secretary, Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 and via email at corporatesecretary@assurant.com. Relevant communications will be distributed to the Chair of the Audit Committee of the Board of Directors.

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SUSTAINABILITY
Assurant is a purpose-driven company that remains committed to integrating sustainability into our long-term strategy, with a focus on Connected Communities, Respected Resources and a Protected Planet.

•Connected Communities. As a purpose-driven company, we help our customers maximize opportunities in a way that contributes to a thriving society. We do this by focusing on creating an inclusive culture where employees have opportunities to learn and grow; supporting communities through investing our time, skills and resources where needed; and creating superior experiences for our customers.

•Respected Resources. We look for opportunities to embed circularity across our operations and to integrate programs and services into our suite of offerings that embrace circular practices to help our customers live connected lives. This mindset has led us to become an industry leader in the transition from a linear to a circular economy for mobile devices including our approach to responsible recycling.

•Protected Planet. Across our enterprise, we integrate climate actions into our long-term strategy, global facilities, and product and service offerings, and work with our operations and partners to minimize negative environmental impacts.

We view these sustainability priorities as directly tied to how we deliver for our employees, our clients, end-consumers and communities in support of Assurant’s broader growth and innovation objectives. These priorities strengthen Assurant for the future, including how we attract, empower and reward an inclusive workforce to drive innovation, contribute to the development and adoption of sustainable products, and reduce the environmental impact of Assurant's operations and supply chain. Our Board, Management Committee and employees understand the importance of our sustainability initiatives in supporting the successful execution of our long-term growth strategy.

Additional information about our sustainability efforts, and our most recent Sustainability Report, can be found on our website at https://www.assurant.com/sustainability. The information found on our website and in such report is not incorporated by reference into and does not constitute a part of this proxy statement.

Oversight

The Board oversees sustainability matters relating to the Company’s strategy. The Nominating and Corporate Governance Committee has ultimate oversight responsibility for how the Company manages sustainability, and coordinates with other committees of the Board to oversee specific sustainability matters within their purview. The Compensation and Talent Committee oversees the significant human capital management programs of the Company, including the Company’s efforts and commitment to fostering an inclusive culture. Our President and Chief Executive Officer, together with our Chief Strategy and Transformation Officer and Chief Marketing and Communications Officer, set the direction of our sustainability strategy in collaboration with the Management Committee.

The Company’s Sustainability Oversight and Action Committee, comprised of select Management Committee members and senior management across key functional areas provides oversight of the Company’s business-aligned sustainability strategy for long-term value creation; establishes the Company’s sustainability policy; approves the Company’s sustainability initiatives internally and recommends sustainability strategy for Board-level review; and supports the integration of the Company’s sustainability strategy throughout the organization.

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Corporate Governance

SUSTAINABILITY OVERSIGHT

Board . Oversees sustainability matters relating to the Company’s strategy
Nominating and Corporate Governance Committee	Compensation and Talent Committee	Audit Committee	Finance and Risk Committee
Delegated by the Board with ultimate responsibility for how the Company manages sustainability	Oversees culture and talent management strategies, including the Company’s efforts to foster an inclusive culture	Oversees climate-related risks relating to financial statements, internal control over financial reporting disclosures, SEC disclosures and compliance with the Code of Ethics	Oversees integration of sustainability factors into Company’s investment strategy as well as climate-related risk management activities, including risks relating to catastrophes and reinsurance
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Sustainability Oversight and Action Committee . Comprised of select Management Committee members and senior management across key functional areas and the business

Provide relevant sustainability oversight required to identify, develop and set business-aligned sustainability strategy

Recommend and approve enterprise sustainability initiatives for long-term value creation

Support the integration of enterprise-wide sustainability strategy

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Day-to-day Implementation
.
Overall sustainability strategic direction set by President and Chief Executive Officer, together with our Chief Strategy and Transformation Officer and our Chief Marketing and Communications Officer

Key aspects of sustainability are managed by leaders in sustainability, investor relations, risk management, strategy, facilities, legal, ethics & compliance, internal audit, information security, global sourcing & facilities, supply chain, accounting, actuarial, customer experience, people organization (talent)

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Corporate Governance
. POLITICAL ACTIVITIES POLICY STATEMENT

We have a policy governing our political activities to ensure they are conducted in full compliance with applicable law and align with our corporate purpose and values. Among other things, the policy states that Assurant does not use corporate resources for political contributions to political candidates, parties or committees, even where it is allowed by law. As permitted by federal election law, Assurant sponsors the Assurant Inc. Political Action Committee (“PAC”), a federal political action committee registered with the Federal Election Commission and funded solely through voluntary employee contributions. As legally permitted, Assurant supports the modest cost of administering the PAC. The Nominating and Corporate Governance Committee exercises oversight over our political activities, including our public policy priorities, engagement with officials and other stakeholders, and compliance with laws and regulations. Our Political Activities Policy Statement is available under the “Governance - Governance Documents” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

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Compensation Discussion and Analysis
Compensation Discussion and Analysis
EXECUTIVE SUMMARY

Introduction
This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program governing the compensation decisions for the following 2025 NEOs of the Company:

Name	Title
Keith W. Demmings	President and Chief Executive Officer
Keith R. Meier	Executive Vice President, Chief Financial Officer
Michael P. Campbell	Executive Vice President, Chief Operating Officer[1]
Biju Nair	Executive Vice President and President, Global Connected Living
Robert A. Lonergan	Executive Vice President, Chief Strategy and Transformation Officer
Francesca L. Luthi	Former Executive Vice President, Chief Operating Officer[2]

1     Mr. Campbell was promoted to Executive Vice President, Chief Operating Officer on September 15, 2025.
2     Ms. Luthi ceased serving as Executive Vice President, Chief Operating Officer on September 15, 2025.

2025 Strategic Leadership Appointments
In 2025, Assurant made a series of strategic leadership appointments that leverage the strength of its executive bench and position the company for continued long-term success.
Effective September 15, 2025, Assurant’s Board appointed Mike Campbell as Chief Operating Officer (COO). In this role, Mr. Campbell assumed responsibility for Global Operations and Information Technology across the enterprise and is leading efforts to enhance operational efficiency, accelerate our technology roadmap, and fully leverage Assurant’s global scale and capabilities across all product lines. Bringing Operations and IT together will drive greater integration between our digital infrastructure and operational execution, enabling faster innovation and AI adoption. In connection with his promotion and expanded role, he received a one-time equity award on October 1, 2025 with a grant date value of approximately $750,000, consisting of 75% PSUs and 25% RSUs. Ms. Luthi stepped down as COO for personal reasons on September 15, 2025, and provided transition support through January 4, 2026. In addition, Mr. Lonergan was promoted to Executive Vice President, Chief Strategy and Transformation Officer on September 15, 2025.

2025 Compensation Highlights
In 2025, Assurant continued to advance its focus on driving long-term, profitable growth across our portfolio of market-leading businesses by leveraging data-driven technology solutions to provide exceptional customer experiences, deploying capital strategically, and investing in our talent. We maintained our executive compensation program without material design changes in 2025.

The program is aligned with the Company’s strategic and financial objectives and links the interests of our NEOs with those of our stockholders by directly tying the majority of NEO compensation to the Company’s financial and stock price performance. Our executive compensation program has three primary elements: annual base salary, annual cash incentives, and long-term equity incentives. Each of these pay elements serves a specific purpose in our compensation strategy. Based on our performance and consistent with the design of our program, the Compensation and Talent Committee made the following decisions for 2025:

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Compensation Discussion and Analysis
•Annual base salary: Set the fixed cash compensation for our CEO and reviewed and approved the fixed cash compensation for our other NEOs based on qualifications, experience, performance, role, career progression, market data and internal pay equity. See “The Compensation and Talent Committee’s Decision-Making Process” beginning on page 60 and “Annual Base Salary” beginning on page 63 for details.

•Annual Incentive Plan (Executive Short Term Incentive Plan or “ESTIP”): Set ESTIP performance goals for 2025 based on Adjusted EBITDA, excluding reportable catastrophes, and net earned premiums, fees and other income of the consolidated enterprise. These goals were designed to support the Company’s strategic and financial objectives, including continued profitable growth. Based on the Company’s performance against the ESTIP performance goals, our NEOs received annual incentive payments calculated on the basis of Adjusted EBITDA (weighted at 50%) performing at 1.77, net earned premiums, fees and other income (weighted at 30%) performing at 1.06, for a total 1.50 enterprise financial performance factor, and an individual performance component (weighted at 20%). ESTIP metrics and NEO payouts are described in greater detail in “Annual Incentive Compensation” beginning on page 64.

•Long-Term Equity Incentive Plan (“ALTEIP”): Set ALTEIP performance goals for 2025 based on Adjusted earnings, excluding reportable catastrophes, per diluted share, and TSR relative to the S&P 500 Index. These goals were designed to support the Company’s ongoing strategic and financial objectives, including continued profitable growth and sustainable long-term stockholder return. Our NEOs received 75% of their annual ALTEIP awards in the form of PSUs and 25% in the form of RSUs. Payouts under the PSUs are determined at the end of a three-year performance cycle. Based on actual performance results for PSUs granted in 2023, NEOs received shares of common stock equal to 189% of their target PSUs. ALTEIP metrics and NEO payouts are described in greater detail in “Long-Term Equity Incentive Compensation” beginning on page 67.

2025 Say-on-Pay Vote and Stockholder Engagement

At our 2025 Annual Meeting, stockholders again voted strongly in support of Assurant’s executive compensation program with approximately 96% of votes supporting our say-on-pay proposal. During our ongoing stockholder engagement, investors generally expressed satisfaction with our executive compensation philosophy and program. Given our investors’ general approval, we have kept the program consistent. Our stockholder engagement is described in further detail in “Stockholder Rights and Engagement” beginning on page 40.

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Compensation Discussion and Analysis
Strong Executive Compensation Governance Practices and Policies

Our executive compensation program is informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability, and encourage prudent risk management.

What We Do	What We Don’t Do
☑ Heavy emphasis on variable compensation	☒ No “single trigger” change in control agreements
☑ Significant portion of annual and long-term incentives are performance based “at risk”	☒ No tax gross ups upon change in control
☑ Robust stock ownership guidelines for directors and executive officers	☒ No hedging, pledging or speculative transactions in company stock
☑ Incentive recoupment (clawback) policy and provisions	☒ No significant perquisites
☑ Proactive stockholder engagement	☒ No dividends paid on unvested PSUs
☑ Annual risk assessments	☒ No employment agreements with executive team

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Compensation Discussion and Analysis
WHAT GUIDES OUR PROGRAM

Our Executive Compensation Principles

Set forth below are our core executive compensation principles, along with key features of our executive compensation program that support these principles:

. Our executive compensation program should align the interests of our executives with those of our stockholders by tying compensation to accountability for results.

•Significant portions of executive compensation are variable and tied to the Company’s stock price and financial performance. Approximately 90% of our CEO’s and 80% of our other NEOs’ total target direct compensation is variable, with the majority delivered in equity to align NEOs’ interests with those of our stockholders. The charts below do not include any one-time equity grants or awards outside of target annual total direct compensation, if any.

. Executive compensation opportunities should be sufficiently competitive to motivate and retain talent while aligning their interests with those of our stockholders.
•When setting target total direct compensation opportunities (base salary, ESTIP and ALTEIP) for our NEOs, the Compensation and Talent Committee considered comparable positions at our compensation peer group companies, comparable positions included in published surveys, and each NEO’s scope of role, individual performance, contributions and experience. Please see “Compensation Peer Group” beginning on page 61.
•The Company selects performance metrics that seek to achieve the appropriate balance between annual and long-term incentives that are supportive of the Company’s strategic and financial goals.
•Stock-based compensation outweighs cash-based compensation to further align NEOs with long-term value creation.
•Each NEO’s annual incentive opportunity and PSUs are contingent on the Company’s performance. If the Company does not achieve threshold performance with respect to its ESTIP or ALTEIP PSU metrics, there is no payout under those plans.

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•75% of the annual long-term equity incentive award granted to our NEOs in 2025 was delivered in the form of PSUs, with a three-year cumulative performance period, and 25% was delivered in the form of RSUs, with a three-year annual vesting schedule.

. Our incentive-based programs should motivate our executives to deliver strong, sustainable results.

•We design performance goals under our ESTIP so that above-target compensation will only be paid if the Company delivers above-target performance based on Adjusted EBITDA, excluding reportable catastrophes, and net earned premiums, fees and other income.
•We include an individual performance component under the ESTIP, intended to allow greater differentiation of individual incentive awards.
•Payouts for PSU awards granted in 2025 are based on performance results over a three-year cumulative performance period with respect to TSR relative to the S&P 500 Index and Adjusted earnings, excluding reportable catastrophes, per diluted share.
•We design performance goals under our ALTEIP such that payouts on the TSR metric reach above-target levels only if our performance exceeds the 50th percentile of the index.
•The maximum payout under the Company’s ESTIP and ALTEIP is capped at 200% of each NEO’s target opportunity.

The Compensation and Talent Committee’s Decision-Making Process

The Compensation and Talent Committee oversees our executive compensation program and advises the full Board on general aspects of Assurant’s compensation and benefit policies. The Compensation and Talent Committee is composed entirely of independent directors, as determined in accordance with its charter, our Corporate Governance Guidelines and applicable NYSE rules. The Compensation and Talent Committee’s charter and our Corporate Governance Guidelines are available under the “Governance - Governance Documents” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

The following chart outlines the Compensation and Talent Committee’s annual process in setting NEO target total direct compensation:

	è		è
Step 1		Step 2		Step 3
Committee reviews competitive assessment of current target total direct compensation levels and pay positioning as prepared by an independent compensation consultant.		Committee considers recommendations from CEO on compensation of other NEOs.		Committee uses its informed judgment to establish total target direct compensation opportunities for NEOs.

For 2025, the Compensation and Talent Committee evaluated the recommendations of our CEO for the compensation of our other NEOs, together with information and analysis provided by its independent compensation consultant including peer group proxy data and, where appropriate, matches based on job and rank from published survey data, as described in “Compensation Peer Group” on page 61. The Compensation and Talent Committee exercises its informed judgment in evaluating, modifying, approving or rejecting the CEO’s recommendations and makes all final decisions with regard to base salary, short-

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Compensation Discussion and Analysis
term incentives and long-term incentives for all executive officers, including the NEOs. The Compensation and Talent Committee also regularly meets in executive sessions without members of management present to discuss recommendations and make decisions with respect to compensation for the Company’s executive officers.

Input from Management
.
Our CEO is not involved in the Compensation and Talent Committee’s determination of his compensation. The CEO completes a self-assessment of his own performance against prescribed criteria and each independent director separately assesses the CEO’s performance using the same criteria. Our CEO annually reviews the performance and compensation of each of our executive officers relative to market pay levels using compensation peer group benchmarking data and, where appropriate, matches based on job and rank from published survey data, while considering each NEO’s scope of role, individual performance, contributions and experience, as described in “Compensation Peer Group” on page 61, and makes recommendations regarding their target total direct compensation to the Compensation and Talent Committee. The CEO also provides input to the Compensation and Talent Committee on the ESTIP and ALTEIP performance goals for the Company’s executive officers.

Input from Independent Compensation Consultant
.
Our Compensation and Talent Committee engaged Pearl Meyer as its independent compensation consultant throughout 2025. The nature and scope of the services provided by Pearl Meyer included participating in Compensation and Talent Committee meetings, benchmarking compensation for the executive officers, providing advice and recommendations related to the compensation of executive officers, composition of compensation peer group, plan design and director compensation, and providing updates on trends and developments in executive compensation.

Decisions made by the Compensation and Talent Committee are its responsibility and may reflect factors other than the recommendations and information provided by its independent compensation consultant. The Compensation and Talent Committee assessed the independence of Pearl Meyer in 2025, as required under NYSE listing rules, and assessed all relevant factors, including those set forth under the Exchange Act, that could give rise to a potential conflict of interest. Based on this review, the Company is not aware of any conflict of interest arising from the work performed by Pearl Meyer that would prevent it from serving as an independent consultant to the Compensation and Talent Committee.

Compensation Peer Group

For the purpose of setting compensation levels for 2025, the Compensation and Talent Committee incorporated benchmarking data from a formal compensation peer group into its executive compensation decision-making process. This peer group reflects companies of similar size, complexity, business focus and executive talent market, and supports informed pay decisions aligned with the Company’s strategic objectives.

In selecting peer companies, the Compensation and Talent Committee evaluated the following financial and operational criteria:
•Revenue: Between $3 billion and $30 billion, approximately one-third to three times Assurant’s revenue
•Total Assets: Between $10 billion to $100 billion
•Market Capitalization: From approximately $2 billion to $20 billion
•Headcount: Approximately 4,000 to 42,000

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Compensation Discussion and Analysis
2025 Compensation Peer Group

Ally Financial Inc. (ALLY)	Northern Trust Corporation (NTRS)
American Financial Group, Inc. (AFG)	Old Republic International Corporation (ORI)
Arch Capital Group, Ltd. (ACGL)	OneMain Holdings, Inc. (OMF)
Brown & Brown, Inc. (BRO)	Principal Financial Group, Inc. (PFG)
CNA Financial Corporation (CNA)	The Hanover Insurance Group, Inc. (THG)
Fidelity National Financial, Inc. (FNF)	The Hartford Financial Services Group, Inc. (HIG)
First American Financial Corporation (FAF)	Voya Financial, Inc. (VOYA)
Franklin Resources, Inc. (BEN)	W. R. Berkley Corporation (WRB)
Markel Group Inc. (MKL)	Willis Towers Watson Public Limited Company (WTW)

The Compensation and Talent Committee considered proxy data from the compensation peer group as a market reference when evaluating pay positioning for purposes of establishing 2025 pay levels. Where appropriate, the Compensation and Talent Committee blended the peer group proxy data with job and rank matched data from published compensation surveys to inform its decisions.

In its deliberations, the Compensation and Talent Committee evaluated target total direct compensation for each NEO by benchmarking against data provided for executives with comparable responsibilities at peer group companies, as well as relevant survey data. While the Compensation and Talent Committee strives to position compensation near the median of the competitive market, adjustments are made to reflect differences in the role scope, individual performance, experience and contributions. An independent assessment conducted by Pearl Meyer validated that each NEO’s target total direct compensation was appropriately positioned relative to similarly situated executives.

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Compensation Discussion and Analysis
2025 EXECUTIVE COMPENSATION PROGRAM

Elements of Compensation

Our NEOs’ target total direct compensation has three elements as set forth in the table below:

Compensation Element	Objective/Purpose
Annual base salary	Competitive base salaries support our ability to attract and retain executive talent.
Annual incentive program: Assurant’s Executive Short Term Incentive Plan (ESTIP)	Motivates executives to achieve specific near-term enterprise goals designed to support the Company’s strategic and financial objectives.
Long-term equity incentive program: Assurant’s Long Term Incentive Plan (ALTEIP)	Aligns management’s interests with stockholders’ interests. Reinforces a culture of accountability focused on long-term value creation and is a key element of retaining executive talent.

Annual Base Salary

Base salary represents annual fixed cash compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. For more information, please see “Summary Compensation Table” on page 76 below. Base salaries for 2024 and 2025 were as follows:

Name	2024 Base Salary ($)[1]	2025 Base Salary ($)[1]	% Increase
Keith W. Demmings	1,200,000	1,200,000	—%
Keith R. Meier	730,000	750,000	3%
Michael P. Campbell[2]	560,000	620,000	11%
Biju Nair	580,000	600,000	3%
Robert A. Lonergan[3]	530,000	585,000	10%
Francesca L. Luthi	625,000	650,000	4%

1     The base salary amounts listed in the table represent each NEO’s base salary rate. Actual base salary paid in the calendar year differs slightly from these amounts due to the payroll calendar.
2     Mr. Campbell's base salary was increased to $620,000 in September 2025 in connection with his promotion to Executive Vice President, Chief Operating Officer.
3     Mr. Lonergan's base salary was increased to $585,000 in September 2025 in connection with his promotion to Executive Vice President, Chief Strategy and Transformation Officer.

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Compensation Discussion and Analysis
Annual Incentive Compensation
The ESTIP provides our NEOs the opportunity to earn a performance-based annual cash incentive award. Actual incentive payouts can range from 0% to 200% of target award amounts depending on performance achievements. Target annual incentive opportunities are expressed as a percentage of base salary. The Compensation and Talent Committee determined, based on its assessment of relevant peer company and market data, as well as the strong individual performance of the executives in their roles, that Mr. Meier’s target annual incentive should increase from 120% to 140% and Ms. Luthi’s target annual incentive should increase from 100% to 115% for 2025. The Compensation and Talent committee maintained the target annual incentives for the remaining NEOs for 2025. Target award opportunities for 2025 were as follows:

Name	2025 Base Salary ($)	Target Annual Incentive (as a % of Salary)	Target Annual Incentive ($)
Keith W. Demmings	1,200,000	200%	2,400,000
Keith R. Meier	750,000	140%	1,050,000
Michael P. Campbell[1]	598,877	100%	598,877
Biju Nair	600,000	100%	600,000
Robert A. Lonergan[2]	567,397	100%	567,397
Francesca L. Luthi	650,000	115%	747,500

1     Mr. Campbell's target annual incentive was calculated using a time weighted average of his base salary rates in 2025 before and after his promotion effective September 15, 2025, multiplied by his target annual ESTIP opportunity of 100%.
2     Mr. Lonergan's target annual incentive was calculated using a time weighted average of his base salary rates in 2025 before and after his promotion effective September 15, 2025, multiplied by his target annual ESTIP opportunity of 100%.

Each year, the Compensation and Talent Committee reviews the selection and weight of metrics to ensure alignment with the Company’s strategic and financial objectives. For 2025, the Compensation and Talent Committee determined to continue to prioritize financial performance metrics focused on profitability (Adjusted EBITDA) and revenue growth (net earned premiums, fees and other income), set at the enterprise level, paired with an individual performance component permitting differentiation of award payouts and recognition of contributions to strategic, financial and leadership goals. The mix of metrics and weighting for 2025, consistent with 2024, was as follows:

ESTIP Metrics	Weight
Adjusted EBITDA, excluding reportable catastrophes	50%
Net earned premiums, fees and other income	30%
Individual performance component	20%

The Adjusted EBITDA metric excludes reportable catastrophes because they create volatility that is beyond management’s control and the Compensation and Talent Committee believes management should be focused on the underlying performance of the business, which is consistent with how the Company reports its results.

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Compensation Discussion and Analysis
2025 Financial Performance Levels and Results1,2
The following table shows the financial performance necessary to achieve threshold (50% payout), target (100% payout), and maximum (200% payout) annual incentive award amounts, along with actual results for 2025. The targets were set higher than last year’s targets and actual results.

ESTIP Metrics	Weight	Threshold	Target	Maximum	Actual[3]	Performance Factor
Adjusted EBITDA (excluding reportable catastrophes)[4]	50%	$1,369	$1,610	$1,771	$1,734	1.77
Net earned premiums, fees and other income[4]	30%	$10,182	$11,979	$13,776	$12,351	1.06
Enterprise Financial Performance Factor						1.50

1    Dollar amounts applicable to performance levels are in millions. The performance levels included in this table are disclosed only to assist investors and other readers in understanding the Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance and should not be relied upon as predictive of the Company’s future performance or the future performance of any of our operating segments.
2    Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.
3    Results in this column may differ from the Company’s reported results based on the framework described under the “Adjustments” subsection of the “Long-Term Equity Incentive Compensation” section on page 67 below. Results for 2025 were as reported, and not adjusted pursuant to the framework.
4    Payouts are interpolated between points for performance between threshold and target and target and maximum.

Based on the above financial performance results, the portion of the 2025 ESTIP payout linked to the Company financial objectives achieved an enterprise financial performance factor of 1.50.

Quantitative and Qualitative Factors - Individual Performance Component

Each NEO has an individual performance component, weighted 20% of their target award. The component is based on the CEO’s evaluation of each NEO’s performance (and the Compensation and Talent Committee’s evaluation in the case of the CEO) against established performance goals aligned with the Company’s strategic, financial and leadership goals selected to position the Company for continued long-term profitable growth. Each NEO’s performance component reflects the individual’s overall performance results against the performance goals. We look for our NEOs to demonstrate leadership behavior in a variety of aspects including ability to inspire and motivate, collaborate, and execute with rigor. Successful implementation of significant initiatives and projects may also be considered.

The individual performance component of the award may range from 0% to 200% of target. We evaluated individual performance outcomes for our NEOs using the same performance grading framework applied to our broader annual incentive award-eligible population to inform pay decisions that are consistent with our Company-wide pay-for-performance philosophy. Final approval of all ESTIP awards to our NEOs is made by the Compensation and Talent Committee, which retains authority to make discretionary adjustments in the award amounts.

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Compensation Discussion and Analysis
Achievements versus individual performance goals considered by the Compensation and Talent Committee when determining each NEO’s individual performance component for 2025 included:

Keith W. Demmings
•Delivered double digit growth exceeding operating plan while managing a volatile external environment and leadership transitions
•Strong leadership of people and culture and exemplified Assurant’s values in an exceptional manner
•Drove future growth including through development and launch of Home Warranty business

Keith R. Meier
•Strengthened investor relationships and narratives while delivering strong company financial performance
•Strengthened business financial reviews and processes, improving reporting, decision-making and optimizing capital and liquidity management
•Drove performance of finance organization, leading finance talent and transformation efforts, as well as major technology platforms/systems

Michael P. Campbell
•Delivered continued strong performance as President of Global Housing, exceeding operating plan and driving growth
•Smoothly assumed COO responsibilities, partnering closely with leaders to develop future strategy
•Demonstrated strong leadership and culture impact by facilitating transition for incoming Housing President

Biju Nair
•Delivered significant commercial wins, managing through complex relationships and deals
•Advanced technology and innovation through automation and transformation agenda in device care and supply chain
•Led significant client relationships and growth strategies for multiple key relationships

Robert A. Lonergan
•Led several critical initiatives to drive growth and capital deployment, including M&A strategy and transactions
•Elevated brand and go-to-market foundations under his leadership of marketing
•Strengthened risk discipline, including through innovative analysis, risk processes and stronger oversight

Francesca L. Luthi	•As a departing executive who completed the performance period and provided requested transition services through January 4, 2026, Ms. Luthi’s individual performance component was set at 1.0

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Compensation Discussion and Analysis
The following table shows the actual 2025 cash ESTIP awards earned by the NEOs. These figures combine the individual performance opportunities, weightings and targets previously discussed.

NEO	2025 Target Annual Incentive[1]	Actual Performance				2025 Annual Incentive Payment
		Enterprise Financial Performance (80% of Total)		Individual Performance Component (20% of Total)
		%	$	%	$
Keith W. Demmings	2,400,000	1.50	2,880,000	1.45	696,000	3,576,000
Keith R. Meier	1,050,000	1.50	1,260,000	1.45	304,500	1,564,500
Michael P. Campbell	598,877	1.50	718,652	1.30	155,708	874,360
Biju Nair	600,000	1.50	720,000	1.30	156,000	876,000
Robert A. Lonergan	567,397	1.50	680,877	1.35	153,197	834,074
Francesca L. Luthi	747,500	1.50	897,000	1.00	149,500	1,046,500

1     The target annual incentive is calculated by multiplying an NEO’s base salary rate by his or her target annual ESTIP opportunity.

Long-Term Equity Incentive Compensation
The 2025 ALTEIP grants awarded to the NEOs are comprised of a mix of 75% PSUs and 25% RSUs. No stock options or stock appreciation rights are awarded to the Company’s NEOs. Increases to our NEOs’ long-term incentive opportunities in 2025 were made by the Compensation and Talent Committee to recognize strong performance in role, motivate and sustain momentum, and align with market. The target PSUs and RSUs awarded for fiscal 2025 for each of the NEOs were as follows:

Name	2025 Target ALTEIP (as a % of Salary)	2025 PSUs (75%)		2025 RSUs (25%)		Total Grant Date Dollar ($) Value
		Number (#) of Units	Grant Date Dollar ($) Value[1]	Number (#) of Units	Grant Date Dollar ($) Value[1]
Keith W. Demmings	750%	31,960	6,749,952	10,653	2,249,914	8,999,866
Keith R. Meier	360%	9,588	2,024,986	3,196	674,995	2,699,981
Michael P. Campbell[2]	260%	5,447	1,150,406	1,816	383,539	1,533,946
Biju Nair	300%	6,392	1,349,990	2,131	450,067	1,800,058
Robert A. Lonergan	250%	4,972	1,050,086	1,657	349,958	1,400,045
Francesca L. Luthi[3]	325%	7,502	1,584,422	2,501	528,211	2,112,634

1    The actual number of PSUs and RSUs granted was calculated by dividing the dollar value of the award by the closing price of the Company’s stock on the equity award grant date. The closing price for the March 16, 2025 grant date was $211.20.
2    The amounts for Mr. Campbell do not include the one-time equity award granted on October 1, 2025 in connection with his promotion to Chief Operating Officer.

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Compensation Discussion and Analysis
3    Ms. Luthi forfeited the 7,502 PSUs and 2,501 RSUs granted in 2025 upon her departure from the Company on January 5, 2026.

In connection with his promotion to Chief Operating Officer, Mr. Campbell received a one-time equity award effective October 1, 2025 with a grant date value of approximately $750,000, consisting of 75% PSUs (with the same performance goals as the annual grants) and 25% RSUs. The award vests over a three-year period, consistent with the vesting schedule applicable to annual equity grants. The Compensation and Talent Committee, in consultation with its independent compensation consultant, determined that this award was appropriate in light of Mr. Campbell’s expanded responsibilities as COO, the mid-year timing of his promotion, and the Company’s emphasis on performance-based, long-term equity compensation. This award was not intended to be representative of the Company’s ongoing compensation practices.

On September 15, 2026, Ms. Luthi stepped down as COO for personal reasons. She agreed to provide transition support through January 4, 2026. In recognition of her contributions during the 2023-2025 performance period, including transition support, the Compensation and Talent Committee amended Ms. Luthi’s 2023 PSU award to require continued employment through December 31, 2025 rather than March 16, 2026. Vesting of the award remained subject to certification of the Company’s performance. Ms. Luthi forfeited the RSUs that would have vested on March 16, 2026, as well as all other unvested equity awards.

PSUs
PSUs support sustainable long-term stockholder return and closely align the interests of management and stockholders. The maximum payout opportunity for PSUs is capped at 200% of an NEO’s target opportunity. Generally, unless a PSU recipient is retirement eligible, the recipient must be continuously employed by the Company or any of its subsidiaries through the performance determination date following the end of the applicable performance period to achieve payout.
The Compensation and Talent Committee reviews the selection and weighting of ALTEIP performance metrics annually to ensure alignment with the Company’s strategic and financial objectives. For 2025, the Committee determined to continue using the same performance metrics and weightings applied in prior years, consisting of 50% Adjusted earnings, excluding reportable catastrophes, per diluted share and 50% TSR relative to the S&P 500 Index.

The Adjusted earnings metric excludes reportable catastrophes because catastrophes create volatility that is beyond management’s control and the Compensation and Talent Committee believes management should be focused on the underlying performance of the business, which is consistent with how the Company reports its results.

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Compensation Discussion and Analysis
Performance-Based Long-Term Equity Plan Design Attributes

Metrics and Weighting	Relative TSR[1] - 50% Adjusted earnings, excluding reportable catastrophes, per diluted share[2] - 50%	Rationale: The Compensation and Talent Committee believes that these metrics align with the Company’s strategic and financial objectives.
Performance Measured Against an Industry Index	TSR measured against S&P 500 Index
Rationale:

The Compensation and Talent Committee believes the S&P 500 Index:

•     represents a well-known and objective benchmark by which the Company’s performance can be measured; and
.
•     provides a robust sample of companies across different industries reflective of the Company’s continued expansion beyond traditional lines of insurance.

Payout Considerations
For the relative metric (TSR):

Payout above target if above-median performance is achieved

Payouts capped at 200% of target if the percentile is at or above the 90th percentile

Minimum threshold for payout is the 25th percentile

Payouts for performance between the percentile levels are determined on a straight-line basis using linear interpolation

For the absolute metric (Adjusted earnings per share):

Threshold for payout set at pre-determined performance level

Payouts capped at 200% of target

Results are interpolated between points

Rationale:
.
The Compensation and Talent Committee believes the payout opportunity:

•     supports the Company’s pay
    for performance philosophy; and

    •     ensures focus on driving
     stockholder returns over the
     long term.

1Percentage change on Company stock price plus dividend yield percentage.
2Cumulative three-year Adjusted earnings, excluding reportable catastrophes, per diluted share.

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Compensation Discussion and Analysis
2023-2025 Performance Periods
In March 2026, the Compensation and Talent Committee approved equity awards for PSUs granted in 2023 based on the financial metrics described on the previous page. The Company’s cumulative TSR percentile ranking relative to companies in the S&P 500 Index over the 2023-2025 performance period was in the 83rd percentile, which represents a payout at 178% of target. The Company achieved 2023-2025 cumulative Adjusted earnings, excluding reportable catastrophes, per diluted share1 of $60.29, which represents a payout at 200% of target. As a result, each NEO received shares of common stock equal to 189% of their target number of PSUs granted in 2023, which represents the average payouts for TSR and Adjusted earnings per share.

The performance levels for the 2023-2025 performance cycles are reflected in the charts below.

1    Represents a non-GAAP measure. A reconciliation of this non-GAAP measure to its most comparable GAAP measure can be found in Appendix A hereto.

Performance-Based Long-Term Equity Plan Design — TSR Metric

2023-2025 Performance Periods
Performance Level	Ranking v. S&P 500 Index	Payout
Maximum	90th Percentile	200%
Stretch	75th Percentile	150%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	Below 25th Percentile	0%

.
Performance-Based Long-Term Equity Plan Design — Adjusted Earnings per Share Metric

Adjusted Earnings 2023-2025 Performance Period
Performance Level	Cumulative Adjusted Earnings per Share[1]	Payout
Maximum	$51.88	200%
Stretch	$47.37	120%
Above Target	$46.24	110%
Target	$45.11	100%
Below Target	$42.85	90%
Threshold	$38.34	50%
Below Threshold	$38.33 or less	0%

1Cumulative three-year Adjusted Earnings, excluding reportable catastrophes, per diluted share.

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Compensation Discussion and Analysis
RSUs
RSUs vest in equal annual installments over a three-year vesting period and are granted in March of each year. For additional information on PSUs and RSUs granted to our NEOs in 2025, please see columns (h) and (j), respectively, of the “Grants of Plan-Based Awards Table” on page 78.
Adjustments
Consistent with historical practice, the Company applies a framework for both the ESTIP and ALTEIP to determine whether extraordinary adjustments are warranted with regard to incentive plan performance. The intent is to exclude any items potentially impacting incentive outcomes which are not incurred as a result of actions taken by the existing management team, sufficiently outside the control and influence of management, or the result of one-time structural costs unrelated to performance. Compensation and Talent Committee approval is required for all exclusions. Results for 2025 were as reported, and not adjusted pursuant to the framework.

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Compensation Discussion and Analysis
OUR EXECUTIVE COMPENSATION PRACTICES, POLICIES & GUIDELINES
Our executive compensation programs are guided by strong governance practices intended to reinforce our pay for performance philosophy, support our culture of accountability and prudent risk management. Summarized below are the key governance features of our executive compensation programs.

Stock Ownership Guidelines
The Company adopted Stock Ownership Guidelines and holding requirements for its non-employee directors and executive officers. The current Stock Ownership Guidelines are as follows:

Position	Minimum Stock Ownership Requirement
Non-Employee Director	Market value of 5 times annual base cash retainer
Chief Executive Officer	Market value of 6 times current base salary
Other Executive Officers	Market value of 3 times current base salary

Covered individuals have five years from their permanent appointment to a specified position to acquire the required holdings. Eligible sources of shares include shares of common stock, including those purchased pursuant to the Assurant, Inc. Amended and Restated 2004 Employee Stock Purchase Plan (“ESPP”) or held in the Assurant, Inc. 401(k) Plan (the “401(k) Plan”); shares held in trust for the covered individual or immediate family member; and all restricted stock and RSUs (vested and unvested). Unearned PSUs are excluded as an eligible source of shares. Until a covered individual meets the required ownership level, such individual is generally prohibited from selling or otherwise transferring more than 50% of the net after-tax shares of common stock acquired upon any vesting of RSUs or PSUs. As of December 31, 2025, all of our non-employee directors and NEOs were in compliance with the Company’s Stock Ownership Guidelines, taking into account the five-year transition period noted above.

Risk Assessment of Compensation Programs
We have reviewed our compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This risk assessment included reviewing the design and operation of our compensation programs, identifying and evaluating situations or compensation elements that could raise more significant risks, and evaluating our controls and processes designed to identify and manage risk. The Compensation and Talent Committee along with Pearl Meyer reviewed the risk assessment and concurred with our conclusion.

Executive Compensation Clawback Policy and Recoupment Provisions
We adopted a compensation clawback policy effective October 2, 2023 in compliance with the requirements of the SEC’s final clawback rule. In the event that the Company is required to prepare an accounting restatement, the policy subjects our current and former executive officers to the clawback of incentive compensation that would not have been granted, earned or vested under the restated financial statements.

Our robust discretionary clawback and recoupment provisions, enforceable under the terms of the ALTEIP, go beyond currently applicable legal requirements and cover both time-based and performance-based equity awards to our NEOs. We may require repayment of gains realized under equity awards and cancel equity awards in specified instances of executive misconduct, including misconduct causing a financial statement restatement or a material violation of law that causes material financial harm to us. Equity awards may be forfeited or subject to repayment if an NEO breaches our Code of Ethics, discloses

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Compensation Discussion and Analysis
confidential information, commits fraud, gross negligence, or willful misconduct, solicits business or our employees, disparages us, or engages in competitive actions while employed by Company or its subsidiaries or during a set time period after termination of employment according to the terms of the award agreement. Similarly, we may require the forfeiture of unpaid annual bonuses and the repayment of bonuses paid within 12 months prior to termination in specified instances of executive misconduct under the terms of the ESTIP.

Insider Trading Policy and Prohibition on Hedging, Pledging and Speculative Transactions
We have adopted robust insider trading policies and procedures (the “Insider Trading Policy”) governing the purchase, sale, and other dispositions of the Company’s securities by directors, employees (including officers), consultants and independent contractors, as well as the Company itself (“Covered Persons”). The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards. The Insider Trading Policy prohibits Covered Persons from engaging in hedging transactions with respect to Company securities they own or that are subject to their control, as well as holding any such securities in a margin account or pledging them as collateral for a loan. The Insider Trading Policy also prohibits Covered Persons from engaging in short-term or speculative transactions in the Company’s securities, including buying and selling put or call options or selling Company stock short. A copy of our Insider Trading Policy was filed as an exhibit to our Form 10-K for the fiscal year ended December 31, 2024.

Timing of Equity Grants
The Company does not coordinate the timing of equity awards with the release of material non-public information. Annual equity awards are granted on March 16 of each year.

Change in Control
Assurant is party to a change in control agreement (a “CIC Agreement”) with each of its NEOs. The purpose of these CIC Agreements is to enable our executives to focus solely on maximizing stockholder value in the context of a change in control transaction without regard to personal concerns related to job security.
The CIC Agreements with our NEOs contain a “double trigger” provision, meaning that benefits are generally payable only upon a termination of employment “without cause” by the Company or for “good reason” by the NEO within two years following a change in control. Executives who have CIC Agreements are subject to restrictive covenants protective of the Company’s proprietary interests including confidentiality, non-compete, non-solicitation and non-disparagement provisions. These agreements do not contain a liberal change in control definition (which could result in payments to executives without a change in control occurring) or excise tax gross-up provisions. Additional information regarding the CIC Agreements is provided under “Narrative to Potential Payments Upon Termination or Change in Control — Change in Control Agreements” on page 88.

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Compensation Discussion and Analysis
OTHER ELEMENTS OF COMPENSATION
Our NEOs participate in the same health care, disability, severance, life insurance, pension and 401(k) benefit plans made available generally to the Company’s U.S. employees.

Retirement Plans
Our NEOs participate in both the 401(k) Plan and an Executive 401(k) Plan (the “Executive 401(k) Plan”). These retirement plans are intended to provide our NEOs with competitive levels of income replacement upon retirement to attract and retain talent in key positions. The Executive 401(k) Plan is designed to replace income levels capped under the 401(k) Plan by the Code. Additional information regarding these plans is provided under “Nonqualified Deferred Compensation Plans Table” on page 84.
Some of our NEOs participate in an Executive Pension Plan (the “Executive Pension Plan”) and a Pension Plan (the “Pension Plan”). The Executive Pension Plan replaces income levels capped under the Pension Plan by the Code. Both plans were frozen and no additional benefits have accrued since 2016. Additional information regarding these plans is provided under “Pension Benefits” on page 82.
Deferred Compensation Plan
Each NEO is eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan enables key employees to defer a portion of eligible compensation, which is notionally invested in a variety of mutual funds. Additional information regarding the ADC Plan is provided under “Nonqualified Deferred Compensation Plans Table” on page 84.
Long-Term Disability Benefits
As part of the Company’s general benefits program, the Company provides Long-Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. As an additional benefit, each NEO is eligible for Executive LTD coverage, which provides a maximum monthly benefit of up to $10,000. The combined maximum LTD (group LTD and Executive LTD) benefit is up to $28,000 per month. Additional information regarding Executive LTD benefits is provided in footnote 2 to the “Summary Compensation Table” on page 76.
Severance Policy

The Company’s severance policy provides separation pay upon an involuntary termination of employment as part of a Company-wide policy available to all U.S. employees based on tenure at the Company with a minimum amount of separation pay depending on job grade.

Tax and Accounting Implications
The Compensation and Talent Committee continues to emphasize performance-based compensation to attract, retain and reward strong executives. While the Compensation and Talent Committee generally seeks to pay compensation that is tax-deductible, it reserves the right to pay non-deductible compensation to the extent it deems appropriate.

The compensation that we pay to our NEOs is reflected in our consolidated financial statements as required by GAAP. The Compensation and Talent Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation.

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Compensation Committee Report
Compensation and Talent Committee Report
The Compensation and Talent Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis (CD&A) contained in this proxy statement with management. On the basis of such review and discussions, the Compensation and Talent Committee has recommended to the Board of Directors of the Company that the CD&A be included in this proxy statement and the Company’s 2025 Form 10-K.
Compensation and Talent Committee
Sari Granat, Chair
Harriet Edelman
Paul J. Reilly
Kevin M. Warren

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Executive Compensation
Executive Compensation
SUMMARY COMPENSATION TABLE
The table below shows compensation provided to our NEOs during 2023, 2024 and 2025.

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Keith W. Demmings, President and Chief Executive Officer	2025	1,200,000	—	9,825,712	—	3,576,000	—	620,271	15,221,983
	2024	1,161,539	—	8,634,289	—	3,580,800	—	400,663	13,777,291
	2023	1,000,000	—	6,672,937	—	2,382,000	—	276,087	10,331,024
Keith R. Meier, Executive Vice President, Chief Financial Officer	2025	746,154	—	2,947,735	—	1,564,500	—	224,888	5,483,277
	2024	730,000	—	3,773,497	—	1,306,992	—	168,433	5,978,922
	2023	633,712	—	1,796,651	—	1,066,282	—	128,787	3,625,432
Michael P. Campbell, Executive Vice President, Chief Operating Officer	2025	591,731	—	2,493,381	—	874,360	—	157,737	4,117,209
	2024	552,308	—	1,425,618	—	846,720	—	135,299	2,959,945
	2023	520,000	—	1,067,670	—	780,624	—	116,880	2,485,174
Biju Nair, Executive Vice President and President, Global Connected Living[4]	2025	596,154	—	1,965,227	—	876,000	—	165,714	3,603,095
	2024	568,461	—	1,605,092	—	847,960	—	131,639	3,153,152
Robert A. Lonergan Executive Vice President, Chief Strategy and Transformation Officer	2025	560,481	—	1,528,521	—	834,074	—	225,966	3,149,042
	2024	524,231	—	1,320,123	—	769,560	—	143,425	2,757,339
	2023	500,000	—	1,078,036	—	794,000	—	118,977	2,491,013
Francesca L. Luthi, Former Executive Vice President, Chief Operating Officer	2025	645,192	—	2,306,485	—	1,046,500	—	177,763	4,175,940
	2024	625,000	—	2,767,400	—	932,500	—	160,764	4,485,664
	2023	533,846	—	1,347,460	—	875,663	—	128,196	2,885,165

1In addition, for 2025, Mr. Campbell received payout of paid time off in the amount of $9,538 as required by California Law.
2The amounts reported in column (e) for 2025, 2024 and 2023 represent awards of PSUs and RSUs, which are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on the grant date. Please see column (k) in the “Grants of Plan-Based Awards Table” on page 78 for the closing price on the grant date for 2025 awards.
The amounts included in column (e) for PSUs were computed based on achievement of target level performance as the probable outcome of the performance condition for each award. As described in “CD&A — Long-Term Equity Incentive Compensation — PSUs” on page 68, payouts for PSU awards can range from no payout to 200% maximum payout.
Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) representing only PSUs would be as follows: (i) for awards granted in 2025: $15,151,597 for Mr. Demmings; $4,545,479 for Mr. Meier; $3,844,747 for Mr. Campbell; $3,030,319 for Mr. Nair; $2,357,126 for Mr. Lonergan; and $3,556,548 for Ms. Luthi; (ii) for awards granted in 2024: $13,368,565 for Mr. Demmings; $5,842,641 for Mr. Meier; $2,207,395 for Mr. Campbell; $2,485,182 for Mr. Nair; $2,043,869 for Mr. Lonergan; and $4,284,797 for Ms. Luthi; (iii) for awards granted in 2023: $10,095,783 for Mr. Demmings; $2,718,193 for Mr. Meier; $1,615,334 for Mr. Campbell; $1,630,962 for Mr. Lonergan; and $2,038,645 for Ms. Luthi.

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Executive Compensation
Please see Footnote 20, Stock Based Compensation—Performance Share Units, to the consolidated financial statements included in the Company’s 2025 Form 10-K for a discussion of the assumptions used in this valuation.
3The table below details the amounts reported in the “All Other Compensation” column, which includes premiums paid for Executive LTD, Company contributions to the Executive 401(k) Plan, Company contributions to the 401(k) Plan, dividends and dividend equivalents, and certain other amounts during 2025:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to 401(k)	Dividends and Dividend Equivalents [a]	Other Amounts	Total
Keith W. Demmings	$5,841	$265,848	$21,000	$327,582	—	$620,271
Keith R. Meier	$5,222	$102,189	$21,000	$96,477	—	$224,888
Michael P. Campbell	$6,149	$65,436	$21,000	$65,152	—	$157,737
Biju Nair	$6,195	$65,647	$21,000	$72,872	—	$165,714
Robert A. Lonergan	$4,120	$58,802	$21,000	$142,044	—	$225,966
Francesca L. Luthi	$4,120	$73,662	$21,000	$78,981	—	$177,763

4 Mr. Nair was not an NEO prior to 2024.

aThe amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2025 on unvested RSUs that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) of the “Summary Compensation Table” for prior years reflect the dollar value of dividends and dividend equivalents paid on unvested awards of RSUs in those respective years that were not factored into the grant date fair value required to be reported for these awards in column (e). Dividend equivalents were paid on 2022 PSUs for shares vested in 2025. No dividends or dividend equivalents were paid on PSUs granted in 2025, 2024 or 2023.

77	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
GRANTS OF PLAN-BASED AWARDS
The table below sets forth each grant of an award made to our NEOs during 2025 under any incentive plan.

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)[3]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Keith W. Demmings	3/16/2025	RSU	—	—	—	—	—	—	10,653	2,249,914
	3/16/2025	PSU	—	—	—	15,980	31,960	63,920	—	7,575,798
	—	Annual Incentive	0	2,400,000	4,800,000	—	—	—	—	—
Keith R. Meier	3/16/2025	RSU	—	—	—	—	—	—	3,196	674,995
	3/16/2025	PSU	—	—	—	4,794	9,588	19,176		2,272,740
	—	Annual Incentive	0	1,050,000	2,100,000	—	—	—	—	—
Michael P. Campbell[4]	3/16/2025	RSU	—	—	—	—	—	—	1,816	383,539
	3/16/2025	PSU	—	—	—	2,724	5,447	10,894	—	1,291,157
	10/1/2025	RSU	—	—	—	—	—	—	862	187,468
	10/1/2025	PSU	—	—	—	1,293	2,586	5,172	—	631,217
	—	Annual Incentive	0	598,877	1,197,753	—	—	—	—	—
Biju Nair	3/16/2025	RSU	—	—	—	—	—	—	2,131	450,067
	3/16/2025	PSU	—	—	—	3,196	6,392	12,784	—	1,515,160
	—	Annual Incentive	0	600,000	1,200,000	—	—	—	—	—
Robert A. Lonergan	3/16/2025	RSU	—	—	—	—	—	—	1,657	349,958
	3/16/2025	PSU				2,486	4,972	9,944	—	1,178,563
	—	Annual Incentive	0	567,397	1,134,795	—	—	—	—	—
Francesca L. Luthi	3/16/2025	RSU	—	—	—	—	—	—	2,501	528,211
	3/16/2025	PSU	—	—	—	3,751	7,502	15,004	—	1,778,274
	—	Annual Incentive	0	747,500	1,495,000	—	—	—	—	—

1The values in columns (d), (e), and (f) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. If threshold performance is achieved, each NEO could receive a payout based on multiplying a 0.50 multiplier times their annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2025 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table”.
2As described in the “CD&A — Long-Term Equity Incentive Compensation — PSUs” on page 68, payouts for PSU awards can range from no payment to 200% maximum payout.
3The base price of 2025 RSU awards is equal to the closing price of our common stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on the grant date.
The base price of 2025 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance. Please see Footnote 20, Stock Based Compensation - Performance Share Units, to the consolidated financial statements included in the Company’s 2025 Form 10-K for a discussion of the assumptions used in this valuation.
4     In connection with his promotion to Chief Operating Officer, Mr. Campbell received a one-time equity award on October 1, 2025.

78	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The table below provides details about each outstanding equity award held by our NEOs as of December 31, 2025.

Stock Awards[1]
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
(a)	(b)		(c)	(d)		(e)
Keith W. Demmings	4,882	3	1,175,830
	7,176	4	1,728,340
	10,653	5	2,565,775
				87,862	7	21,161,563
				64,584	8	15,555,056
				63,920	9	15,395,132
Keith R. Meier	3,196	5	769,757
				23,656	7	5,697,548
				28,226	8	6,798,232
				19,176	9	4,618,540
Michael P. Campbell	1,816	5	437,384
	862	6	207,613
				14,058	7	3,385,869
				10,664	8	2,568,424
				10,894	9	2,623,820
				5,172	10	1,245,676
Biju Nair	2,131	5	513,251
				15,816	7	3,809,284
				12,006	8	2,891,645
				12,784	9	3,079,026
Robert A. Lonergan	789	3	190,031
	1,098	4	264,453
	1,657	5	399,088
				14,194	7	3,418,625
				9,874	8	2,378,153
				9,944	9	2,395,012
Francesca L. Luthi	986	3	237,478
	2,300	4	553,956
	2,501	5	602,366
				17,742	7	4,273,161
				20,700	8	4,985,596
				15,004	9	3,613,713

1These columns represent awards under the ALTEIP. Awards are PSUs or RSUs.
2Value was determined using the December 31, 2025 closing price of our common stock of $240.85.
3This RSU award was granted on March 16, 2023 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

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Executive Compensation
4This RSU award was granted on March 16, 2024 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
5This RSU award was granted on March 16, 2025 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
6This RSU award was granted on October 1, 2025 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
7This PSU award was granted on March 16, 2023 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. The values for this award in columns (d) and (e) are reported at the maximum level, as the Company’s ranked average performance for 2023 - 2025 relative to applicable index is expected to exceed the applicable performance goals as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2023 - 2025 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.
8This PSU award was granted on March 16, 2024 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. The values for this award in columns (d) and (e) are reported at the maximum level, as the Company’s ranked average performance for 2024 - 2025 relative to applicable index is expected to exceed the applicable performance goals as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2024 - 2026 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.
9This PSU award was granted on March 16, 2025 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. The values for this award in columns (d) and (e) are reported at the maximum level, as the Company’s ranked average performance for 2025 relative to applicable index is expected to exceed the applicable performance goals as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2025 - 2027 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.
10This PSU award was granted on October 1, 2025 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. The values for this award in columns (d) and (e) are reported at the maximum level, as the Company’s ranked average performance for 2025 relative to applicable index is expected to exceed the applicable performance goals as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2025 - 2027 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

80	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
STOCK VESTED IN FISCAL YEAR 2025
The table below sets forth the number of shares acquired in Fiscal Year 2025 as a result of the vesting of RSUs and PSUs awarded to our NEOs under our equity incentive plan.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) [1]
(a)	(b)		(c)
Keith W. Demmings
RSUs	10,859		2,293,421
PSUs	29,465	[2]	6,223,008
Keith R. Meier
RSUs	8,004	[3]	1,708,071
PSUs	8,268	[2]	1,746,202
Michael P. Campbell
RSUs	3,055	[4]	647,610
PSUs	6,130	[2]	1,294,656
Biju Nair
RSUs	8,653	[5]	1,826,931
PSUs	4,904	[2]	1,035,725
Robert A. Lonergan
RSUs	1,839		388,397
PSUs	15,094	[2]	3,187,853
Francesca L. Luthi
RSUs	2,701		570,451
PSUs	6,961	[2]	1,470,163

1The value realized on vesting was determined using the closing price of our common stock on the vesting date (or prior trading day if the vesting date fell on a weekend or holiday).
2These amounts represent the value of PSU awards granted in 2022 that, in accordance with the terms of the applicable award agreements, became fully vested in 2025. The performance ranking for these awards exceeded the median performance of the peer group which resulted in a final payout amount of 137% of target shares awarded.
3This amount includes the value of outstanding RSU awards granted to Mr. Meier in 2022, 2023 and 2024 that, in accordance with the terms of the applicable award agreements, became fully vested in 2025 because Mr. Meier is retirement eligible. Payouts in respect of these awards will continue in accordance with the applicable vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with Code Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the common stock and may differ from the amount set forth above.
4This amount includes the value of outstanding RSU awards granted to Mr. Campbell in 2024 that, in accordance with the terms of the applicable award agreements, became fully vested in 2025 because Mr. Campbell is retirement eligible. Payouts in respect of these awards will continue in accordance with the applicable vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with Code Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the common stock and may differ from the amount set forth above.
5This amount includes the value of outstanding RSU awards granted to Mr. Nair in 2024 that, in accordance with the terms of the applicable award agreements, became fully vested in 2025 because Mr. Nair is retirement eligible. Payouts in respect of these awards will continue in accordance with the applicable vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with Code Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the common stock and may differ from the amount set forth above.

81	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
. PENSION BENEFITS

The Company maintains a broad-based, tax qualified, defined benefit pension plan (“Pension Plan”) and a nonqualified executive defined benefit pension plan (“Executive Pension Plan”), both of which were frozen to future benefits accruals on February 29, 2016.

The table below provides information for each defined benefit plan that provides for pension payments to the NEOs.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Keith W. Demmings[1]	Pension Plan	3	23,625	—
	Executive Pension Plan	3	48,783	—
Keith R. Meier	Pension Plan	17.75	195,075	—
	Executive Pension Plan	17.75	185,746	—
Michael P. Campbell	Pension Plan	21	160,650	—
	Executive Pension Plan	21	282,433	—
Biju Nair[2]	Pension Plan	—	—	—
	Executive Pension Plan	—	—	—
Robert A. Lonergan	Pension Plan	3	23,400	—
	Executive Pension Plan	3	14,550	—
Francesca L. Luthi	Pension Plan	2	15,600	—
	Executive Pension Plan	2	19,283	—

1Although Mr. Demmings has been employed by the Company since 1997, his service outside the U.S. is not recognized for Pension Plan and Executive Pension Plan purposes.
2Mr. Nair is not eligible to participate in the Pension Plan or Executive Pension Plan.

The Pension Plan

Eligible employees hired by the Company prior to January 1, 2014 were generally able to participate in the Pension Plan after completing one year of service with the Company. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Pension Plan. Mr. Nair was not eligible to participate in the Pension Plan.

The lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the 10 consecutive complete calendar years immediately prior to the plan freeze date. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

82	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years 31 and over	12%

The present value of accumulated benefits as of December 31, 2025 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (limited by Section 401(a)(17) of the Code), which were frozen as of February 29, 2016, and are not less than the present value of accrued benefits under the prior plan formula as of December 31, 2000.

The normal retirement age for the Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. Participants may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits after three years of vesting service. All of the participating NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

The Executive Pension Plan
Eligible employees hired by the Company prior to January 1, 2014 were generally able to participate in the Executive Pension Plan after completing one year of service with the Company and when their eligible compensation exceeded the Section 401(a)(17) compensation limit. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Executive Pension Plan. Eligible compensation for participants was not capped. Mr. Nair was not eligible to participate in the Executive Pension Plan.

A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the limit in the Code) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under Code Section 409A. A participant becomes 100% vested in the benefits under the Executive Pension Plan after three years of service. All participating NEOs are 100% vested.

The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Pension Plan described above. The present value of accumulated benefits as of December 31, 2025 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings, which were frozen as of February 29, 2016, offset by the Pension Plan benefits.

83	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
NONQUALIFIED DEFERRED COMPENSATION PLANS.

The table below sets forth information for our NEOs with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1,2] ($)	Aggregate Earnings in Last FY [1] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE [1] ($)
(a)		(b)	(c)	(d)	(e)	(f)
Keith W. Demmings	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	265,848	213,538	—	1,469,061
	TOTAL	—	265,848	213,538	—	1,469,061
Keith R. Meier	ADC Plan	—	(3)	123,314	(155,181)	1,020,835
	Executive 401(k) Plan	(4)	102,189	124,607	—	882,299
	TOTAL	—	102,189	247,921	(155,181)	1,903,134
Michael P. Campbell	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	65,436	267,613	—	1,826,572
	TOTAL	—	65,436	267,613	—	1,826,572
Biju Nair	ADC Plan	—	(3)	49,464	(54,687)	434,843
	Executive 401(k) Plan	(4)	65,647	35,049	—	267,928
	TOTAL	—	65,647	84,513	(54,687)	702,771
Robert A. Lonergan	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	58,802	97,911	—	635,298
	TOTAL	—	58,802	97,911	—	635,298
Francesca L. Luthi	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	73,662	130,905	—	846,411
	TOTAL	—	73,662	130,905	—	846,411

1The amounts in column (c) were reported as 2025 compensation in the “All Other Compensation” column of the “Summary Compensation Table” as follows: for Mr. Demmings, $265,848; for Mr. Meier, $102,189; for Mr. Campbell, $65,436; for Mr. Nair, $65,647; for Mr. Lonergan, $58,802; and for Ms. Luthi, $73,662 of Company contributions to the Executive 401(k) Plan.
The NEOs’ aggregate earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, represent the notional capital gains or losses on investments in publicly available mutual funds and notional interest and dividends held in the plans during 2025. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the “Summary Compensation Table”. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance during 2025. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the “Summary Compensation Table”.
For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the” Summary Compensation Table” for the 2023, 2024 and 2025 fiscal years, as applicable: for Mr. Demmings, $114,000 for 2023, $191,912 for 2024 and $265,848 for 2025; for Mr. Meier, $48,235 for 2023, $87,077 for 2024 and $102,189 for 2025; for Mr. Campbell, $37,426 for 2023,

84	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
$59,636 for 2024, and $65,436 for 2025; for Mr. Nair, $63,265 for 2024 and $65,647 for 2025; for Mr. Lonergan, $34,800 for 2023 and $58,802 for 2025; and for Ms. Luthi, $38,061 for 2023, $69,340 for 2024 and $73,662 for 2025.
2The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (6% of eligible compensation in excess of the limit under Section 401(a)(17) of the Code).
3The Company does not currently make any contributions to the ADC Plan.
4The Executive 401(k) Plan does not provide for participant contributions.
NARRATIVE TO THE NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS TABLE
The ADC Plan
Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company and to our non-employee directors. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to any non-employee director) director fees to be earned in the following year. Amounts deferred under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. The Company does not provide any above market earnings or preferential earnings to participants. Each deferral must remain in the ADC Plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon a voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, 10 or 15 years or other agreed upon installment schedule between the participant and the administrator. As a result of Code Section 409A, certain key employees (including our NEOs) are subject to a six-month waiting period for distributions from the ADC Plan following termination.

The Executive 401(k) Plan
Eligible employees may generally participate in the Executive 401(k) Plan after their eligible compensation exceeds the compensation limit under the Code ($350,000 for 2025). The Company made an annual contribution for each participant in the Executive 401(k) Plan equal to 6% of eligible compensation in excess of the limit. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. The Company does not provide any above market earnings or preferential earnings to the participants. Please see footnote 2 to the “Summary Compensation Table” on page 76 for quantification of Company contributions to the Executive 401(k) Plan in 2025.

Benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Code Section 409A, including the six-month delay described above. A participant becomes vested in the benefits under the Executive 401(k) Plan after two years of service. All of our NEOs are 100% vested in their Executive 401(k) Plan benefit.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The below table sets forth estimates of the respective potential payments each of our NEOs would have received at, following, or in connection with termination of employment under the circumstances described below on December 31, 2025.

Name	Payout if Terminated Voluntarily 12/31/25 Not Retirement [1]	Payout if Terminated Voluntarily 12/31/25 Retirement [1]	Payout if Terminated Involuntarily 12/31/25 [2]	Payout if Terminated Upon Change in Control 12/31/25	Payout if Terminated Upon Death 12/31/25	Payout if Terminated Upon Disability 12/31/25
	(a)	(b)	(c)	(d)	(e)	(f)
Keith W. Demmings
STIP Award	—	—	—	1,200,000	—	—
Long-Term Equity Awards[3]	—	—	19,296,661	31,525,820	19,296,661	19,296,661
Executive Pension Plan[4]	48,783	—	48,783	48,783	48,783	48,783
Executive 401(k) Plan[5]	1,469,061	—	1,469,061	1,469,061	1,469,061	1,469,061
Welfare Ben. Lump Sum[6]	—	—	6,099	48,454	—	—
Severance[7]	—	—	1,200,000	7,200,000	—	—
Outplacement[8]	—	—	5,900	5,900	—	—
TOTAL	1,517,844	—	22,026,504	41,498,018	20,814,505	20,814,505
Keith R. Meier
STIP Award	—	—	—	525,000	—	—
Long-Term Equity Awards[3]	—	7,319,913	7,319,913	10,398,940	7,319,913	7,319,913
Executive Pension Plan[4]	—	185,746	185,746	185,746	185,746	185,746
Executive 401(k) Plan[5]	—	882,299	882,299	882,299	882,299	882,299
Welfare Ben. Lump Sum[6]	—	—	6,086	45,522	—	—
Severance[7]	—	—	750,000	3,600,000	—	—
Outplacement[8]	—	—	5,900	5,900	—	—
TOTAL	—	8,387,958	9,149,944	15,643,407	8,387,958	8,387,958
Michael P. Campbell
STIP Award	—	—	—	299,438	—	—
Long-Term Equity Awards[3]	—	3,450,658	3,450,658	6,030,402	3,450,658	3,450,658
Executive Pension Plan[4]	—	282,433	282,433	282,433	282,433	282,433
Executive 401(k) Plan[5]	—	1,826,572	1,826,572	1,826,572	1,826,572	1,826,572
Welfare Ben. Lump Sum[6]	—	—	6,038	45,508	—	—
Severance[7]	—	—	620,000	2,395,507	—	—
Outplacement[8]	—	—	5,900	5,900	—	—
TOTAL	—	5,559,663	6,191,601	10,885,760	5,559,663	5,559,663

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Name	Payout if Terminated Voluntarily 12/31/25 Not Retirement [1]	Payout if Terminated Voluntarily 12/31/25 Retirement [1]	Payout if Terminated Involuntarily 12/31/25 [2]	Payout if Terminated Upon Change in Control 12/31/25	Payout if Terminated Upon Death 12/31/25	Payout if Terminated Upon Disability 12/31/25
	(a)	(b)	(c)	(d)	(e)	(f)
Biju Nair
STIP Award	—	—	—	300,000	—	—
Long-Term Equity Awards[3]	—	4,485,590	4,485,590	6,538,355	4,485,590	4,485,590
Executive Pension Plan[4]	—	—	—	—	—	—
Executive 401(k) Plan[5]	—	267,928	267,928	267,928	267,928	267,928
Welfare Ben. Lump Sum[6]	—	—	—	13,068	—	—
Severance[7]	—	—	600,000	2,400,000	—	—
Outplacement[8]	—	—	5,900	5,900	—	—
TOTAL	—	4,753,518	5,359,418	9,525,251	4,753,518	4,753,518
Robert A. Lonergan
STIP Award	—	—	—	283,699	—	—
Long-Term Equity Awards[3]	—	—	3,053,255	4,949,468	3,053,255	3,053,255
Executive Pension Plan[4]	14,550	—	14,550	14,550	14,550	14,550
Executive 401(k) Plan[5]	635,298	—	635,298	635,298	635,298	635,298
Welfare Ben. Lump Sum[6]	—	—	6,086	42,744	—	—
Severance[7]	—	—	585,000	2,269,589	—	—
Outplacement[8]	—	—	5,900	5,900	—	—
TOTAL	649,848	—	4,300,089	8,201,248	3,703,103	3,703,103
Francesca L. Luthi
STIP Award	—	—	—	—	—	—
Long-Term Equity Awards[3]	—	—	—	—	—	—
Executive Pension Plan[4]	19,283	—	—	—	—	—
Executive 401(k) Plan[5]	846,411	—	—	—	—	—
Welfare Ben. Lump Sum[6]	—	—	—	—	—	—
Severance[7]	—	—	—	—	—	—
Outplacement[8]	—	—	—	—	—	—
TOTAL	865,694	—	—	—	—	—

1As of December 31, 2025, Messrs. Meier, Campbell and Nair met the requirements for retirement eligibility (age 55 with 10 years of service). Accordingly, their voluntary retirement would be considered a retirement and column (a) “Payout if Terminated Voluntarily 12/31/25 Not Retirement” would not apply. Because none of the other NEOs were retirement eligible as of December 31, 2025, the column entitled “Payout if Terminated Voluntarily 12/31/25 Retirement” does not apply to them.
2The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

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3These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2025 based on the closing stock price of $240.85 on December 31, 2025. These amounts also reflect accelerated vesting in the event of a change in control of the Company and pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause (with the exception of Messrs. Meier, Campbell and Nair). PSU amounts are computed based on the achievement of target level performance for each award. Because the ultimate number of PSUs earned is not determinable as of December 31, 2025, no dividend equivalents are reflected.
For Messrs. Meier, Campbell and Nair, the values in column (b), (c), (e) and (f) reflect accelerated vesting of unvested equity awards granted prior to 2025 and forfeiture of equity awards granted in 2025. This is due to Messrs. Meier, Campbell and Nair meeting the requirements for retirement eligibility as of December 31, 2025.
For all NEOs, values in column (d) assume a hypothetical corporate change in control.
4Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with Code Section 409A).
5This amount includes the Company’s contribution to the Executive 401(k) Plan made in 2025.
6This amount represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2025 for 18 months based on the individual’s benefit election (in accordance with Code Section 409A).
7Under the Change in Control Agreements, if payments constitute "excess parachute payments" within the meaning of Code Section 280G, the payments would be reduced only if the NEO would receive a greater net after-tax benefit than they otherwise would receive with no reduction in payments. The amounts shown in column (d) above reflect no such reductions.
8This amount represents the Company’s best estimate of the costs of outplacement services for an NEO.

NARRATIVE TO POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following is a description of the information reported in the “Potential Payments Upon Termination or Change in Control Table”, including the material terms of the Change in Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan benefits payable in the event of disability or death. The material terms of the Executive Pension Plan are described in “Pension Benefits” on page 82. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table“ on page 85.

Treatment of Annual Incentive Awards
Under the ESTIP, a participant who terminates employment with the Company for any reason during a performance period may, in the discretion of the Compensation and Talent Committee, receive an award in such an amount as the Compensation and Talent Committee deems to be appropriate, generally pro-rated for time worked during the performance period. Awards payable for any reason other than disability or death will not be paid until the end of the performance period, certification of performance and determination by the Compensation and Talent Committee of the amount to be paid. Upon a change in control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Compensation and Talent Committee no later than the date of the change in control.

Accelerated and Pro-rated Vesting of Equity Awards
Under the ALTEIP, the plan currently used for all equity-based grants to our NEOs, a change in control coupled with a termination of employment without cause or for good reason within two years of the change in control would result in all RSUs vesting in full and PSUs vesting based on the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of

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time within the performance period that has elapsed prior to the termination of employment date or (ii) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the date of termination for which performance can, as a practical matter, be determined).
Upon a termination due to death or disability, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). RSUs and PSUs are settled in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination.

The Executive 401(k) Plan
The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Code Section 409A.

Change in Control Agreements

The Company is a party to a Change in Control Agreement with each NEO (the “CIC Agreement” or collectively, the “CIC Agreements”). The CIC Agreements generally provide that if, during the two-year period following a change in control (as defined in the CIC Agreements), the executive’s employment is terminated by the Company other than for cause or disability, or by the executive for good reason (each as defined in the CIC Agreements), the executive would be entitled to receive, subject to the execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to two times the sum of the executive’s annual base salary plus target ESTIP award, a lump sum payment equal to 18 months’ worth of company contribution towards health care and life insurance, and outplacement benefits.
The CIC Agreements do not provide for an excise tax gross-up. Rather, in the event of a change in control, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change in control (whether under the CIC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the Code, whichever amount generates the greater after-tax value for the executive.
Termination in Anticipation of a Change in Control. If an executive’s employment with the Company is terminated by the Company without cause prior to the date on which a change in control occurs, and if it is reasonably demonstrated by the executive that such termination of employment was initiated by the Company after the public announcement of a proposed transaction that ultimately results in a change in control, then the executive will be entitled to the severance and other benefits under the executive’s CIC Agreement, as described above.
Change in Control Definition. For purposes of the CIC Agreements, a change in control is defined as:

•the consummation of an acquisition by any individual, entity or group of 30% or more beneficial ownership of shares of outstanding voting securities of the Company entitled to vote generally in the election of directors;
•a change in the Company’s Board (the “Incumbent Board”) and any new directors as defined in the agreements (“Successor Directors”) appointed to fill interim vacancies or nominated for election by the Company's stockholders in either case pursuant to a vote of at least a majority of the directors

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Executive Compensation
then in office who are either Incumbent Directors or Successor Directors, to constitute a majority of the Board of Directors of the Company;
•the consummation of a merger, consolidation, reorganization or similar corporate transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 50% or more of the stock of the Company resulting from the business combination; or
•the consummation of a transaction or series of transactions approved by the Company’s stockholders that results in the sale or disposition of all or substantially all of the Company’s assets (by way of reinsurance or otherwise) or a complete liquidation or dissolution of the Company.

Restrictive Covenants. Under the CIC Agreements, executives are held to, commencing on the change in control date and (i) continuing for one year after termination of employment, non-solicit and non-compete obligations, (ii) continuing for two years after termination of employment, non-disparagement obligations, and (iii) continuing indefinitely, confidentiality obligations, in each case to the extent enforceable under applicable state law. In addition, an integration clause ensures that the Company will receive the greater of protections set forth in any agreement.
CEO PAY RATIO
To provide the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee in 2025, we used the same median employee who we identified in 2023 since there has been no change in our employee population or compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We identified the median employee for 2023 by ranking the total cash compensation, including base pay, overtime and cash incentive pay, for all employees, excluding our CEO, who were employed by the Company as of our determination date of October 1, 2023. We used the following methodology, consistently applied across the entire global employee population, to rank our employee population to determine our median employee:

•We included all U.S. and non-U.S. employees, employed on a full-time, part-time or temporary basis such that the calculation covered 13,468 employees as of October 1, 2023.
•Actual base pay during the period October 2, 2022 through October 1, 2023 was used for all participants. No compensation components were annualized.
•We included overtime pay and cash incentive compensation, including shift differentials, referral bonuses, “sign-on” bonuses, and commission incentives paid during the period October 2, 2022 through October 1, 2023.
•For the non-U.S. population, a 12-month average of the monthly exchange rates (October 2022 - September 2023) was used to convert all foreign currency payments to U.S. dollars.
•We did not rely on any other material assumptions, adjustments (such as cost-of-living adjustments) or estimates (such as statistical sampling) with respect to total cash compensation for purposes of employee ranking.

Our median employee was determined to be a full-time, U.S.-based employee. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we used for our CEO as set forth in the 2025 “Summary Compensation Table” found on page 76. For 2025, we estimate that our CEO to median employee pay ratio is 268 to 1, the annual total compensation for the median employee was $56,767 and the annual total compensation for our CEO was $15,221,983.

Our 2025 pay ratio is intended to be a reasonable estimate calculated in a manner consistent with SEC rules. Given the different methodologies that various public companies use to determine their estimates of pay ratio, including the different assumptions, exclusions, estimates and methodologies allowed under the

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SEC rules, and differing employment and compensation practices among companies, our reported pay ratio may not be comparable to the pay ratio disclosure of other companies.
PAY VERSUS PERFORMANCE
The table below sets forth the Company’s Pay versus Performance disclosure:

Year[1]	Summary compensation table total for PEO ($)	Compensation actually paid to PEO[2] ($)	Average summary compensation table total for non-PEO named executive officers ($)	Average compensation actually paid to non-PEO named executive officers[6] ($)	Value of initial fixed $100 investment based on:		Net income ($ in millions)[8]	Adjusted earnings, excluding reportable catastrophes, per diluted share[9] ($)
					Total stockholder return ($)	2025 Peer group total stockholder return[7] ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	15,221,983	24,201,570	4,105,713	6,080,445	192.81	221.66	872.7	22.81
2024	13,777,291	25,036,855	4,144,421	6,786,410	168.11	203.42	760.2	20.35
2023	10,331,024	22,374,091	3,102,460	6,115,004	130.78	152.29	642.5	17.13
2022	8,372,281	4,350,001	3,239,523	1,494,888	95.10	137.26	276.6	13.61
2021	11,504,780	13,725,397	3,887,015	4,581,889	116.46	119.57	1,361.8	12.28

1 The PEOs were as follows: Keith W. Demmings in 2025, 2024, 2023 and 2022; and Alan B. Colberg in 2021. The NEOs were as follows: Keith R. Meier, Michael P. Campbell, Biju Nair, Robert A. Lonergan, and Francesca L. Luthi in 2025; Keith R. Meier, Francesca L. Luthi, Biju Nair, and Michael P. Campbell in 2024; Keith R. Meier, Francesca L. Luthi, Robert A. Lonergan, Michael P. Campbell, and Richard S. Dziadzio in 2023; Richard S. Dziadzio, Robert A. Lonergan, Keith R. Meier, and Francesca L. Luthi in 2022; and Richard S. Dziadzio, Gene E. Mergelmeyer, Keith W. Demmings, and Francesca L. Luthi in 2021.
2 No awards granted to the PEOs during the period failed to meet vesting conditions. The table below details the adjustments made to the “Summary Compensation Table” total to calculate the compensation actually paid to the PEO for 2025:

Year	Summary compensation table total for PEO ($)	Stock awards and option awards columns of the summary compensation table ($)	Fair value of equity awards granted in year that remained outstanding and unvested as of year-end ($)[3]	Change in fair value of the equity awards granted before year that are outstanding and unvested as of year-end ($)[4]	Fair value of the awards that were granted and vested in year ($)	Change in fair value of all the equity awards granted before year that vested in year ($)[5]	Aggregate change in pension benefits ($)	Pension “service cost” for year ($)	Compensation actually paid to PEO ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2025	15,221,983	(9,825,712)	13,115,289	5,825,480	—	(135,470)	—	—	24,201,570

3     PSU fair value is calculated by taking the current year projected performance adjusted number of shares times the current year closing share price. RSU fair value is calculated by taking the number of shares times the current year closing share price.
4 PSU change in fair value is calculated by taking the current year projected performance adjusted number of shares times the current year closing share price less the prior year projected performance adjusted number of shares times the prior year closing share price. RSU change in fair value is calculated by taking the number of shares times the current year closing share price less the number of shares times the prior year closing share price.
5 PSU change in fair value is calculated by taking the actual number of performance adjusted shares times the vesting date share price less the prior year projected performance adjusted number of shares times the prior year closing share price. RSU change in fair value is calculated by taking the number of shares vested times the vesting date share price less the number of shares times the prior year closing share price.

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6 No awards granted to the NEOs during the period failed to meet vesting conditions. The table below details the adjustments made to the “Summary Compensation Table” total for the NEOs to calculate the average compensation actually paid to the NEOs for 2025:

Year	Average summary compensation table total for non-PEO named executive officers ($)	Average stock awards and option awards columns of the summary compensation table ($)	Average fair value of equity awards granted in year that remained outstanding and unvested as of year-end ($)	Average change in fair value of the equity awards granted before year that are outstanding and unvested as of year-end ($)	Average fair value of the awards that were granted and vested in year ($)	Average change in fair value of all the equity awards granted before year that vested in year ($)	Average aggregate change in pension benefits ($)	Average pension “service cost” for year ($)	Average compensation actually paid to non-PEO named executive officers ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2025	4,105,713	(2,248,270)	2,994,653	1,266,062	—	(37,713)	—	—	6,080,445

7 Refers to the S&P Composite 1500 Property & Casualty Insurance Index included in “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Stock Performance Graph” in the Company’s 2025 Form 10-K. The Company changed its peer index from the S&P Multi-Line Insurance Index to better reflect the Company’s current mix of businesses after its multi-year transformation that included exiting preneed, health and life insurance-related businesses. The S&P Multi-Line Insurance Index TSR was: 2025 - $232.84, 2024 - $193.97, 2023 - $179.40, 2022 - $159.88 and 2021 - $145.78.
8 Represents the net income as disclosed in the Company’s audited GAAP financial statements.
9 Represents a non-GAAP measure. A reconciliation of this non-GAAP measure to its most comparable GAAP measure can be found in Appendix A hereto.

The fair value of equity awards is determined in a manner consistent with that disclosed in consolidated financial statements included in the 2025 Form 10-K. The portion of the PSU awards that are earned based on Adjusted earnings, excluding reportable catastrophes, per diluted share are valued at the probable outcome of the performance condition and the Company’s closing share price at each measurement date. The portion of the PSU awards that are earned based on the Company’s TSR relative to the TSR of the S&P 500 Index are valued using a Monte Carlo valuation model at each measurement date. The table below sets out the range of assumptions applied for each measurement date relevant to the “Compensation Actually Paid Table”.

Measurement Date	12/31/2025
Performance factor	1.37 - 1.89
TSR Monte Carlo Assumptions:
Expected volatility	23.17% - 26.55%
Expected remaining term (years)	0.0 - 2.0
Risk free interest rate	3.41% - 3.42%

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As reflected in our plans, the table below lists the Company’s most important performance measures used to link compensation actually paid (the “CAP”) for our NEOs to Company performance:

Tabular List of Performance Measures[1]
Adjusted earnings, excluding reportable catastrophes, per diluted share
Adjusted EBITDA, excluding reportable catastrophes
Relative TSR
Net earned premiums, fees and other income

The graph below represents the relationship between the CAP of the principal executive officer (the CEO, referred to as “PEO” in this section) and the NEOs with the Company’s TSR and a comparison of the Company’s TSR to the cumulative TSR of the peer group included in its Form 10-K:

1 Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

CAP Versus TSR 2021-2025
Compensation Actually Paid ($Mil.)
32.0
24.0
16.0
8.0
0.0
Total Shareholder Return per $100
240.00
200.00
160.00
120.00
80.00
40.00
0.00
2021
2022
2023
2024
2025
CAP PEO
Avg. CAP Other NEOs
Co. TSR
2025 Peer TSR
2024 Peer TSR

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The graph below represents the relationship between the CAP of our PEO and NEOs with the Company’s net income:

CAP Versus Net Income 2021-2025
Compensation Actually Paid ($Mil.)
30.0
24.0
18.0
12.0
6.0
0.0
1,600.0
1,200.0
800.0
400.0
—
Net Income in ($Mil.)
2021
2022
2023
2024
2025
CAP PEO
Avg. CAP Other NEOs
Net Income

The graph below represents the relationship between the CAP of our PEO and NEOs with the Company’s Company Selected Measure, Adjusted earnings, excluding reportable catastrophes, per diluted share:

CAP Versus Adjusted EPS 2021-2025
Compensation Actually Paid ($Mil.)
30.0
24.0
18.0
12.0
6.0
0.0
25
20
15
10
5
0
Adjusted Earnings Per Share in ($)
2021
2022
2023
2024
2025
CAP PEO
Avg. CAP Other NEOs
Adjusted EPS

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Director Compensation
Director Compensation
The following table sets forth the cash and other compensation earned by or accrued to the non-management members of the Board for all services in all capacities during the fiscal year ended December 31, 2025. Mr. Demmings was not eligible to participate in the Assurant Amended and Restated Directors Compensation Plan (the “Directors Compensation Plan”) and did not receive any compensation for his service as a director.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Paget L. Alves[2]	4,583	—				60,257	64,840
Rajiv Basu	110,000	170,051				750	280,801
J. Braxton Carter	110,000	170,051				250	280,301
Harriet Edelman	132,500	170,051				2,000	304,551
Sari Granat	129,583	170,051				1,000	300,634
Lawrence V. Jackson[3]	48,329	—				289,813	338,142
Debra J. Perry	140,000	170,051				1,500	311,551
Ognjen (Ogi) Redzic	110,000	170,051				250	280,301
Paul J. Reilly	142,500	170,051				10,000	322,551
Elaine D. Rosen	332,500	170,051				2,600	505,151
Kevin M. Warren	105,722	330,160				500	436,382

1The amounts reported in this column are consistent with the grant date fair value of each award computed in accordance with FASB ASC Topic 718. The grant date fair value of the stock awards granted in 2025 equals the amount disclosed in column (c). As of December 31, 2025, each director, except Mr. Alves, Mr. Jackson, and Mr. Warren held 1,925 unvested RSUs. Mr. Warren held 1,647 unvested RSUs as of December 31, 2025. Messrs. Alves and Jackson held no unvested RSUs as of December 31, 2025.
2Mr. Alves retired from the Board of Directors on January 15, 2025. Amounts in column (g) include $60,257 of accumulated dividend equivalents on previously deferred RSUs for Mr. Alves which were paid to him in 2025 pursuant to his retirement from the Board.
3Mr. Jackson retired from the Board of Directors on May 21, 2025. Amounts in column (g) include $289,813 of accumulated dividend equivalents on previously deferred RSUs for Mr. Jackson which were paid to him in 2025 pursuant to his retirement from the Board.

95	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Director Compensation
NARRATIVE TO THE DIRECTOR COMPENSATION TABLE
Fees Earned or Paid in Cash
The Directors Compensation Plan in effect for 2025 provides for an annual retainer for non-management directors of $110,000, payable in cash quarterly. Additional annual retainers were paid under the Directors Compensation Plan to the Chair of the Board and committee Chairs as follows: (i) Chair of the Board: $200,000; (ii) Audit Committee Chair: $35,000; (iii) Compensation and Talent Committee Chair: $25,000; (iv) Finance and Risk Committee Chair: $35,000; (v) Information Technology Committee Chair: $25,000; and (vi) Nominating and Corporate Governance Committee Chair: $25,000.
The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its committees and other Company functions where the director’s attendance is requested by our CEO. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred under the ADC Plan. The Company does not make any contributions to, or provide any preferential or above market earnings under, the ADC Plan.
Restricted Stock Unit Awards
In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the date he or she first becomes a director, an initial award of RSUs having an aggregate fair market value on the grant date equal to $170,000. In no event will a director receive an initial award of RSUs if the next Annual Meeting is within four months of the date he or she becomes a director. On the day following each Annual Meeting, each non-employee director then in office will receive an annual award of RSUs having a fair market value on the grant date equal to $170,000.
Directors’ awards of RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date. All RSUs vest in full in the event of a change in control (as defined in the ALTEIP) or upon retirement after reaching age 55 and completing at least five consecutive years of service on the Board. Settlement of the shares are deferred until separation from the Board. Quarterly dividend equivalents earned throughout the vesting period on awards granted accumulate and are paid in cash upon separation from the Board.
The maximum number of shares that may be granted to any non-employee director under the ALTEIP in any calendar year is limited to a number that, combined with any cash fees or other compensation, does not exceed $750,000 in total value based on the share value on the date of grant (or $850,000 under extraordinary circumstances as determined by the Board).
All Other Compensation
Directors are eligible to participate in the Assurant Foundation Matching Gifts Program to support charities with U.S.-based Section 501(c)(3) status or equivalent charitable status as recognized in other countries. Generally, the Assurant Foundation matches up to $1,000 annually for charitable contributions made by each director. Additional charitable matching may occur in honor of director retirements.

96	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Equity Compensation Plan Information
Equity Compensation Plan Information

The following table shows aggregate information, as of December 31, 2025, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[2]
Equity Compensation Plans Approved by Security Holders	1,006,120	—	2,633,380
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,006,120	—	2,633,380

1This amount reflects securities to be issued under outstanding awards of RSUs and PSUs as of December 31, 2025. For outstanding awards of PSUs, the amount reflects the number of securities that would be issued if the target level of performance is achieved. Assuming achievement of maximum level of performance under outstanding PSUs, the amount in column (a) would be 1,588,540.
2This amount is comprised of 1,834,143 shares of common stock available for issuance under the ESPP and 799,237 shares of common stock available for issuance under the ALTEIP.

97	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Transactions with Related Persons
Transactions with Related Persons
TRANSACTIONS WITH RELATED PERSONS
There were no related person transactions since the beginning of fiscal year 2025 requiring disclosure under SEC rules and there are no such currently proposed transactions. The Company engages in ordinary course business transactions with certain related persons, or entities in which related persons serve as officers, directors or affiliates, and in which such related persons do not have a direct or indirect material interest. See “Corporate Governance—Director Independence” for a description of certain ordinary course business transactions and relationships with our directors.

REVIEW, APPROVAL AND MONITORING OF TRANSACTIONS WITH RELATED PERSONS

The Nominating and Corporate Governance Committee adopted the Assurant, Inc. Related Person Transactions Policy and Procedures. The policy applies to transactions of at least $120,000 in which the Company was or is to be a participant and in which a related person has a direct or indirect material interest. Generally, related persons are the Company’s directors, executive officers, nominees for director, their immediate family members and beneficial owners of 5% or more of the Company’s outstanding common stock.
Policy
The Company’s policy is to enter into related person transactions only when the Nominating and Corporate Governance Committee determines that such transaction is in, or is not inconsistent with, the interests of the Company and its stockholders.

Procedures
•Related persons must notify the Company’s law department in advance of any potential related person transaction. The Company’s law department also obtains information relating to potential related person transactions through various methods, including annual director and executive officer questionnaires and conflict of interest questionnaires.
•If the law department determines that the proposed transaction is a related person transaction and is not an ordinary course transaction that has been pre-approved by the Nominating and Corporate Governance Committee (such as certain financial services, including insurance, provided by the Company to a related person and investment management services provided to the Company’s employee benefit plans), it will submit the proposed transaction to the Nominating and Corporate Governance Committee for review at its next meeting. If it is not practicable to wait until then, the Nominating and Corporate Governance Committee may call a special meeting or the Chair of the Nominating and Corporate Governance Committee may consider the proposed transaction and report his or her decision at the next regularly scheduled Nominating and Corporate Governance Committee meeting.
•The Nominating and Corporate Governance Committee will review the facts of all such transactions, including the reasonable prior review for potential conflicts of interest by the Company’s law department, the benefits to the Company, the extent of the related person’s interest in the transaction, any impact on a director’s independence or status as a “non-employee director” and the terms generally available to unrelated third parties under similar circumstances. Any transaction determined to be inconsistent with the interests of the Company and its stockholders is prohibited. The Nominating and Corporate Governance Committee will then either approve or disapprove the entry into

98	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Transactions with Related Persons
such transaction. If advance approval is not feasible, then the transaction will be considered and, if appropriate, ratified at the next Nominating and Corporate Governance Committee meeting.
•No director will participate in any discussion or approval of a transaction in which he or she is a related person.
•If a related person transaction is approved and will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, the Nominating and Corporate Governance Committee, at least annually, will review and assess the ongoing transaction and determine whether or not it should be permitted to continue.

99	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Security Ownership of Certain Beneficial Owners
Security Ownership of Certain Beneficial Owners
The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than 5% of Assurant’s outstanding common stock as of February 17, 2026, (a) the number of shares of common stock beneficially owned (based solely upon the most recently reported number of shares beneficially owned as of the date the person or entity filed a Schedule 13G with the SEC) and (b) the percentage of all outstanding shares of common stock represented by such ownership (based upon 49,704,916 shares of common stock outstanding as of that date).

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class
The Vanguard Group, Inc.[1]	6,806,278	13.7%
The Bank of New York Mellon Corporation[2]	5,091,314	10.2%
T. Rowe Price Investment Management, Inc.[3]	3,621,858	7.3%
BlackRock, Inc.[4]	3,193,491	6.4%
State Street Corporation[5]	3,048,571	6.1%

1    Beneficial ownership information regarding The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, is based solely upon a Schedule 13G/A filed on February 13, 2024, which indicates beneficial ownership of 6,806,278 shares of common stock as of December 29, 2023. The Vanguard Group, Inc. indicated that it had sole voting power with respect to 0 shares of common stock, shared voting power with respect to 62,312 shares of common stock, sole dispositive power with respect to 6,625,938 shares of common stock and shared dispositive power with respect to 180,340 shares of common stock.
2    Beneficial ownership information regarding The Bank of New York Mellon Corporation, 240 Greenwich Street, New York, New York 10286, is based solely upon a Schedule 13G/A filed on December 5, 2025, which indicates beneficial ownership of 5,091,314 shares of common stock as of November 30, 2025. The Bank of New York Mellon Corporation indicated that it had sole voting power with respect of 5,035,627 shares of common stock, shared voting power with respect to 3,525 shares of common stock, sole dispositive power with respect to 2,842,424 shares of common stock, and shared dispositive power with respect to 2,248,890 shares of common stock. All of the shares are beneficially owned by The Bank of New York Mellon Corporation and its direct or indirect subsidiaries in their various fiduciary capacities.
3    Beneficial ownership information regarding T. Rowe Price Investment Management, Inc., 1307 Point Street, Baltimore, Maryland 21231, is based solely upon a Schedule 13G/A filed on February 17, 2026, which indicates beneficial ownership of 3,621,858 shares of common stock as of December 31, 2025. T. Rowe Price Investment Management, Inc. indicated that it had sole voting power with respect to 3,611,448 shares of common stock and sole dispositive power with respect to 3,621,858 shares of common stock.
4    Beneficial ownership information regarding BlackRock, Inc., 50 Hudson Yards, New York, New York 10001, is based solely upon a Schedule 13G/A filed on July 16, 2025 which indicates beneficial ownership of 3,193,491 shares of common stock as of June 30, 2025. BlackRock, Inc. indicated that it had sole voting power with respect to 3,030,534 shares of common stock and sole dispositive power with respect to 3,193,491 shares of common stock. BlackRock, Inc. indicated that it filed this Schedule 13G/A on behalf BlackRock, Inc. and certain of its subsidiaries.
5    Beneficial ownership information regarding State Street Corporation, One Congress Street, Suite 1, Boston Massachusetts 02114, is based solely upon a Schedule 13G/A filed on May 13, 2025, which indicates beneficial ownership of 3,048,571 shares of common stock as of March 31, 2025. State Street Corporation indicated that it had shared voting power with respect to 2,105,752 shares of common stock, and shared dispositive power with respect to 3,048,119 shares of common stock. State Street Corporation indicated that it filed this Schedule 13G/A on behalf of State Street Corporation and certain of its subsidiaries.

100	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Security Ownership of Directors and Executive Officers
Security Ownership of Directors and Executive Officers
The following table provides information concerning the beneficial ownership of common stock as of February 17, 2026 for Assurant’s Chief Executive Officer, Chief Financial Officer, each of Assurant’s other NEOs for 2025, each director and all current directors and executive officers as a group. As of February 17, 2026, we had 49,704,916 shares of common stock outstanding. Except as otherwise indicated and except to the extent that authority is shared by their spouses, all persons listed below have sole voting power and dispositive power with respect to their shares and have beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned[1]	Percentage of Class
Keith W. Demmings	73,999	*
Keith R. Meier	30,249	*
Michael P. Campbell	19,752	*
Robert A. Lonergan	24,162	*
Francesca L. Luthi	10,237	*
Biju Nair	19,528	*
Elaine D. Rosen	25,093	*
Rajiv Basu	1,138	*
Lynn S. Blake	—	*
J. Braxton Carter	6,368	*
Harriet Edelman	8,521	*
Sari Granat	2,031	*
Debra J. Perry	8,521	*
Ogi Redzic	5,543	*
Paul J. Reilly	19,562	*
Kevin M. Warren	255	*

All current directors and executive officers as a group (19 persons)	270,302	*

*Less than 1% of class.
1Includes: for Mr. Meier, 824 shares of Common Stock held through the Assurant Inc. Stock Fund of the 401(k) Plan as of December 31, 2025.
For certain NEOs and current executive officers, includes RSUs that will vest (regardless of any delivery delayed in connection with a retirement) on or within 60 days of February 17, 2026 in exchange for the following amounts of common stock: for Mr. Campbell, 4,644 shares; Mr. Demmings, 12,021 shares; for Mr. Lonergan, 1,890 shares; for Ms. Luthi, 0 shares; for Mr. Meier, 7,647 shares; and for Mr. Nair, 6,844 shares.
For certain directors, includes vested RSUs and RSUs that will vest on or within 60 days of February 17, 2026 in exchange for the following amounts of common stock: 15,128 shares for each of Ms. Rosen and Mr. Reilly; 8,521 shares for each of Ms. Edelman and Ms. Perry; 5,543 shares for Mr. Redzic; 4,418 shares for Mr. Carter; 2,031 shares for Ms. Granat; 1,138 shares for Mr. Basu; and 255 shares for Mr. Warren. The settlement of such shares is deferred until separation from the Board.
RSUs that will vest on or within 60 days of February 17, 2026 in exchange for shares of common stock for all current directors and executive officers as a group totaled 99,896.
Shares of Common Stock held through the Assurant Inc. Stock Fund of the 401(k) Plan as of December 31, 2025 for all current executive officers as a group totaled 1,754.

101	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Audit Committee Matters
Audit Committee Matters
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors of the Company operates under a written charter, adopted and reviewed annually by the Audit Committee and the Board. The charter describes in greater detail the full responsibilities of the Audit Committee. Among other things, the Audit Committee assists the Board in its oversight of the integrity of the Company’s quarterly and annual financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditors’ qualifications and independence; and the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee reviews the Company’s policies with respect to risk assessment and risk management and coordinates with the Finance and Risk Committee with respect to Board oversight of risk management and global risk management activities. Additional information regarding the Board’s role in risk oversight can be found in the “Corporate Governance” section of this proxy statement.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements; for maintaining appropriate accounting and financial reporting processes; for the design and operating effectiveness of the Company’s internal control over financial reporting and related procedures; and for the execution of the Company’s risk management function. In performing its oversight function, the Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company as of and for the year ended December 31, 2025 and management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2025. Management’s assessment is included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s 2025 Form 10-K. In connection with that review, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S. and that the Company maintained effective internal control over financial reporting as of December 31, 2025. In consultation with management and with input from the Company’s independent registered public accounting firm, the Audit Committee reviews the effectiveness of the internal audit function. In addition, the Audit Committee has reviewed and discussed with management the Company’s policies with respect to risk assessment and risk management, including the guidelines and policies that govern the process by which risk assessment and risk management is undertaken. The Audit Committee meets in periodic executive sessions with each of management, the internal auditor and the independent registered public accounting firm to discuss the results of examinations by the internal auditor and the independent registered public accounting firm, their evaluations of internal controls and the overall quality of the Company’s financial reporting, as well as other matters as appropriate.

PwC serves as the Company’s independent registered public accounting firm and has served in this role since 2000. Each year, the Audit Committee, in consultation with management and the Company’s head of internal audit, reviews PwC’s performance and considers whether to reappoint PwC, subject to stockholder ratification, to serve as the Company’s independent registered public accounting firm for the current fiscal year. In that review, the Audit Committee considers, among other things, the continued independence of PwC, PwC’s tenure serving the Company, whether PwC’s provision of non-audit services to the Company is compatible with maintaining its independence, and the quality and efficiency of the services provided, as well as the depth of the firm’s and audit team’s expertise and experience in the Company’s industry. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In addition, the Audit Committee assesses the qualifications and performance of the lead engagement partner and other principal team members of the independent registered public accounting firm, and the Audit Committee and its Chair are involved in the selection of the new lead engagement partner at least every five years or when otherwise required by law. The most recent new lead engagement partner commenced service

102	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Audit Committee Matters
following the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2025. The Audit Committee is responsible for pre-approving and regularly reviewing all services, fees and terms associated with the Company’s retention of its independent registered public accounting firm.
The Audit Committee has reviewed and discussed with PwC their report and related opinion on the fair presentation of the Company’s consolidated financial statements as of and for the year ended December 31, 2025, as well as the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, has discussed with PwC the independence of the firm, has reviewed and discussed with PwC critical audit matters identified by PwC during the audit, and has considered all of the above-referenced communications as well as all audit, audit-related and non-audit services provided by PwC.
On the basis of the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in the 2025 Form 10-K for filing with the SEC.
Audit Committee
Paul J. Reilly, Chair
Rajiv Basu
J. Braxton Carter
Harriet Edelman

103	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Audit Committee Matters
.
FEES OF PRINCIPAL ACCOUNTANTS
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of PwC, our independent registered public accounting firm. The Audit Committee is required to pre-approve all audit or non-audit engagements with the independent registered public accounting firm. The Audit Committee has delegated to the Audit Committee Chair the authority to pre-approve audit or non-audit service engagements with the independent registered public accounting firm involving aggregate potential fees of up to $250,000 per engagement. Any such services that are pre-approved by the Chair must then be reported and ratified at the next regularly scheduled Audit Committee meeting.
In approving any non-audit services, the Audit Committee, or its Chair when applicable, considers whether the proposed services are prohibited under current law or regulations. In order to approve the proposed non-audit services, the Audit Committee, or its Chair when applicable, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the independent registered public accounting firm in connection with its audit opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee also receives assurances from the independent registered public accounting firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence in connection with its audit opinion on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting.
The following table sets forth the aggregate fees for PwC for the fiscal years ended December 31, 2025 and 2024:

	2025	2024
Description of Fees[1]	Amounts (in thousands)	Amounts (in thousands)
Audit Fees[2]	$11,898	$13,822
Audit-Related Fees[3]	615	2,879
Tax Fees[4]	100	48
All Other Fees[5]	2	128
Total	$12,615	$16,877

1 Fees include out-of-pocket expenses of $140,000 and $185,000 for 2025 and 2024, respectively, which were incurred by PwC and billed to the Company in connection with the respective services.

2 Audit fees consisted principally of fees for the audit of the Company's consolidated financial statements including internal control over financial reporting; the audit of certain of the Company’s subsidiaries required for statutory and regulatory reporting purposes; and the review of financial statements included in the Company's Form 10-Q filings.

3 Audit-related fees consisted primarily of fees in connection with control attestation services, benefit plan audits, due diligence services, subsidiary audits not reported under “Audit Fees”, consultation on accounting and financial reporting matters, and consultation on new accounting standards.

4 Tax fees consisted of fees relating to permissible professional services, primarily relating to compliance services.

5 All other fees consisted of fees for permissible professional services rendered in connection with various services unrelated to the above categories.

104	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Incorporation by Reference
Incorporation by Reference
The Compensation and Talent Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these filings. Any reports or other information referenced herein from any websites is not deemed part of or incorporated by reference into this proxy statement.

105	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Annual Report and Form 10-K
Annual Report and Form 10-K
The 2025 annual report to stockholders, which includes the 2025 Form 10-K, accompanies this proxy statement.
Without charge, stockholders may obtain a copy of our 2025 Form 10-K containing the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2025, as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339. A list of exhibits is included in the accompanying 2025 Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them. Without charge, copies of our 2025 Form 10-K and accompanying exhibits are also available under the “Investor Relations” section of our website at http://ir.assurant.com.

106	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Additional Annual Meeting Information
Additional Annual Meeting Information
STOCKHOLDER PARTICIPATION IN THE VIRTUAL ANNUAL MEETING
We will follow a virtual meeting format for the Company’s 2026 Annual Meeting. The virtual meeting format allows attendance from any location in the world. Stockholders will have the same rights and opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. The business of the Annual Meeting will follow the order shown on the agenda on the Annual Meeting website.
Annual Meeting Admission
Because this is a meeting of stockholders, only stockholders as of the record date of March 26, 2026 (or their authorized representatives) are permitted to participate in, vote or ask questions during the Annual Meeting. Visit www.virtualshareholdermeeting.com/AIZ2026 and enter the 16-digit control number that can be found on your proxy card, voting instruction or notice. Online access to the Annual Meeting will open at 7:45 a.m. Eastern Time to allow time for stockholders to become familiar with the virtual platform and address any technical difficulties prior to the start of the Annual Meeting at 8:00 a.m. Eastern Time. If you do not have your control number, you will be able to join the meeting as a guest; however, you will not be able to vote or submit questions during the Annual Meeting. Stockholders should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at Investor.Relations@assurant.com.

Participating during the Annual Meeting
Once admitted into the virtual Annual Meeting, you will have the opportunity to submit questions in writing during the Annual Meeting. If you have a question, please submit the question in the field provided on the Annual Meeting website. The Chair or the CEO may answer the question directly or invite another representative of the Company to respond. Questions pertinent to meeting matters will be answered during the question and answer portion of the virtual Annual Meeting, as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. No recording of the Annual Meeting is allowed, including audio and video recording. For additional information regarding how to participate in the virtual Annual Meeting, please see the Rules of Procedures that will be posted to the virtual Annual Meeting website on the day of the Annual Meeting.

Voting during the Annual Meeting
While we strongly encourage you to vote your shares prior to the virtual Annual Meeting, stockholders may also vote during the Annual Meeting. If you have already voted your shares, your vote has been received by the Company’s inspector of elections and there is no need to vote again, unless you wish to revoke or change your vote.

Technical Difficulties
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual Annual Meeting registration page 15 minutes prior to the start of the meeting.

107	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Additional Annual Meeting Information
NOTICE AND ACCESS
The SEC rules allow us to use a “Notice and Access” model to make our proxy statement and other Annual Meeting materials available to you. On or around April 6, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our common stockholders advising them that our proxy statement, 2025 annual report to stockholders and voting instructions can be accessed via the Internet as of such date and will also provide a printed or emailed copy of our proxy materials to those stockholders who requested delivery by such methods. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice. Using the Notice allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with convenient access to the proxy materials via the Internet.
STOCKHOLDERS SHARING THE SAME ADDRESS
We have adopted a procedure, approved by the SEC, called “householding” whereby stockholders of record who have the same address and last name and receive hard copies of the annual report and proxy statement will receive only one set of materials per household. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement, he or she may telephone toll-free 1-866-540-7095 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their bank or broker, if they are beneficial holders, or by contacting Broadridge at the address set forth above if they are record holders.
PROXY SOLICITATION
The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Proxies may be solicited on behalf of the Company by its officers, directors or employees by telephone, in person or by other electronic means without additional compensation. We have retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, to assist with the solicitation of proxies for an estimated fee of $14,700 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.
Any holder of record of common stock may revoke his or her proxy at any time before it is voted by delivering a signed proxy or other written notice of revocation, which is dated later than the initially voted proxy, to the Corporate Secretary of Assurant. All shares of common stock represented by properly signed and returned proxies in the accompanying form or those submitted by Internet or telephone, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted as recommended by the Board: FOR each director nominee; FOR proposals two, three and four; and AGAINST the stockholder proposal (five), each as described in this proxy statement.
Any stockholder whose shares are held through a broker, bank or other nominee (shares held in street name) will receive instructions from the broker, bank or other nominee that must be followed in order to have his or her shares voted.

108	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Additional Annual Meeting Information
STOCKHOLDERS ENTITLED TO VOTE

Only holders of record of common stock at the close of business on March 26, 2026, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the close of business on that date, 49,786,997 shares of our common stock were outstanding. Holders of common stock will each be entitled to one vote per share of common stock held on that date.
QUORUM; REQUIRED VOTE
Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. Pursuant to Assurant’s by-laws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereon, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum.
The NYSE permits brokers to exercise discretionary voting authority on “routine” matters if the broker has not received specific voting instructions. The ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2026 (proposal two) is the only matter to be voted on at the Annual Meeting as to which brokers will be permitted to vote uninstructed shares. Brokers who do not receive voting instructions from their clients with respect to the director nominations and other proposals will not be able to exercise discretion to vote on those director nominations and proposals.
The required vote for the proposals at the Annual Meeting are set forth in the respective proposal in this proxy statement.
We urge stockholders to vote their shares by Internet, telephone or mail.
OTHER MATTERS
The Board knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of 2026 Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment on such matters.

109	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

Stockholder Proposals and Director Nominations for the 2027 Annual Meeting
Stockholder Proposals and Director Nominations for the 2027 Annual Meeting
To be considered for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act for our 2027 Annual Meeting of Stockholders, proposals of stockholders must be received by the Corporate Secretary in writing at Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 and via email at corporatesecretary@assurant.com, no later than close of business on December 7, 2026 and must comply with the procedures of Rule 14a-8 under the Exchange Act.
Stockholders intending to present business at our 2027 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements set forth in our by-laws. To bring business before our 2027 Annual Meeting, a stockholder must submit written notice complying with the by-laws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s Annual Meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no earlier than January 21, 2027 and no later than close of business (6 p.m. Eastern Time) on February 20, 2027.
Our Board has adopted proxy access, which permits a stockholder or a group of up to 20 stockholders holding 3% or more of our outstanding shares of common stock continuously for at least three years to nominate a number of directors constituting the greater of two directors or 20% of the number of directors on our Board, as set forth in our by-laws. If you wish to propose a nomination pursuant to our proxy access by-law provision, you must deliver a notice to Assurant containing certain information set forth in our by-laws, no earlier than 150 calendar days and no later than 120 calendar days prior to the anniversary of the date that we distributed our proxy statement for the preceding year’s Annual Meeting. For our 2027 Annual Meeting, we must receive this notice between November 7, 2026 and December 7, 2026. Stockholders should send their notices to the Corporate Secretary at Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 and via email at corporatesecretary@assurant.com.

110	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A
Appendix A: Reconciliation of Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures in this proxy statement to analyze the Company’s operating performance. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.
Assurant uses Adjusted EBITDA, excluding reportable catastrophes, as an important measure of the Company’s performance. Assurant defines Adjusted EBITDA, excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, interest expense, provision (benefit) for income taxes, depreciation expense, amortization of purchased intangible assets, as well as other highly variable or unusual items, including restructuring costs and the loss on a subsidiary held for sale. The Company believes this metric provides investors with an important measure of the Company's operating performance because it excludes items that do not represent the ongoing operations of the Company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. It also excludes reportable catastrophes (defined above), which can be volatile. Although the Company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The comparable GAAP measure is net income.

(UNAUDITED)	Twelve Months Ended December 31,
2025
GAAP net income	$872.7
Less:
Interest expense	109.7
Provision for income taxes	214.7
Depreciation expense	156.4
Amortization of purchased intangible assets	67.4
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	71.8
Restructuring costs	27.3
Loss on subsidiary held for sale	10.7
Non-core operations	0.8
Loss on extinguishment of debt	1.3
Loss on sale of building	1.8
Foreign exchange related losses	8.0
Gain related to benefit plan activity	(6.4)
Total other adjustments, pre-tax	115.3
Reportable catastrophes	198.2
Adjusted EBITDA, excluding reportable catastrophes	$1,734.4

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APPENDIX A
Assurant uses Adjusted earnings, excluding reportable catastrophes, per diluted share as an important measure of the Company’s stockholder value. Assurant defines Adjusted earnings, excluding reportable catastrophes, per diluted share as (i) net income (or net income from continuing operations), excluding net realized losses (gains) on investments and fair value changes to equity securities, amortization of purchased intangible assets, as well as other highly variable or unusual items, including non-core operations, restructuring costs and the loss on a subsidiary held for sale, plus any dilutive preferred stock dividends and less earnings allocated to participating securities, divided by (ii) the weighted average diluted shares outstanding. The Company believes this metric provides investors with an important measure of stockholder value because it excludes items that do not represent the ongoing operations of the Company, and therefore (i) enhances management's and investors' ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. It also excludes reportable catastrophes (defined above), which can be volatile. Although the Company excludes amortization of purchased intangible assets from Adjusted earnings, revenue generated from such intangible assets is included within the revenue in determining Adjusted earnings. The comparable GAAP measure is net income (or net income from continuing operations) per diluted share.

(UNAUDITED)	Twelve Months Ended December 31,			3-Year Cumulative
($ per share)	2025	2024	2023
GAAP net income per diluted share	$16.93	$14.46	$11.95	$43.34
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	1.39	1.44	1.28	4.11
Amortization of purchased intangible assets	1.31	1.31	1.45	4.07
Restructuring costs	0.53	0.10	0.64	1.27
Loss on subsidiary held for sale	0.21	—	—	0.21
Non-core operations	0.02	0.27	0.81	1.10
Loss on extinguishment of debt	0.02	—	—	0.02
Loss on sale of building	0.03	—	—	0.03
Acquisition integration expenses	—	—	0.01	0.01
Foreign exchange related losses	0.16	(0.01)	0.58	0.73
Gain related to benefit plan activity	(0.12)	(0.28)	(0.45)	(0.85)
Merger and acquisition transaction and other related expenses	—	—	0.02	0.02
Benefit for income taxes	(0.71)	(0.65)	(0.80)	(2.16)
Total adjustments, after-tax	2.84	2.18	3.54	8.56
Reportable catastrophes, pre-tax	3.85	4.70	2.08	10.63
Tax impact of reportable catastrophes	(0.81)	(0.99)	(0.44)	(2.24)
Adjusted Earnings, excluding reportable catastrophes, per diluted share	$22.81	$20.35	$17.13	$60.29

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APPENDIX A

(UNAUDITED)	Twelve Months Ended December 31,
	2025	2024	2023	2022	2021
GAAP net income from continuing operations, per diluted share	$16.93	$14.46	$11.95	$5.05	$10.03
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	1.39	1.44	1.28	3.28	(2.14)
Amortization of purchased intangible assets	1.31	1.31	1.45	1.27	1.10
Restructuring costs	0.53	0.10	0.64	0.97	0.22
Loss on subsidiary held for sale	0.21	—	—	—	—
COVID-19 direct and incremental expenses	—	—	—	0.08	0.17
Non-core operations	0.02	0.27	0.81	1.46	0.22
Loss on extinguishment of debt	0.02	—	—	0.02	0.34
Acquisition integration expenses	—	—	0.01	0.27	0.29
Foreign exchange related losses	0.16	(0.01)	0.58	0.25	0.23
Gain related to benefit plan activity	(0.12)	(0.28)	(0.45)	(0.33)	(0.27)
Loss on sale of building	0.03	—	—	—	—
Merger and acquisition transaction and other related expenses	—	—	0.02	0.25	0.07
Benefit for income taxes	(0.71)	(0.65)	(0.80)	(1.44)	(0.02)
Total adjustments, after-tax	2.84	2.18	3.54	6.08	0.21
Reportable catastrophes, pre-tax	3.85	4.70	2.08	3.14	2.59
Tax impact of reportable catastrophes	(0.81)	(0.99)	(0.44)	(0.66)	(0.55)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$22.81	$20.35	$17.13	$13.61	$12.28

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APPENDIX B
Appendix B: Assurant, Inc. 2017 Long Term Equity Incentive Plan, as Amended and Restated

SECTION 1. Purpose; Definitions
1.1. Purpose. The purpose of this Assurant, Inc. 2017 Long Term Equity Incentive Plan (the “Plan”), as amended and restated as of May 13, 2021 and the Amendment Date (as defined in Section 1.2 below), is to give the Company (as defined in Section 1.2 below), a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, and to provide the Company and its Subsidiaries and Affiliates with a long term incentive plan providing incentives directly linked to stockholder value.
1.2. Definitions. Certain terms used herein have definitions given to them in the first place where they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:
(a)“Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.
(b)“Administrator” means the Board, the Committee, or such delegates as may be administering the Plan (to the extent permissible by Applicable Law) in accordance with Section 2 of the Plan.
(c)“Affiliate” means any Subsidiary and any other corporation or other entity controlled by, controlling, or under common control with, the Company, as determined by the Committee.
(d)“Amendment Date” means March 9, 2026.
(e)“Applicable Exchange” means the New York Stock Exchange, or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
(f)“Applicable Law” means the requirements relating to the administration of incentive plans under U.S, federal and state laws, any stock exchange on which the Company has listed the common shares of the Company to the extent provided under the terms of the Company’s agreement with such exchange and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.
(g)“Award” means an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Performance Share, or Performance Unit granted pursuant to the terms of this Plan.
(h)“Award Agreement” means one or more documents prepared by the Company, in written or electronic form, that individually or collectively set forth the terms and conditions of an Award as authorized and approved by the Administrator and granted under the Plan. An Award Agreement may be in the form of either (i) an agreement that is accepted, acknowledged, or consented to (including by negative consent) by the Participant or (ii) certificates, notices, or other documents evidencing the Award.
(i)“Beneficial Owner” has the meaning given in Rule 13d-3, promulgated pursuant to the Act.
(j)“Board” means the Board of Directors of the Company.
(k)“Cause” means, (i) “Cause” as defined by any Individual Agreement to which the Participant is a party and which is operative at the time in question, or (ii) if there is no such Individual Agreement or if the applicable Individual Agreement does not define “Cause”, “Cause” as defined by any Award Agreement to which the Participate is a party and which is operative at the time in question, or (iii) if the applicable Award Agreement does not define “Cause”, the Committee’s good faith determination that any of the following have occurred: (A) Participant’s commission of, indictment for, conviction of, pleading guilty to, confessing to, or entering of a plea of nolo contendere to any felony or any act of fraud, intentional misrepresentation,

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APPENDIX B
dishonesty, theft, embezzlement, conversion of the assets of the Company, moral turpitude, or a breach of trust, (B) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (C) Participant’s prolonged absence from duty, unless pursuant to Company policy and/or applicable law regarding employee leaves of absence, or otherwise with the consent of the Company, (D) breach by the Participant of any duty or contractual obligation owed by Participant to the Company, (E) material violation by Participant of any policy or procedure of the Company, (F) Participant’s negligent or willful misconduct or malfeasance of duty which is reasonably determined to be detrimental to the Company, or (G) to the extent not covered by another subsection of this definition, Participant intentionally engaging in any activity that is reasonably determined by the Committee to be in conflict with or adverse to the business or other interests of the Company.
(l)“Change in Control” shall mean any of the following events:
(A) Individuals who, during any 12-month period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least 50% of the Board; provided that any person becoming a Director and whose election or nomination for election is approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person as defined in Section 3(a)(9) of the Act (a “Person”), other than the Board, including by reason of any agreement, shall be deemed an Incumbent Director;
(B) Any Person, other than (i) any employee plan established by the Company or any Subsidiary, (ii) the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes (during any 12-month period) a Beneficial Owner, directly or indirectly, of either (1) 30% or more of the then outstanding shares of common stock of the Company or (2) securities representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of Directors (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (B) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (C) below;
(C) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar corporate transaction involving the Company or a Subsidiary with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements (a “Transaction”), unless immediately following the Transaction: (i) all or substantially all of the individuals who were Beneficial Owners, respectively, of the outstanding shares of common stock of the Company and outstanding securities eligible to vote for the election of Directors immediately prior to the Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the outstanding securities entitled to vote in the election of Directors (either by remaining outstanding or by being converted into voting securities of the surviving entity of the Transaction or parent entity thereof), (ii) no Person (other than the Company, a Subsidiary, the surviving entity, or any employee benefit plan or related trust sponsored or maintained by the foregoing) is or becomes a Beneficial Owner, directly or indirectly, of 30% or more of the outstanding common stock (not including in the common stock beneficially owned by such Person any common stock acquired

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APPENDIX B
directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) or 30% or more of the total voting power of the outstanding securities eligible to vote for the election of Directors of the surviving entity; and (iii) at least a majority of the members of the board of the surviving entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for the Transaction;
(D) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or
(E) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, (a) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (b) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring additional tax or interest under Section 409A of the Code.
(m)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, regulations promulgated thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(n)“Committee” means the Compensation and Talent Committee of the Board (or a subcommittee thereof or a successor thereto), unless and until otherwise designated by the Board. If there is no Compensation and Talent Committee of the Board, and the Board does not otherwise designate another committee, references herein to the “Committee” shall refer to the Board.
(o)“Common Stock” means common stock, par value $0.01 per share, of the Company, and such other securities of the Company as may be substituted for Common Stock pursuant to Section 3.6.
(p)“Company” means Assurant, Inc., a Delaware corporation, or any successor thereto.
(q)“Continuous Service” means the absence of any interruption or termination of service as an employee, Officer, consultant or Director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be

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APPENDIX B
considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Administrator as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a Director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Administrator as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Administrator at its discretion, and any determination by the Administrator shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).
(r)“Director” means a member of the Board.
(s)“Disability” means (i) “Disability” as defined in the long term disability plan or policy maintained or most recently maintained by the Company or, if applicable, an Affiliate or Subsidiary, for any Participant, whether or not such Participant actually receives disability benefits under such plan or policy, except as otherwise defined under Applicable Law for Participants outside the United States, or (ii) if there is no such long term disability plan, “Disability” as defined by any Individual Agreement to which the Participant is a party and which is operative at the time in question, or (iii) if there is no such long term disability plan or Individual Agreement or if the applicable long term disability plan and Individual Agreement do not define “Disability,” the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. In the event of a dispute, the determination whether a Participant has a Disability will be made by the Administrator and may be supported by such medical or other evidence as the Administrator deems necessary to judge the nature of the Participant’s condition. Notwithstanding the foregoing: (1) if the determination of Disability relates to an Incentive Stock Option, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code, and (2) if the determination of Disability relates to any Award subject to Section 409A of the Code, Disability shall mean “disability” as defined within the meaning of Section 409A of the Code and any regulations promulgated thereunder.
(t)“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company or any Subsidiary or Affiliate.
(u)“Dividend Equivalent” has the meaning set forth in Section 9.
(v)“Effective Date” has the meaning assigned to such term in Section 12.1.

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APPENDIX B
(w)“Eligible Individuals” means Directors, Officers, employees, and consultants of the Company or any Subsidiary or Affiliate.
(x)“Fair Market Value” means, unless otherwise determined by the Committee and documented in the applicable Award Agreement(s), the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, on the next preceding date on which Shares were traded, all as reported by such source as the Administrator may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Administrator in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code. With respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.
(y)“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Common Stock (or at the discretion of the Administrator, settled in cash valued by reference to Common Stock value).
(z)“Grant Date” means, with respect to each Award, the date upon which an Award that is granted to a Participant pursuant to the Plan becomes effective, which will not be earlier than the date of action by the Administrator.
(aa)    “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the Individual Agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such Individual Agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Agreement. If not defined in either such document, the term “Good Reason” means termination of Participant’s employment by Participant on account of any of the following: (i) a material reduction in the Participant’s total compensation and such reduction is not related to either individual or corporate performance; (ii) a material reduction in the Participant’s annual or long-term incentive opportunities; (iii) a material diminution in the Participant’s duties, responsibilities, or authority; or (iv) a relocation of more than 50 miles from the Participant’s office or location, except for travel reasonably required in the performance of the Participant’s responsibilities. Notwithstanding the foregoing, no termination of employment by the Participant will constitute a “Good Reason” termination unless (A) the Participant gives the Company’s Chief Legal Officer written notice of the event described in clauses (i) through (iv) above giving rise to the Participant’s intended termination for Good Reason within 60 days following the occurrence of such event, (B) the Company does not remedy such event within 30 days of the date of receipt of such written notice, and (C) the Participant terminates employment within 30 days of the end of such cure period.
(bb)    “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto, and that in fact so qualifies.
(cc)    “Individual Agreement” means an employment, consulting, severance, change in control severance, or similar agreement between a Participant and the Company or between the Participant and any of the Company’s Subsidiaries or Affiliates. For purposes of this Plan, an Individual Agreement shall be considered “operative” during its term; provided, that an Individual Agreement under which severance or other substantive protections, compensation and/or benefits are provided only following a change in control or termination of employment in anticipation of a change in control shall not be considered “operative” until the occurrence of a change in control or termination of employment in anticipation of a change in control, as applicable.

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APPENDIX B
(dd)    “ISO Eligible Employee” means an employee of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).
(ee)    “Management Committee” means the management committee of the Company.
(ff)    “Non-Employee Director” means a Director of the Company who is not a common law employee of the Company or an Affiliate.
(gg)    “Nonqualified Option” means any Option that either (i) is not designated as an Incentive Stock Option or (ii) is so designated but fails to qualify as such.
(hh)    “Officer” means a person who is an officer of the Company and within the meaning of Section 16 of the Act.
(ii)    “Option” means an Award granted under Section 5 of the Plan to purchase Common Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonqualified Option.
(jj)    “Participant” means an Eligible Individual to whom an Award is or has been granted; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
(kk)    “Performance Goals” means the performance goals established by the Administrator in connection with the grant of an Award.
(ll)    “Performance Period” means that period established by the Administrator at the time any Award is granted or at any time thereafter during which any Performance Goal specified by the Administrator with respect to such Award is to be measured.
(mm)    “Performance Shares” shall have the meaning given in Section 7.1.
(nn)    “Performance Units” shall have the meaning given in Section 8.1.
(oo)    “Plan” means this Assurant, Inc. 2017 Long Term Equity Incentive Plan, as set forth herein and as hereafter amended from time to time.
(pp)    “Prior Plan” means the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan, effective as of January 1, 2012.
(qq)    “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 7.
(rr)    “Restricted Stock Units” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(ss)    “Retirement” means, unless the Administrator determines otherwise or as required by local law outside the United States, Termination of Service (other than by reason of death or Disability and other than in the event of Termination of Service for Cause) from the Company and its Affiliates from either (i) attaining age fifty-five (55) and completing at least ten (10) years of Continuous Service with the Company and its Affiliates or (ii) attaining age sixty-five (65) and competing at least three (3) years of Continuous Service with the Company and its Affiliates.
(tt)    “Share” means a share of Common Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Section 3.6), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

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(uu)    “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 6.1.
(vv)    “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Administrator.
(ww)    “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).
(xx)    “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination as specified in the applicable Award Agreement.
(yy)    “Termination of Service” means the termination of service as an employee, Officer, consultant or Director of the Company or any Affiliate, as applicable; provided, however, a Termination of Service shall not be deemed to have occurred in the following cases: (i) a Participant transfers employment between the Company and any Affiliate or between Affiliates, (ii) in the discretion of the Administrator as specified at or prior to such occurrence, or (iii) the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a Director or consultant. Notwithstanding the foregoing, with respect to any Award that constitutes “deferred compensation (as defined in Section 409A of the Code), a Termination of Service occurs when a Participant experiences a “separation of service” (as defined in Section 409A of the Code).
SECTION 2. Administration
2.1. Procedure. The Plan shall be administered by the Board, the Committee, or their respective delegates.
(a)Awards to the Officers and Directors will be made by the entire Board, by the Administrator or by a subcommittee of the Committee comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 under the Act;
(b)Except to the extent prohibited by Applicable Law, the Board or the Committee may delegate to one or more Directors or to authorized officers of the Company the power to grant Awards to, and administer Awards for, persons eligible to receive Awards under the Plan who are not subject to Section 16 of the Act and any such person(s) when acting within the scope of such delegation shall be deemed one of the Plan’s Administrators with respect to such Awards.
(c)Except to the extent prohibited by Applicable Law, the Administrator hereby delegates to the Company’s Chief Executive Officer and Chief People Officer, each individually, and to such persons as they may designate, the day-to-day administration of the Plan, including the authority to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator, and such other functions as the Administrator may determine from time to time (including the powers set forth in Section 2.2). Such delegation may be revoked at any time.
2.2. Powers of the Administrator. Subject to the provisions of the Plan and, in the case of the Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator has the authority, in its discretion:
(a)To select the Eligible Individuals to whom Awards are to be granted;
(b)To determine whether and to what extent Awards are to be granted;

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(c)To determine the type(s) of Award to be granted and the number of Shares to be covered by each Award granted under the Plan;
(d)To determine the terms and conditions of each Award granted, based on such factors as the Administrator shall determine, including, without limitation, the achievement of performance criteria or the satisfaction of an event or condition whether or not within the control of the Participant;
(e)To approve forms of Award Agreements;
(f)To adopt, alter, or repeal such administrative rules, guidelines, and practices governing the Plan as the Administrator shall from time to time deem advisable;
(g)To interpret the terms and provisions of the Plan (including sub-plans and Plan addenda) and any Award issued under the Plan (and any agreement relating thereto);
(h)Subject to Section 12, to accelerate the vesting or lapse of restrictions of any outstanding Award upon the termination of service of a Participant or in connection with a Change in Control, based in each case on such considerations as the Administrator in its sole discretion may determine;
(i)To correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan;
(j)To adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and customs. Without limiting the generality of the foregoing, and subject to Section 15.8, the Administrator is specifically authorized to (A) adopt the rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted), and withholding procedures and handling of stock certificates which vary with local requirements, and (B) adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations, and practice;
(k)To prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;
(l)To decide all other matters that must be determined in connection with an Award;
(m)To determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and
(n)To otherwise administer the Plan and make all determinations deemed necessary and advisable for administering the Plan and any Award granted hereunder. For the avoidance of doubt, the Administrator is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in the Plan, and no authorization in any Plan section or provision, or absence thereof, is intended or shall be deemed to constitute a limitation on the authority of the Administrator.
Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program, or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of independent Directors.

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2.3    Discretion of Administrator. Any determination made by the Administrator under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals. The Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to the Administrator by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Administrator to assist in the administration of the Plan. Neither the Administrator nor any member of the Board or Committee will be liable for any good faith determination, act, or omission in connection with the Plan or any Award.
2.4    Award Agreements. Subject to the provisions of the Plan, the terms and conditions of each Award will be determined by the Administrator and set forth in a written Award Agreement, which may be amended only in accordance with Section 12 hereof.
SECTION 3. Common Stock Subject to Plan; Limitations on Awards; Adjustment Provisions
3.1.    Number of Shares. Subject to adjustment as provided in Section 3.6, as of the Amendment Date, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,279,237, plus a number of additional Shares underlying awards outstanding as of the Amendment Date that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,279,237. From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.
3.2.    Share Counting. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 3.2.
(a)The full number of Shares subject to the Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).
(b)Upon exercise of SAR that are settled in Shares, the full number of SARs (rather than any lesser number based on the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.
(c)Shares withheld from an Option or SAR to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements with respect to an Option or SAR shall not be added to the Plan share reserve.
(d)Shares withheld from a Full-Value Award to satisfy tax withholding requirements shall not count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements with respect to a Full-Value Award shall be added to the Plan share reserve.
(e)To the extent that an Award is canceled, terminates, expires, is forfeited, or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(f)Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

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(g)To the extent that the full number of Shares subject to a Full Value Award is not issued for any reason, including by reason of failure to achieve maximum Performance Goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(h)Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 3.1.
3.3.    Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
3.4.    Limitation on Awards to Non-Employee Directors. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 3.6), the maximum number of Shares subject to Non-Employee Director Awards that may be granted to any Non-Employee Director in any calendar year shall be limited to a number that, combined with any cash fees or other compensation paid to such Non-Employee Director, shall not exceed $750,000 in total value (calculating the value of any such Non-Employee Director Awards based on the grant date fair value of such Awards for financial reporting purposes); provided that the Board may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as (i) the aggregate limit does not exceed $850,000 in total value during a fiscal year and (ii) the Non-Employee Director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.
3.5.    Minimum Vesting Requirements. (a) Subject to the following sentence, Full Value Awards, Options and SARs granted under the Plan shall be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period; provided, however, that no portion of any Award subject to graduated vesting shall vest earlier than one year after grant), or one year if the vesting is based on performance criteria other than continued service. Notwithstanding the foregoing, (i) the Administrator may permit and authorize acceleration of vesting of such Full Value Awards, Options or SARs in the event of the Participant’s termination of service, or the occurrence of a Change in Control, and (ii) the Administrator may grant Full Value Awards, Options and SARs without respect to the above-described minimum vesting requirements with respect to Awards covering 5% or fewer of the total number of Shares authorized under the Plan.
3.6.    Adjustment Provisions. Subject to applicable law, the Administrator shall have authority to make equitable adjustments under the Plan as provided below (including by payment of cash): In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (a “Corporate Transaction”), the Administrator, or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3.1 and 3.4, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

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(a)In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per share value of the Common Stock to change (including, without limitation, a stock dividend, stock split, reverse stock split, share combination, spin-off, rights offering recapitalization, or similar event affecting the capital structure of the Company), the Administrator or the Board shall make such substitutions or adjustments as it deems appropriate and equitable in order to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Administrator or Board may include adjustments to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3.1 and 3.4, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.
(b)In the case of Corporate Transactions, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division of the Company or by the entity that controls such Subsidiary, Affiliate, or division of the Company following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
(c)The Administrator may adjust the Performance Goals applicable to any Awards to reflect any unusual or nonrecurring events and other extraordinary items, including without limitation impact of charges for restructurings, discontinued operations, asset write-downs or impairment charges, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, renegotiations of material contract terms; and natural catastrophes or acts of God and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other public filings.
3.7.    Section 409A of the Code. Notwithstanding the foregoing: (a) any adjustments made pursuant to Section 3.6 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, (b) any adjustments made pursuant to Section 3.6 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either (i) continue not to be subject to Section 409A of the Code, or (ii) comply with the requirements of Section 409A of the Code, and (c) in any event, the Administrator shall not have any authority to make any adjustments pursuant to Section 3.6 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

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SECTION 4. Eligibility
4.1. Eligible Individuals; Incentive Stock Options. Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). Eligible Individuals who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.
SECTION 5. Options The Administrator is authorized to grant Options to Eligible Individuals with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine:
5.1.    Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price shall be no less than 110% of the Fair Market Value of the Stock on the applicable Grant Date.
5.2.    Term. The Term of each Option shall be fixed by the Administrator but shall not exceed ten years from the Grant Date. Subject to Section 3.5, the Administrator shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
5.3.    Vesting and Exercisability. Subject to Section 3.5, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator.
5.4.    Method of Exercise. Subject to the provisions of this Section 5, Options may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option is being exercised; provided, however, that, unless otherwise permitted by the Administrator, any such exercise must be with respect to a portion of the applicable Option relating to no less than the lesser of the number of Shares then subject to such Option or 50 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. The Administrator shall determine the methods by which, and the forms which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.
5.5.    Dividend Equivalents. No Option shall provide for Dividend Equivalents.
5.6.    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value, determined at the time of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be deemed Nonqualified Options. If an ISO Eligible Employee does not remain employed by the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time an Incentive Stock Option is granted until 3 months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Administrator may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

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5.7.    Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 14.6, and (c) the Participant has paid in full for such Shares.
5.8.    No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.
5.9.    No Repricing. Except for adjustments made pursuant to Section 3.6 of the Plan, the exercise price of any outstanding Option granted under the Plan may not be decreased, directly or indirectly, after the date of grant nor may any outstanding Option with an exercise price in excess of Fair Market Value be surrendered to the Company as consideration for cash, the grant of a new Option with a lower exercise price, or the grant of another Award without the approval of the Company’s stockholders.
SECTION 6. Stock Appreciation Rights
The Administrator is authorized to grant SARs to Eligible Individuals with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine:
6.1.    Nature of Stock Appreciation Rights. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (a) the excess of the Fair Market Value of one Share over the exercise price of the applicable SAR, multiplied by (b) the number of Shares in respect of which the SAR has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock, or both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the SAR.
6.2.    Type of SARs. SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 4.
6.3    Exercise Price. The exercise price per Share subject to a SAR shall be determined by the Administrator and set forth in the applicable Award Agreement and shall not be less than the Fair Market Value of a Share on the applicable Grant Date.
6.4.    Term. The Term of each SAR shall be fixed by the Administrator but shall not exceed ten years from the Grant Date. Subject to Section 3.5, the Administrator shall determine the time or times at which a SAR becomes vested and exercisable in whole or in part.
6.5.    Vesting and Exercisability. Subject to Section 3.5, SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator.
6.6.    Method of Exercise. Subject to the provisions of this 5, SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the SAR is being exercised; provided, however, that, unless otherwise permitted by the Administrator, any such exercise must be with respect to a portion of the applicable SAR relating to no less than the lesser of the number of Shares then subject to such SAR or 50 Shares. No
6.7.    Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

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6.8.    Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of a SAR until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the SAR (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 14.6, and (c) the Participant has paid in full for such Shares.
6.9.    No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.
6.10.    No Repricing. Except for adjustments made pursuant to Section 3.6 of the Plan, the exercise price of any outstanding SAR granted under the Plan may not be decreased, directly or indirectly, after the date of grant nor may any outstanding SAR with an exercise price in excess of Fair Market Value be surrendered to the Company as consideration for cash, the grant of a new Stock Appreciation Right with a lower exercise price, or the grant of another Award without the approval of the Company’s stockholders.
SECTION 7. Restricted Stock (Including Performance Shares) and Unrestricted Stock
7.1.    Nature of Award; Agreements. Shares of Restricted Stock and Unrestricted Stock are actual Shares issued to a Participant and shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Shares of “Restricted Stock” are Shares that are subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter. Shares of “Unrestricted Stock,” the grant of which are subject to Section 3.5, are Shares not otherwise subject to conditions on grant, vesting, or transferability. “Performance Shares” are Shares of Restricted Stock, the vesting of which is subject to the attainment of Performance Goals.
The Administrator may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
7.2.    Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
(a)The Administrator shall, prior to or at the time of grant, condition (i) the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or (ii) the grant, vesting, or transferability of an Award of Restricted Stock upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Administrator conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals and the continued service of the applicable Participant, the Administrator may, prior to or at the time of grant, designate such an Award as a Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals applicable to Performance Shares) need not be the same with respect to each Participant.

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(b)Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Administrator, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.
(c)If any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock, such Shares shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Except as provided in the applicable Award Agreement, the applicable Participant shall have, with respect to Shares of Restricted Stock and Unrestricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock or Unrestricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends and other distributions.
SECTION 8. Restricted Stock Units (Including Performance Units)
8.1.    Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, (a) in cash, based upon the Fair Market Value of a specified number of Shares, (b) in Shares, or (c) a combination thereof. “Performance Units” are Restricted Stock Units, the vesting of which is subject to the attainment of Performance Goals.
8.2.    Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(a)The Administrator may, prior to or at the time of grant, condition (i) the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or (ii) the grant, vesting, or transferability of Restricted Stock Units upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Administrator grants Performance Units or conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals and the continued service of the applicable Participant, the Administrator may, prior to or at the time of grant, designate such Performance Units or Restricted Stock Units as Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals applicable to Performance Units) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Administrator or in accordance with an election of the Participant, if the Administrator so permits.
(b)Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Administrator, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.
(c)The Award Agreement for Restricted Stock Units may specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares, or other property corresponding to the dividends payable on the Company’s Stock (subject to Section 15.4 below).
SECTION 9. Dividend Equivalents
9.1 Nature of Award. The Administrator is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Administrator. Dividend Equivalents shall entitle the Participant to receive payments having a value equal to the dividends that would be payable with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Administrator.

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9.2 Terms and Conditions. Dividend Equivalents shall be subject to such terms and conditions as may be determined by the Administrator. Without limiting the generality of the foregoing, Dividend Equivalents may be made subject to vesting conditions that are the same as, or different from the vesting conditions of the other Award to which they relate; may be payable in cash, Shares or other property or any combination thereof; and may be payable at the same time as the related actual dividends are paid to stockholders, or deemed to have been reinvested in additional Shares or otherwise deferred (subject to compliance with the requirements of Section 409A of the Code).
SECTION 10. Change in Control Provisions
10.1. Impact of Event. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Change in Control, the Administrator may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:
(a)Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s Performance-Based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon the greater of: (A) an assumed achievement of all relevant Performance Goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the termination of employment date, or (B) the actual level of achievement of all relevant Performance Goals (measured as of the latest date immediately preceding the date of termination for which performance can, as a practical matter, be determined), and, in either such case, there shall be a payout to such Participant within 60 days following the termination of employment date (unless a later date is required by Section 15.22 hereof). With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (1) the Award Agreement includes such provision or (2) the Participant is party to an employment, severance, or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonqualified Options.
(b)Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Administrator or the Board:
(i) the vesting of such awards may be accelerated, and the restrictions thereon may lapse in accordance with the following:
A.outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable;
B.time-based vesting restrictions on outstanding Awards shall lapse; and

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C.the target payout opportunities attainable under outstanding Performance-Based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon the greater of: (1) an assumed achievement of all relevant Performance Goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the Change in Control, or (2) the actual level of achievement of all relevant Performance Goals (measured as of the latest date immediately preceding the Change in Control for which performance can, as a practical matter, be determined), and, in either such case, there shall be a payout to Participants within 60 days following the Change in Control (unless a later date is required by Section 15.22 hereof). Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonqualified Stock Options; and
(ii) in addition, such Awards may be cancelled in consideration of a payment, with the form, amount and timing of such payment determined by the Administrator in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Administrator in its sole discretion; provided that, in the case of an Option or SAR, if such value equals (1) the excess, if any, of the price implied per Share in a Change in Control over (2) the exercise price of such Awards multiplied by (3) the number of Shares covered by such Award (the “Intrinsic Value”), of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR is equal to or less than zero, the Administrator may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor; and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.
10.2.    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.
SECTION 11. Performance-Based Awards
11.1.    Performance-Based Awards. When granting any Award other than an Option or SAR, the Administrator may designate such Award as a Performance-Based Award by conditioning the right of a Participant to have it settled, and the timing thereof, upon the achievement or satisfaction of such Performance Goals within a Performance Period, each as may be specified by the Administrator. The Administrator may establish different Performance Periods for different Participants, and the Administrator may establish concurrent or overlapping Performance Periods. Performance Periods established by the Administrator for any Performance-Based Award may be as short as 12 months and may be any longer period.
11.2.    Performance Goals and Other Conditions. Each Performance-Based Award (other than an Option or SAR) shall be earned, vested, and/or payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Administrator may determine to be appropriate. The Administrator may use such business criteria and other performance measures as it may deem appropriate in establishing any objective Performance Goals for Performance-Based Awards.

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11.3.    Inclusions and Exclusions from Performance Goals. The Administrator may provide in any Performance-Based Award, at the time the Performance Goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; (h) foreign exchange gains and losses; (i) extraordinary renegotiations of material contract terms; and (j) extraordinary natural catastrophes or acts of God.
SECTION 12. Term, Amendment, and Termination
12.1. Effectiveness. The Plan is effective as of May 11, 2017 (the “Effective Date”), which is the date the Plan was approved by the Company’s stockholders. The amendments to the Plan as set forth herein shall be effective as of the Amendment Date.
12.2. Termination. Unless earlier terminated as provided herein, the Plan will terminate on the 10th anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.
12.3. Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of any Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, stock exchange rules, or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders (a) to the extent that such approval is required (i) by applicable law or by the listing standards of the Applicable Exchange as in effect as of the Effective Date or (ii) by applicable law or under the listing standards of the Applicable Exchange as may be required after the Effective Date, (b) to the extent that such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, or (d) to the extent that such amendment would materially modify the requirements for participation in the Plan.
12.4. Amendment of Awards. Subject to Sections 5.11 and 6.12, the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.
SECTION 13. Unfunded Status of Plan
13.1.    Unfunded Status; Administrator Authority. It is presently intended that the Plan will constitute an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
SECTION 14. General Provisions Applicable to Awards
14.1.    Consideration for Awards. Awards shall be granted for such cash or other consideration, if any, as the Administrator determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

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14.2.    Awards Granted in Tandem. Awards may, in the discretion of the Administrator, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
14.3.    Form of Payments or Transfers. Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Administrator in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payment.
14.4.    Non-Transferability. Except as otherwise provided in this Section 14.4, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
(a)    Nontransferability of Options or SARs. No Option or SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or SAR, as otherwise expressly permitted by the Administrator including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Administrator, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Any Option or SAR shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or SAR is permissibly transferred pursuant to this Section 14.4(a), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Continuous Service” shall continue to refer to the original Participant’s service as an employee, Officer, consultant or Director of the Company or any Affiliate, as applicable.
14.5.    Designation of Death Beneficiary. The Administrator may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after such Participant’s death may be exercised. If no beneficiary designation is in effect for a Participant at the time of his or her death, any such amounts shall be paid to, and any such rights may be exercised by, the estate of the Participant.
14.6.    Conditions for Issuance. The Administrator may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates, if any, for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any Shares under the Plan prior to fulfillment of all of the following conditions: (a) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange, (b) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Administrator shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, and (c) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Administrator shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

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14.7.    Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (a) all Award conditions have been met or removed to the Administrator’s satisfaction, (b) as determined by the Administrator, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (c) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
14.8.    Restrictions. The Administrator may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.
SECTION 15. Miscellaneous
15.1.    Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
15.2.    No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
15.3.    Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Administrator establishes. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
15.4.    Limit on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock Units to be settled in Shares, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Restricted Stock Units or Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15.4.
15.5.    Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

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15.6.    Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Administrator so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.
15.7.    Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.
15.8.    Foreign Employees and Foreign Law Considerations. The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions..
15.9.    No Rights to Awards; Non-Uniform Determinations. No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan. The Company, its Affiliates, or the Administrator shall not be obligated to treat Participants or Eligible Individuals uniformly, and determinations made under the Plan may be made by the Administrator selectively among Participants and/or Eligible Individuals, whether or not such Participants and Eligible Individuals are similarly situated.
15.10.    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Affiliate unless provided otherwise in such plan.
15.11.    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries or Affiliates.
15.12.    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
15.13.    Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
15.14.    Fractional Shares. No fractional Shares shall be issued, and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or, subject to Section 3, whether such fractional Shares shall be eliminated by rounding up or down.
15.15.    Trust, Separate Fund or Fiduciary Relationship. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

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15.16.    Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity.
15.17.    Government and Other Regulations. Notwithstanding any other provision of the Plan:
(a)    No Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of regulations promulgated pursuant to the Securities Act of 1933 (the “1933 Act”)), offer or sell such Shares, unless such offer and sale are made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
(b)    If at any time the Administrator shall determine that the registration, listing, or qualification of the Shares covered by an Award upon the Applicable Exchange or under any foreign, federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Administrator. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Administrator may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any Shares under the Plan prior to the Administrator’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law, or to take any other action in order to cause the issuance and delivery of such Shares to comply with any such law, regulation, or requirement.
15.18.    Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine, provided that such other terms and conditions are not inconsistent with the provisions of the Plan.
15.19.    No Limitations on Rights of the Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft, grant, or assume Awards, other than under the Plan, with respect to any person.
15.20.    Blackout Periods. Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.
15.21.    Cancellation or “Clawback” of Awards.
(a)    The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited as provided in such Award Agreement or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the

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Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company and/or any or all of its Affiliates.
(b)    The Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback whether under the Company’s applicable clawback policy or any additional arrangements the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
15.22.    Special Provisions Relating to Section 409A of the Code.
(a)    General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective Directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
(b)    Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.
(c)    Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

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(d)    Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Administrator under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):
(i)    the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”);
(ii)    the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.
For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.
(e)    Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).
(f)    Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed, and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which, such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.
(g)    Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts; provided that such distribution(s) meet the requirements of Treas. Reg. Section 1.409A-3(j)(4).

B-24	Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 20, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 18, 2026 for shares held in a 401(k) plan. Have your proxy card in hand when you access the website and follow the instructions.

ASSURANT, INC. 260 INTERSTATE NORTH CIRCLE SE ATLANTA, GA 30339	During The Meeting - Go to www.virtualshareholdermeeting.com/AIZ2026

You may attend the meeting via the Internet and vote during the meeting. Have available the information that is printed in the box marked by the arrow and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs as well as the environmental impact of mailing proxy materials, we encourage you to consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 18, 2026 for shares held in a 401(k) plan. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASSURANT, INC.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors:
	Nominees:	For	Against	Abstain

1a.	Elaine D. Rosen	☐	☐	☐		The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain

1b.	Rajiv Basu	☐	☐	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s independent registered public accounting firm for fiscal year 2026.	☐	☐	☐

1c.	Lynn S. Blake	☐	☐	☐	3.	Advisory approval of the fiscal year 2025 compensation of the Company’s named executive officers.	☐	☐	☐

1d.	J. Braxton Carter	☐	☐	☐	4.	Approval of an amendment to the Assurant, Inc. 2017 long term equity incentive plan.	☐	☐	☐

1e.	Keith W. Demmings	☐	☐	☐		The Board of Directors recommends you vote AGAINST proposal 5.	For	Against	Abstain

1f.	Harriet Edelman	☐	☐	☐	5.	Stockholder proposal regarding action by written consent.	☐	☐	☐

1g.	Sari Granat	☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

1h.	Ognjen (Ogi) Redzic	☐	☐	☐

1i.	Paul J. Reilly	☐	☐	☐			Yes	No

1j.	Kevin M. Warren	☐	☐	☐		Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)						Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on May 21, 2026:

The 2026 Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

E60628-P17817

ASSURANT, INC. Annual Meeting of Stockholders May 21, 2026 8:00 AM ET This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Jay Rosenblum and Mariana Wisk, and each of them acting individually, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ASSURANT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Eastern Time on May 21, 2026, virtually at www.virtualshareholdermeeting.com/AIZ2026, and any such adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Discretionary authority is hereby conferred as to all other matters that may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side